UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Airlines Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED
N44501

2025

Proxy Statement & Notice of Annual Meeting

May 21, 2025

UNITED AIRLINES HOLDINGS, INC.

A Message from Our Chairman

Dear Fellow United Stockholders,

On behalf of the United Airlines Holdings, Inc. Board of Directors, it is my pleasure to invite you to attend our 2025 Annual Meeting of Stockholders, which is scheduled to be held on Wednesday, May 21, 2025 at 9:00 a.m., Central Time.

It is a privilege to serve as the Chairman of the Board and to work closely with our CEO, Scott Kirby, and my fellow Board members to support management’s efforts to make United not only the leading global airline but one of the leading global brands. As Scott explains on the following pages in his letter to you, 2024 was an incredible year for United as the Company provided significant value to its employees, customers, stockholders and the communities that it serves. United ended the year with strong financial results while also improving operational performance. I am excited to see what the future holds as 2024 also marked the beginning of several exciting new announcements by United – including our agreement with SpaceX to bring reliable and fast Wi-Fi service through Starlink to more than 1,000 of our mainline and regional aircraft and the launch of Kinective MediaSM. It has been my pleasure to witness the leadership of United’s management team throughout these accomplishments. We thank United’s entire employee base for making United a leading brand in customer service, technological advancements and operational achievements.

The Board continues to be focused on overseeing corporate and business strategy and seeking to ensure that the long-term interests of United and its stockholders are being served. One important area of our oversight is safety. We view the Board’s oversight of the Company-wide dedication to holding United to the highest safety standards as one of the Board’s main priorities. Every full Board meeting in 2024 included a robust discussion on safety, with discussions that addressed management’s implementation and maintenance of the Company’s safety management system, objectives, culture, training and reporting.

The Board’s effective oversight on a variety of topics is made possible by our 13 directors who bring a broad range of perspectives and experiences. Over the past few years, we made progress on thoughtful Board refreshment: seven of our directors joined the Board in the last five years. Further, regular communication with our investors continues to be a key aspect of the Board’s oversight and both the Board and management welcome hearing from our stakeholders on topics that are important to you.

This Proxy Statement includes information about director elections and the other proposals up for a vote at the Annual Meeting. We hope you will participate in the Annual Meeting by attending virtually and ask that you vote, as promptly as possible, through one of the options outlined in the Proxy Statement, whether or not you plan to join us for the Annual Meeting.

Your participation is important, so please exercise your right to vote. I join our entire Board in thanking you for your interest and continued confidence in United and the opportunity to serve United as directors on your behalf. We hope that you and your families will have an opportunity, whether for business or pleasure, to travel with us in 2025.

Sincerely,

Edward M. Philip
Chairman of the Board

A Message from Our Chief Executive Officer

Dear Fellow United Stakeholders,

In 2024, we saw our United Next vision translate into industry-leading financial results that were the culmination of years of thoughtful planning, bold action and strategic investments. Our outlook has always been based on a realistic view of how we believed that the economics of the industry were going to change and how those changes would have the potential to drive structural, permanent and irreversible change.

Years of planning for the future of United have culminated in a differentiated customer experience and improved operational reliability throughout the system. Through continued execution of innovative solutions, we have been able to change what many believed to be unchangeable for our customers’ benefit and grow preference for the United brand.

In the last year, our investments in our business, people and product allowed our operation to perform at its best, carrying a Company record number of customers in 2024, delivering record revenues and strengthening our position in the market.

We have also continued to strengthen our safety culture as safety remains foundational to our success. The entire United team is committed to maintaining the highest safety standards. United has a strong safety record and culture but will never take safety for granted.

With our United Next plan well under way, the team’s vision for long-term growth remains our guiding principle. I would like to also note select highlights from 2024 below:

2024 Financial Results

●	We achieved pre-tax income of $4.2 billion with a pre-tax margin of 7.3% and a net income of $3.1 billion; adjusted pre-tax income(1) of $4.6 billion with an adjusted pre-tax margin(1) of 8.1% and an adjusted net income $3.5 billion(1).
●	We delivered full-year diluted earnings per share of $9.45 and adjusted diluted earnings per share of $10.61(1). These results were at the top-end of our initial adjusted diluted earnings per share(1) guidance of $9 to $11.
●	We generated $9.4 billion in operating cash flow and $3.4 billion in free cash flow(1).
●	We announced that our Board authorized a new share repurchase program. As of April 1, 2025, we have returned approximately $444 million to stockholders through the program.

____________________________________________

(1)

Adjusted pre-tax income, adjusted pre-tax margin, adjusted net income, adjusted diluted earnings per share, and free cash flow are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each historical measure to the most directly comparable GAAP financial measure.

Successful Growth

●	We carried the most customers in our history in a year at nearly 174 million systemwide and operated the most mainline flights in a year in our history.
●	We welcomed over 150 new and retrofit aircraft to our fleet that feature United’s signature interior, which includes enough overhead space for each passenger’s carry on, Bluetooth connectivity and screens at every seat.
●	We launched Kinective MediaSM by United Airlines – the first media network that uses insights from travel behaviors to connect customers to personalized advertising from leading brands.
●	We flew the largest international schedule of any U.S. carrier by available seat miles and announced the largest international expansion in our history with our Summer 2025 schedule.
●	We hired over 10,000 employees worldwide in 2024 and continued investing in the development of our existing workforce, with 60% of manager positions filled internally.
●	We achieved adjusted diluted earnings per share(1) at the better end of our initial guidance, demonstrating the success of our growth.

Innovation and Product Improvements

●	We announced a partnership with SpaceX, bringing Starlink’s Wi-Fi service to our fleet, with a planned rollout in May 2025.
●	The United app continues to be the most downloaded airline app and adoption is growing amongst customers, with an eight-point increase in day-of travel use in 2024.
●	We added Spanish translations and a new Basic Economy digital check-in experience on the United app.
●	With the launch of a new seat preference feature, our customers can be automatically reseated when their preferred seat becomes available.
●	We became the first major U.S. airline to allow customers to share and redeem miles in one linked account through the launch of MileagePlus® pooling.
●	We began utilizing generative AI on united.com to expedite customer search and in the airline’s industry-leading flight status notification system to further enable real-time flight status updates to customers.

Infrastructure Investments for the Future

●	We opened an expanded flight training center at our Denver hub, which is the largest facility of its kind in the world.
●	We began work on a new state-of-the-art inflight training center near our Washington, D.C. hub.
●	We opened a state-of-the-art cargo facility at the New York/Newark airport, expanding the airline's cargo space at the hub to 319,000 square feet.

Sustainability

●	United became the first airline to purchase a sustainable aviation fuel (“SAF”) blend at Chicago O'Hare International Airport.
●	Last year, we voluntarily operated with a SAF blend at Amsterdam Airport Schipol, Los Angeles International Airport, London Heathrow Airport, Chicago O'Hare International Airport and San Francisco International Airport.
●	As part of United's Eco-Skies Alliance program, United partnered with the San Francisco 49ers on a pilot project for them to become the first NFL team to purchase SAF for game-related flying on one day.

Safety

●	We saw over 59% of participating employees use our new safety reporting app program.
●	We saw a 7% reduction in recordable injury rates since 2022 as a result of a strong injury prevention program and robust transitional duty program.
●	We introduced a new streamlined inflight medical emergency process to improve communication and enable better and faster medical decisions for customers and crew.

The entire United team is passionate about our goal of building the world’s best airline. The hard work of our employees – and resulting success – over the last year is something to be proud of. And when our employees are proud of United, we are running a business that ultimately benefits both our customers and stockholders.

Sincerely,

Scott Kirby
Board Member and Chief Executive Officer

Notice of 2025 Annual Meeting of Stockholders

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of United Airlines Holdings, Inc. (“We,” “us,” “our,” United” or the “Company”) will be held by live webcast at the date, time and website noted below. Only stockholders of record at the close of business on the record date are entitled to vote on the matters presented at the Annual Meeting (or any adjournment or postponement thereof).

Meeting Agenda		Date & Time Wednesday, May 21, 2025 at 9:00 a.m. CDT Where Virtually online at www.virtualshareholdermeeting.com /UAL2025 Record Date March 24, 2025

Proposals That Require Your Vote
1	The election of the director nominees named in the attached proxy statement for a one-year term.
2	The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
3	A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.
4	Advisory vote on the stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting.
In addition, we will transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your Vote is Important

We encourage all stockholders of record to read the attached proxy statement with care and vote right away using any of the following methods, even if they intend to attend the Annual Meeting. If you plan to vote during the Annual Meeting, you may do so if you enter the control number found on your Notice of Internet Availability of Proxy Materials, voting instruction form or proxy card, as applicable, at the time you log into the meeting at www.virtualshareholdermeeting.com/UAL2025.

By Internet	www.proxyvote.com	By order of the Board of Directors, E. Anna Ha Deputy General Counsel and Corporate Secretary April 10, 2025 233 S. Wacker Drive Chicago, Illinois 60606
By Phone	In the U.S. or Canada dial toll-free 1-800-690-6903
By Mail	Cast your ballot, sign your proxy card and send in our prepaid envelope
By QR Code	Scan this QR code to vote with your mobile device (may require free app)

Electronic Delivery of Proxy Materials

United is committed to operating sustainably and responsibly.

We encourage all stockholders to voluntarily elect to receive all proxy materials electronically. This helps reduce the paper mailed to you and supports our goal of reducing our emissions.

Sign up for e-delivery at proxyvote.com. Please have your control number available.	Benefits of E-Delivery: ● immediate and convenient access to the materials ● helps us reduce our impact on the environment ● helps us reduce our printing and mailing costs

Our Environmental Impact

Our E-Delivery initiative has resulted in the elimination of 534,281 sets of proxy materials from being produced and mailed. The 834,814 pounds of paper being saved in this process represent the following:

1,670 tons of wood saved; or the equivalent of 10,000 trees
10.6 billion BTU’s saved; or the equivalent of 12,700 residential refrigerators operating for one year
7,500,000 pounds of CO2 saved; or the equivalent of 681 cars operating for one year
8,930,000 gallons of water saved; or the equivalent of 406 swimming pools
492,000 pounds of solid waste saved
666 pounds of hazardous air pollutants saved
Environmental impact estimates are calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 21, 2025:
Our Board of Directors is soliciting your proxy on behalf of the Company for the Annual Meeting, which will be held on May 21, 2025 at 9:00 a.m. Central Time, or any adjournment or postponement thereof. Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet, thereby capturing cost and environmental benefits. On or about April 10, 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials to stockholders informing them that this Notice of 2025 Annual Meeting of Stockholders, the accompanying proxy statement and our 2024 Annual Report on Form 10-K are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site. We also will begin sending a paper copy of the proxy materials to those stockholders of record who have requested a paper copy. Brokers and other nominees who hold shares on behalf of beneficial owners may be sending their own similar notices. The proxy materials are available on our investor relations website, ir.united.com. Information on our website, including our Corporate Impact Report, is not considered part of the proxy statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement (the “Proxy Statement”) and accompanying materials (collectively, the “Proxy Materials”) contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those set forth below in “Company Information,” “Our Business Performance” and “United’s Approach to Corporate Citizenship and Value Creation.” All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about our future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. No forward-looking statement can be guaranteed. Forward-looking statements in the Proxy Materials should be evaluated together with the many risks and uncertainties that affect United Airlines Holdings, Inc.’s (“we,” “us,” “our,” “United” or the “Company”) business and market, particularly those identified in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report on Form 10-K”), as updated by its subsequent Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”). The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law or regulation, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

WEBSITE REFERENCES

The Proxy Materials include several website addresses and references to additional materials found on those websites, including our Corporate Impact Report. These websites and materials are provided for convenience only and the content on the referenced websites is not incorporated by reference herein and does not constitute a part of the Proxy Materials or any of the Company’s other SEC filings.

Proxy Statement Summary and Voting Map

This summary highlights certain information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider and you should read the entire Proxy Statement and our 2024 Annual Report on Form 10-K before casting your vote.

The Board of Directors of the Company (the “Board”) is soliciting your proxy on behalf of the Company to vote your shares at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement has been prepared by our management and approved by the Board and is being sent or made available on or about April 10, 2025 to our stockholders of record as of March 24, 2025 (the “Record Date”).

Annual Meeting Information

Date & Time May 21, 2025 at 9:00 a.m. CDT	Where Virtually online at www.virtualshareholdermeeting.com /UAL2025	Record Date March 24, 2025

Voting:	Holders will be entitled to one vote at the Annual Meeting for each of the outstanding shares of our common stock, $0.01 par value per share (“Common Stock”) they hold as of the Record Date.

Meeting Agenda	Board Recommendation	Page Reference
Management proposals
The election of the director nominees named in the attached proxy statement for a one-year term.	For each Nominee	16
The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	For	70
A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.	For	74
STOCKHOLDER proposal
Advisory vote on stockholder proposal regarding removal of the one-year stock ownership holding period required for stockholders to call a special meeting.	AGAINST	135

2025 Proxy Statement	1

Proxy Statement Summary and Voting Map

Company Information

United is the largest airline in the world1. Our 100,000+ employees help 175 million customers get to more than 360 destinations across six continents each year.

Largest Airline in the World

United is officially the largest airline in the world, connecting passengers to more than 360 destinations, and serves more than 75 destinations around the world that are not served by any other U.S. legacy carrier.

Leading Carrier

United is the leading carrier across the Atlantic and Pacific, offering direct flights to international cities in Asia, Australia, Europe, Latin America, the Middle East and Africa.

Historic Growth through United Next

As part of our United Next growth plan, we hired more than 55,000 employees since 2020 and expect to take delivery of over 660 new narrow- and widebody aircraft by the end of 2033.

Industry-Leading Loyalty Program

130+ million MileagePlus members can earn travel benefits, Premier status and use miles to pay for flights, hotels, cars, gift cards, snacks, entertainment and more. United miles never expire and there are no blackout dates for award seats.

Elevating the Customer Experience

United has an agreement with SpaceX to bring Starlink, the world’s fastest, most reliable Wi-Fi in the sky, to more than 1,000 of the airline’s mainline and regional aircraft. The first commercial flight is planned for May 2025, less than eight months after the deal with SpaceX for Starlink was first announced.

With screens in every seat, enough overhead room for everyone’s carry-on, Bluetooth connectivity and United Polaris business class features such as lie-flat seats, the experience of flying United is best in class.

Net Zero by 2050

United has a goal to reduce its greenhouse gas (“GHG”) emissions by 100% by 2050 without relying on voluntary traditional carbon offsets2. We see the impact these initiatives can have on our bottom-line—we’re the only U.S. airline with a venture fund (including capital from third party limited partners) with a portfolio of everything from renewable hydrogen, carbon capture, power-to-liquids SAFs, new forms of batteries and electric-hybrid aircraft. We have also raised more than $200 million in committed capital to support start-ups developing technologies focused on decarbonizing aviation and its associated energy supply chains, including through research and production, and technologies associated with SAF.

1 Measured by available seat miles.

2 Traditional carbon offsets refer to carbon credits generated through the avoidance and/or reduction of CO2 emissions that would have otherwise occurred outside a company's value chain. Traditional carbon offsets do not include certificates conveying the attributes of renewable energy or sustainable aviation fuel, or credits related to the removal of CO2 from the atmosphere.

2	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Our Business Performance

We delivered the following financial results for fiscal year 2024:

Pre-Tax Margin		Earnings Per Share (“EPS”)
7.3%	8.1%	$9.45	$10.61
Pre-tax Margin	Adjusted Pre-Tax Margin (Non-GAAP)(1)	Diluted EPS	Adjusted Diluted EPS (Non-GAAP)(1)
The 8.1% Adjusted Pre-Tax Margin(1) we generated in fiscal year 2024 was the second highest among our U.S. competitors(2).		We achieved Adjusted Diluted EPS(1) for fiscal year 2024 near the high end of our initial Adjusted Diluted EPS guidance range.

Total Operating Revenue		Free Cash Flow
$57.1B ä	6.2% ä	$9.4B	$3.4B
Total Operating Revenue	Total Operating Revenue Growth Year-Over-Year	Operating Cash Flow	Free Cash Flow (Non-GAAP)(1)
The strong demand for United products resulted in continued revenue growth year-over-year.		As demand trends for air travel continued to accelerate, cash flows provided by operating activities increased while we reduced expenditures, resulting in a strong Free Cash Flow(1) for 2024.

(1)

Adjusted Pre-Tax Margin, Adjusted Diluted EPS and Free Cash Flow are non-GAAP financial measures. Please refer to Appendix A for important information regarding these measures, including a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(2)	For purposes of this comparison, our U.S. competitors are Delta, American, Southwest, JetBlue, Alaska, Spirit and Frontier.

2025 Proxy Statement	3

Proxy Statement Summary and Voting Map

Corporate Governance Highlights

We are committed to strong corporate governance policies that promote the interests of our stockholders and strengthen Board and management accountability. The “Board and Corporate Governance Matters” section beginning on page 34 describes our governance framework and our “Compensation Discussion and Analysis” section beginning on page 75 describes our executive compensation program. Those sections include the following highlights:

Separate Chairman and CEO roles (see page 50)		10 out of 13 Board nominees are independent (10 out of 11 nominees elected by the holders of Common Stock) (see page 38)		Risk oversight by the full Board and its committees (see page 41)
	All Committee chairs are independent (see pages 51-55)		Executive sessions provided for all Board and Committee meetings (see page 47)
Majority voting standard in uncontested elections of directors (see page 34)		Annual Board and committee evaluations (see page 39)		Annual election of all directors (see page 34)
	Regular review of Board and executive succession planning (see pages 35 and 45)		25% threshold for stockholders to call a special meeting (see page 36)
Regular engagement with stakeholders (see page 57)		Executive compensation programs that link executive pay to performance (see page 83)		Robust stock ownership guidelines for directors and executive officers (see pages 62 and 107)

4	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Item 1 | Election of Directors
(► see page 16 for more information)

The Board has nominated the following 11 director nominees for election by the holders of shares of Common Stock: Ms. Rosalind Brewer, Ms. Michelle Freyre, Mr. Matthew Friend, Mr. Barney Harford, Ms. Michele J. Hooper, Mr. Walter Isaacson, Mr. Scott Kirby, Mr. Edward M. Philip, Mr. Edward L. Shapiro, Ms. Laysha Ward and Mr. James M. Whitehurst. The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the “ALPA”) has nominated and intends to elect Captain Brian Noyes at the Annual Meeting. The International Association of Machinists and Aerospace Workers (the “IAM”) has nominated and intends to reelect Mr. Richard Johnsen at the Annual Meeting. A more detailed discussion on how directors are selected and elected, how Board governance operates, how the Board is organized, how you can communicate with directors and how directors are paid can be found beginning on page 34.

The Board Recommends you vote FOR each of the nominees

Vote Required

We have majority voting in uncontested elections of directors. Accordingly, our bylaws provide that each director will be elected by vote of a majority of the votes cast with respect to that director’s election.

Abstentions and broker non-votes will have no effect on the election of directors.

Director Nominee Details

The following tables provide summary information of our Board if our director nominees are elected.

Independent Chair of Board since 2021 7 of 13 Directors joined our Board within the last five years 10 of 13 Directors (10 of 11 nominees elected by the holders of Common Stock) are independent

2025 Proxy Statement	5

Proxy Statement Summary and Voting Map

Name and Principal Occupation	Age	Director Since	Independent Director	Other Current Public Boards	Current Committee Memberships
					Audit	Compensation	Executive	Finance	Nominating/ Governance	Public Responsibility
Directors to be Elected by the Holders of Common Stock
Rosalind Brewer Special Advisor and Former CEO, Walgreens Boots Alliance, Inc.; Interim President, Spelman College	62	2024		–		¢		¢
Michelle Freyre Global Brand President, Clinique and Dermatological Brands, The Estée Lauder Companies, Inc.	54	2024		–				¢		¢
Matthew Friend EVP and CFO, NIKE, Inc.	47	2021		–	¢ ▲	¢		¢
Barney Harford Former COO, Uber Technologies, Inc.; Former CEO, Orbitz Worldwide, Inc.	53	2016		–	¢			¢		¢
Michele J. Hooper President and CEO, The Directors’ Council	73	2018		1	⚫▲		¢		¢
Walter Isaacson Professor of History, Tulane University; Advisory Partner, Perella Weinberg Partners LP	73	2006		–			¢		¢	⚫
J. Scott Kirby CEO, United Airlines Holdings, Inc.	57	2020	CEO	1			¢	¢
Edward M. Philip « Former COO, Partners in Health	60	2016		2	¢ ▲		⚫		⚫
Edward L. Shapiro Former Managing Partner, PAR Capital Management, Inc.; Managing Trustee, The Shapiro Foundation	60	2016		–		¢	¢	⚫
Laysha Ward Former EVP and Chief External Engagement Officer, Target Corporation	57	2021		1	¢				¢	¢
James M. Whitehurst Managing Director, Silver Lake; Executive Chair, Unity Software Inc.	57	2016		2		⚫	¢		¢
Directors to be Elected by the Holders of Other Classes of Stock
Captain Brian Noyes Chair, United Airlines Master Executive Council, ALPA	55	2025		–
Richard Johnsen Air Transport Territory General Vice President, IAM Union	56	2021		–						¢
Number of Meetings in 2024	Board–9				8	7	4	5	5	4

⚫	Committee Chair	¢	Committee Member	«	Chairman of the Board	▲	Audit Committee Financial Expert

6	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Director Nominee Skills and Experience	Brewer	Freyre	Friend	Harford	Hooper	Isaacson	Johnsen	Kirby	Noyes	Philip	Shapiro	Ward	Whitehurst
ACTIVE OR FORMER C-SUITE EXECUTIVE: Service in senior leadership positions, including past CEO experience or other senior executive positions
AIR, TRAVEL & TRANSPORTATION: Experience as a business leader, regulator or consultant in the industry
CURRENT OR FORMER FORTUNE 500 BOARD: Current or past service on the boards of other publicly traded Fortune 500 companies listed on U.S. exchanges
FINANCE/ACCOUNTING/CAPITAL ALLOCATION: Experience in evaluating financial statements or overseeing capital structure and financial strategy
GLOBAL OPERATIONS: Leadership at a global company or experience overseeing international corporate strategy, operations or development
HUMAN CAPITAL MANAGEMENT/UNION RELATIONS: Experience in human capital management, human resources, talent acquisition and management or labor relations and unions
RETAIL / BRAND MANAGEMENT: Experience in consumer marketing, sales or brand management
RISK MANAGEMENT: Experience in risk management and oversight, including risk assessment, identification and mitigation
TECHNOLOGY/CYBERSECURITY: Experience in e-commerce, cybersecurity, data analytics or information technology

2025 Proxy Statement	7

Proxy Statement Summary and Voting Map

ACTIVE STAKEHOLDER ENgAGEMENT IN FISCAL 2024

Our Annual Stakeholder Engagement Program

In addition to the ongoing dialogue among our stockholders and our Chief Executive Officer, Chief Financial Officer and Investor Relations team on United’s strategic and financial performance, we have developed a proactive, ongoing stakeholder engagement program focused on any topics that are important to our stakeholders, including corporate governance, safety, corporate citizenship, labor relations and executive compensation, highlights of which are described under “Communications with Directors and Stockholder Engagement” on page 56. As part of our regular stakeholder outreach, we engaged with our top stockholders, representing approximately 57% of our total shares outstanding. These interactions provide us with the opportunity to learn about our stockholders’ priorities and perspectives on significant issues. United and its Board consider feedback and insights from stockholders and other stakeholders as we review our governance framework and disclosures.

Who participated ● Senior Management ● Investor Relations ● Governance Team	Who we engage ● Institutional Investors ● Our stockholder proponents	Other Ways We Engage ● Quarterly earnings calls ● Industry presentations and conferences ● Company-hosted events and presentations ● Road show meetings with investors and analysts
How we engage ● One-on-one meetings ● Written and electronic communications

8	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Item 2 | Ratification of Appointment of Independent Registered Public Accounting Firm
(► see page 70 for more information)

The Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification by the holders of shares of Common Stock. The Board is presenting a resolution to our stockholders requesting ratification of Ernst & Young’s appointment, as the Board and the Audit Committee believe that the continued retention of Ernst & Young for 2025 is in the best interest of the Company and its stockholders. Detailed information about Ernst & Young’s appointment and fees for 2024 and 2023 can be found beginning on page 71.

The Board and Audit Committee recommend you vote FOR Item 2

Vote Required

Approval of Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Because brokers will have discretionary authority to vote on this proposal, there will not be any broker non-votes.

2025 Proxy Statement	9

Proxy Statement Summary and Voting Map

Item 3 | Advisory Vote to Approve Executive Compensation
(► see page 74 for more information)

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, and, consistent with the views expressed by stockholders at our 2023 annual meeting of stockholders, the Board has determined to seek an annual nonbinding advisory vote from our stockholders to approve the compensation of our named executive officers (“NEOs”) as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures of the Proxy Statement (“Say-on-Pay” vote). The Board is presenting a resolution to our stockholders recommending approval, on a nonbinding advisory basis, of the 2024 compensation paid to our NEOs as described in the “Compensation Discussion and Analysis” and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement. For additional information on our 2024 executive compensation program and the 2024 decisions made by the Compensation Committee, we encourage stockholders to review, in detail, the section entitled “Compensation Discussion and Analysis” beginning on page 75.

The Board recommends you vote FOR Item 3

Vote Required

Approval of Item 3-Advisory Vote to Approve Executive Compensation-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the advisory vote to approve executive compensation.

10	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Executive Compensation Summary for 2024

Compensation Program Highlights

Our 2024 executive compensation program (the “2024 Program”) was designed to motivate and reward our management team for advancing United’s strategic and financial priorities while aligning the management team’s interests with those of our stockholders. It features long-term performance-based equity awards and applies three-year vesting to our time-based equity awards.

The following is a high-level summary of the 2024 Program.

We designed our 2024 Program to align the interests of our stockholders and executives, link executive pay to performance and attract, retain and appropriately reward our executives in line with market practices.

Notably, our 2024 Program:

● Is informed by the market median of our peer group of companies, selected based on similar revenue, size, scope and complexity, with a focus on size-relevant U.S.-based airline peers.	● Features a mix of cash and equity-based compensation.	● Links pay to performance with multiple performance metrics aimed at increasing stockholder value.
● Includes robust stock ownership guidelines for our named executive officers, as well as prohibitions on pledging and hedging and a robust clawback policy.	● Does not encourage excessive risk taking.	● Reflects stockholder feedback through our annual Say-on-Pay vote, which last indicated strong support at the 2024 annual meeting of stockholders.

93%	6x	92%
Percentage of our CEO’s target compensation at-risk and fluctuating based on our performance and/or our stock price.	Our CEO’s stock ownership requirement, as a multiple of his base salary.	Average level of stockholder support for our “Say-on-Pay” proposal in the last 3 years.
NO	YES	Independence
No hedging or pledging of company stock permitted for officers, directors and management and administrative employees.	Clawback policy is in place to permit recovery of compensation in the event of certain misconduct and goes beyond requirements under applicable law and Nasdaq listing standards.	Compensation decisions made by the Compensation Committee and the Compensation Committee’s compensation consultant is independent.

2025 Proxy Statement	11

Proxy Statement Summary and Voting Map

2024 TOTAL TARGET COMPENSATION MIX

CEO	AVG OTHER NEOS

Short-Term Incentive Program		Long-Term Incentive Program
● Our executives are eligible to receive an annual cash short-term incentive award, which is earned based on achievement of performance metrics that align with our business strategy.
●
We granted awards of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PBRSUs” or “Performance-Based RSUs”) to our executives in 2024.
●
Equity awards provide a significant stake in the long-term financial success of United that is aligned with stockholder interests.

2024 Short-Term Incentive Program Weighted Metrics		Performance-Based RSUs
33%	Financial: This metric is based on our 2024 Adjusted EBITDA Margin relative to our industry peers.	50%	Performance-Based RSUs reward achievement of financial and strategic goals.
33%	Net Promoter Score (“NPS”): This customer-based metric focuses on taking care of our customers and measures success toward positioning the United brand as the preferred choice for airline travel.	Time-Based RSUs
		50%	Time-based RSUs vest one-third per year over a three-year period, aligning with stockholder value creation and promoting executive retention.
33%	Operational Excellence: This features three key airline operational metrics—on-time departures, mishandled baggage rate and seat cancellations.

Other Compensation Awards
●	We granted additional Performance-Based RSU awards to our named executive officers in July 2024 outside of our typical annual compensation program in order to retain our key executives during a period of retention vulnerabilities and incentivize our named executive officers to drive performance against key metrics related to our absolute Adjusted EPS and Adjusted Pre-tax Margin relative to selected industry peers.

12	2025 Proxy Statement

Proxy Statement Summary and Voting Map

Item 4 | Advisory Vote on Stockholder Proposal, if properly presented
(► see page 135 for more information)

The Board recommends you vote AGAINST Item 4

VOTE REQUIRED

Approval of Item 4-Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

2025 Proxy Statement	13

United’s Approach to Corporate Citizenship and Value Creation

At United "Good Leads the Way" is more than a slogan; it fuels our mission to build the world's biggest and best airline. Our employees around the world are joined together to enable connections that matter and move society—whether it is connecting people across cultures, flying a loved one to a wedding, connecting medical professionals at a breakthrough conference or getting a business traveler to an important meeting or back home in time for a child’s big game.

Today, United is viewed not only as a leader in aviation but as a leader among the world’s largest corporations. Our leadership is driven by our desire to blaze new trails by being a force for good that is responsive to the world in which we operate, responsible for our actions and committed to doing the right thing. We identified six corporate citizenship focus areas set forth below that we believe are critical to our business needs, maintain our corporate values, build stockholder value and improve the communities in which we live and fly. To learn more about the Company’s corporate citizenship focus areas, please see our Corporate Impact Report on our Investor Relations website at https://crreport-uat.united.com.

Safety Culture	Community Impact	Environmental Sustainability Strategy	People and Human Capital Management	Cybersecurity Strategy	Corporate Governance

United takes an integrated approach to our corporate citizenship:

●	Board Composition Philosophy: Our Board believes that a key component of effective oversight of our corporate strategy is its commitment to having directors with a broad range of perspectives reflecting a variety of independent views. The Board, therefore, remains focused on ensuring that it is composed of directors with a broad range of experience and balance of professional skills to oversee the success of the business effectively.

●	United Corporate Citizenship Strategy: We have devoted our brand, reputation, resources, time and effort to pursuing corporate citizenship goals aimed to generate value and impactful results. Simply, we use our influence and scale to lead in a way that inspires the world to action. Over the last few years, our management has worked to incorporate our corporate citizenship strategy into the Company’s overall business strategy, which has included establishing important initiatives to fight climate change and providing career opportunities to thousands of people.

●	Board and Executive Team Oversight of United Corporate Citizenship Strategy: We identify and manage the risks and opportunities that arise from our corporate citizenship focus areas through strong Board and executive oversight.

Oversight of our corporate citizenship strategy starts at the Board level, which, as a whole and through its Committees, oversees goals, targets, strategies, initiatives, risks, assessments, disclosures and external engagement and related matters. Each of the Public Responsibility, Audit, Nominating/Governance, Executive and Compensation Committees is charged with oversight and implementation of their respective corporate citizenship-related focus areas. This distributed allocation of responsibilities among the various Committees helps ensure dedicated attention to implementation of our corporate citizenship strategy. In 2024, the Board, in full and in individual committees, discussed a range of corporate citizenship topics, including the six corporate citizenship focus areas identified above, as well as political engagement and contributions, technology and data privacy.

United’s executive team also provides management-level oversight over United’s corporate citizenship strategy and is responsible for reviewing, refining and implementing long-term corporate citizenship strategies and periodically updating the full Board and the Committees, as applicable, on issues related to the implementation of the corporate citizenship strategies. Through the review process and ongoing check-ins with United team leaders of our corporate citizenship focus areas, United’s executive team approves the creation of corporate citizenship goals and initiatives and monitors progress toward the goals by maintaining regular communication with dedicated teams of corporate citizenship professionals and subject-matter experts throughout the Company.

14	2025 Proxy Statement

United’s Approach to Corporate Citizenship and Value Creation

●	Transparency of United Corporate Citizenship Strategy: We place a high priority on active stakeholder engagement and robust public reporting of our corporate citizenship strategy, initiatives and goals.

Throughout 2024, the Corporate Secretary’s Office, in partnership with Investor Relations, hosted calls with stakeholders and investor groups focusing specifically on Board and Committee oversight of various corporate citizenship matters, including environmental sustainability topics, such as our stated GHG emissions goals, and human capital management, including our people impact initiatives and how we have invested in our team. Our stakeholder engagement enables us to better understand our stakeholders’ priorities and perspectives. The stakeholders to whom we spoke in 2024 were supportive of our corporate citizenship strategy.

We believe that our stakeholder engagement program is successful in part because our public disclosures allow our various stakeholders to measure our performance and track our progress against our goals. Examples of our disclosures include the following:

o	In our most recent Corporate Impact Report, we provided an update on our corporate citizenship strategy, initiatives and goals. The report can be found on the Company’s Investor Relations website: https://crreport- uat.united.com, neither the report nor the contents are incorporated by reference into this proxy statement.
o	We disclose key corporate citizenship qualitative and quantitative data in our Annual Report on Form 10-K, including our Scope 1 (direct), Scope 2 (indirect) and Scope 3 (other indirect) GHG emissions and carbon intensity emission rates.
o	We report information around performance and progress toward our environmental sustainability-related goals in alignment with recognized external corporate citizenship reporting frameworks, including the Task Force on Climate-related Financial Disclosures.
o	We issued our “Climate Lobbying Report: Aligning Climate Leadership with Advocacy” in 2022, which describes how our lobbying practices are aligned with our environmental sustainability strategy.

We will continue to evaluate our corporate citizenship strategy and disclosures as we develop and implement our corporate citizenship strategy.

2025 Proxy Statement	15

Item 1-Election of Directors

Our Amended and Restated Bylaws provide that the number of directors shall be determined by the Board, which has currently set the number at 13. The Board reserves the right to increase or decrease its size at any time. Upon the recommendation of the Nominating/Governance Committee, which consists of only independent directors, the Board has unanimously nominated 11 nominees (Ms. Brewer, Ms. Freyre, Mr. Friend, Mr. Harford, Ms. Hooper, Mr. Isaacson, Mr. Kirby, Mr. Philip, Mr. Shapiro, Ms. Ward and Mr. Whitehurst) for election by the holders of shares of Common Stock as directors of the Company at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The ALPA, the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Board at each annual meeting of stockholders (the “ALPA director”), has nominated and intends to elect Captain Brian Noyes as the ALPA director at the Annual Meeting.

The IAM, the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Board at each annual meeting of stockholders (the “IAM director”), has nominated and intends to reelect Mr. Johnsen at the Annual Meeting.

Each Board nominee being voted on by holders of Common Stock was elected by our stockholders at the 2024 annual meeting.

In accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have a declassified Board, which means that if elected all nominees will serve a one-year term of office that would expire at the next annual meeting of stockholders. Each director will hold office until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death. Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement and serving on the Board, if elected. Consequently, the Board knows of no reason why any of the nominees would be unable or unwilling to serve. However, if for any reason any nominee is unable or unwilling to serve as a director, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce the number of directors who serve on the Board to eliminate the vacancy. In accordance with our Corporate Governance Guidelines, any nominee who is currently a director and for whom more votes are cast against than are cast for must offer to resign from the Board. There are no family relationships among the director nominees or between the director nominees and any executive officer.

As previously disclosed, Captain Anne Worster resigned from the Board on January 13, 2025 and the ALPA appointed Captain Brian Noyes to fill the ALPA director vacancy resulting from Captain Worster’s departure on January 15, 2025. We thank Captain Worster for her Board service and contributions to the Company.

The Board asks in Item 1 for your voting support so we can continue our important work and build on our success. All of the nominees are expected to attend the Annual Meeting.

The Board Recommends you vote FOR each of the nominees

Vote Required

We have implemented majority voting in uncontested elections of directors. Accordingly, our bylaws provide that each director will be elected by vote of a majority of the votes cast with respect to that director’s election.

Abstentions and broker non-votes will have no effect on the election of directors.

16	2025 Proxy Statement

Item 1 - Election of Directors

Director Qualifications

The Nominating/Governance Committee and the Board believe that our slate of director nominees consists of individuals with expertise in fields that align with both the Company’s current and evolving business and long-term strategy and includes a mixture of tenure that allows for both new perspectives and continuity. In addition, our Nominating/Governance Committee and Board believe that our nominee directors possess broad experience (including in positions at the policy-making level and in areas relevant to the Company), balance of professional skills (including financial literacy), and a broad range of perspectives that, taken together, are relevant and beneficial in fulfilling the Board’s oversight of the Company’s business and strategy on behalf of the Company’s stockholders and other stakeholders and in strengthening and supporting senior management. The Nominating/Governance Committee and the Board also believe that each director nominee has the proven integrity, ability to work professionally with others and sound business judgment to act in what the nominee reasonably believes to be in the best interests of the Company and its stockholders and is able to devote adequate time and effort to Board responsibilities.

2025 Proxy Statement	17

Item 1 - Election of Directors

The table below summarizes the key skills and experience of each of our director nominees that are most relevant to their Board service. The fact that a specific area of focus or experience is not designated does not mean the director nominee does not possess that skill or expertise. Rather, the skills and experiences noted below are those reviewed periodically by the Nominating/Governance Committee and the Board in making nomination decisions and as part of the Board succession planning process.

Director Nominee Skills and Experience	Brewer	Freyre	Friend	Harford	Hooper	Isaacson	Johnsen	Kirby	Noyes	Philip	Shapiro	Ward	Whitehurst
ACTIVE OR FORMER C-SUITE EXECUTIVE: Service in senior leadership positions, including past CEO experience or other senior executive positions
AIR, TRAVEL & TRANSPORTATION: Experience as a business leader, regulator or consultant in the industry
CURRENT OR FORMER FORTUNE 500 BOARD: Current or past service on the boards of other publicly traded Fortune 500 companies listed on U.S. exchanges
FINANCE/ACCOUNTING/CAPITAL ALLOCATION: Experience in evaluating financial statements or overseeing capital structure and financial strategy
GLOBAL OPERATIONS: Leadership at a global company or experience overseeing international corporate strategy, operations or development
HUMAN CAPITAL MANAGEMENT/UNION RELATIONS: Experience in human capital management, human resources, talent acquisition and management or labor relations and unions
RETAIL / BRAND MANAGEMENT: Experience in consumer marketing, sales or brand management
RISK MANAGEMENT: Experience in risk management and oversight, including risk assessment, identification and mitigation
TECHNOLOGY/CYBERSECURITY: Experience in e-commerce, cybersecurity, data analytics or information technology

18	2025 Proxy Statement

Item 1 - Election of Directors

Director Refreshment

Our Board represents an intentional mix of long-tenured directors maintaining the stability and continuity of Board oversight with newer directors with fresh perspectives, insights, expertise, and experiences. The average tenure of our director nominees is 6.31 years, with seven of our current directors having joined our Board since 2020.

The Board uses refreshment processes to enable it to evaluate the continued alignment of the Board’s membership with the needs of United. The Board’s refreshment processes involve periodically reviewing and assessing director skills, as reflected in our director skills matrix and evaluating the experience required for membership accordingly. The Board also enables periodic refreshment through its retirement policy contained in the Corporate Governance Guidelines which provides that no director may be nominated to a new term if he or she would be 75 years of age or older at the time of the election.

53.8%	53.8% of our director nominees were first elected or appointed to our board in the past five years.
55.4 years old	The average age of our director nominees that were first elected or appointed to our board in the past five years is 55.4 years old.

2020		2021		2024		2025

J. Scott Kirby	Laysha Ward	Richard Johnsen	Matthew Friend	Rosalind Brewer	Michelle Freyre	Captain Brian Noyes

Active or
former C-Suite
executive and
current or
former Fortune
500 Board, air,
travel &
transportation,
as well as global
operations, financial/ accounting/ capital allocation, and
retail/brand
management
expertise.

	Active or former C-Suite executive and current or former Fortune 500 Board member, as well as human capital management/ union relations and retail/brand management expertise.	Air, travel, and transportation and human capital management/ union relations expertise.	Active or former C-Suite executive, as well as global operations, financial/ accounting / capital allocation, retail/brand management, risk management, and technology/ cybersecurity expertise.

Active or
former C-Suite
executive and
current or
former Fortune
500 Board
member,
as well as global operations,
financial/
accounting/
capital allocation,
retail/brand
management,
and
technology/
cybersecurity
expertise.

					Active or former C-Suite executive, as well as global operations and retail/brand management expertise.	Air, travel, and transportation and human capital management/ union relations expertise.

2025 Proxy Statement	19

Item 1 - Election of Directors

Director Biographical Information

Set forth on the following pages is certain biographical information about each director nominee, including key experience, qualifications and skills that led the Board to conclude that each nominee should serve as a director. The biographical information presented below is based on voluntary self-identification by each nominee.

The ages indicated are as of the date of the 2025 Annual Meeting and the other information is as of the date of this Proxy Statement.

DIRECTORS TO BE ELECTED BY THE HOLDERS OF COMMON STOCK

Eleven directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment.

20	2025 Proxy Statement

Item 1 - Election of Directors

ROSALIND BREWER-Independent Director

EXPERIENCE

Spelman College (university)

Interim President (2024-present)

Walgreens Boots Alliance, Inc. (retail pharmacy and health care company)

Special Advisor (2023-present)

Chief Executive Officer (2021-2023)

Starbucks Corporation (beverage retailing company)

Group President and Chief Operating Officer (2017-2021)

Sam’s Club (membership-only retail warehouse club)

President and Chief Executive Officer (2012-2017)

Walmart Inc. (retail company)

Multiple roles (2006-2012), including Senior Vice President, Operations (2007-2008)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Walgreens Boots Alliance, Inc.

(2021-2023)

Amazon.com, Inc.

(2019-2021)

Starbucks Corporation

(2019-2021)

EDUCATION

Spelman College, BS, Chemistry

Director Since: 2024 Age: 62 Committees: Compensation Finance

Skills and Qualifications:

Active or Former C-Suite Executive: Ms. Brewer has extensive executive leadership experience through her positions as Chief Executive Officer of Walgreens Boots Alliance, Inc. (“Walgreens”), Group President and Chief Operating Officer at Starbucks Corporation, President and Chief Executive Officer of Sam’s Club and Interim President of Spelman College.

Current or Former Fortune 500 Board: Ms. Brewer brings the benefit of her previous public company board experience, having served on the boards of directors of Walgreens, Amazon.com, Inc., Starbucks Corporation and Lockheed Martin Corporation.

Finance / Accounting / Capital Allocation: Through her extensive senior executive experience, including as chief executive officer and chief operating officer of various companies, Ms. Brewer has gained a broad base of knowledge regarding financial statements and financial strategy.

Global Operations: Ms. Brewer has senior executive experience as well as experience being a board member of various large companies with global operations.
Retail / Brand Management: Having experience at Walgreens, Starbucks Corporation, Sam’s Club and Walmart, Inc., Ms. Brewer has a wide base of experience with consumer facing brands.

Technology / Cybersecurity: During her time as Chief Executive Officer of Walgreens, Group President and Chief Operating Officer of Starbucks Corporation and President and Chief Executive Officer of Sam’s Club, Ms. Brewer developed a successful track record of implementing large digital transformations and fostering innovation among leadership with regard to new technologies.

2025 Proxy Statement	21

Item 1 - Election of Directors

MICHELLE FREYRE-Independent Director

EXPERIENCE

The Estée Lauder Companies, Inc. (cosmetics company)

Global Brand President, Clinique and Dermatological Brands (2025-present)

Global Brand President, Clinique and Origins (2022-2025)

Global Brand President, Clinique (2021-2022)

Senior Vice President, Global General Manager (2020-2021)

Johnson & Johnson (healthcare products company)

President, U.S. Beauty, Consumer Division (2016-2019)

General Manager, Neutrogena Corp. (2013-2016)

Multiple roles (1999-2013), including National Sales Director of U.S. Skincare Brands (2011-2013)

PepsiCo (food and beverage company)

Associate Brand Manager (1998-1999)

Assistant Brand Manager (1997-1998)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

Harvard Business School, Master of Business Administration

Yale University, BA, Economics

Director Since: 2024 Age: 54 Committees: Finance Public Responsibility

Skills and Qualifications:

Active or Former C-Suite Executive: Ms. Freyre has extensive senior leadership experience through her position as Global Brand President, Clinique and Dermatological Brands, at The Estée Lauder Companies (“Estée Lauder”), where she is responsible for guiding the brand’s overall strategic vision, including innovation, product development, marketing, and all facets of consumer engagement, as well as through her past experience in various leadership roles within the Consumer Health Products division of Johnson & Johnson, where she most recently served as President of U.S. Beauty.

Global Operations: Ms. Freyre has experience as a senior executive of Estée Lauder and Johnson & Johnson, both of which are large companies with a multinational presence.

Retail / Brand Management: Ms. Freyre brings extensive brand management, product development and marketing expertise as Global Brand President, Clinique and Dermatological Brands, of Estée Lauder, as well as through her experience as President of U.S. Beauty at Johnson & Johnson.

22	2025 Proxy Statement

Item 1 - Election of Directors

MATTHEW FRIEND-Independent Director

EXPERIENCE

NIKE, Inc. (apparel company)

Executive Vice President and Chief Financial Officer (2020-present)

Chief Financial Officer, Nike Operating Segments and VP of Investor Relations (2019-2020)

Vice President and Chief Financial Officer, Nike Brand (2017-2019)

Vice President and Chief Financial Officer, Nike Global Brands and Functions (2016-2017)

Multiple roles (2009-2016), including Vice President & CFO, Emerging Markets (2011-2014)

Goldman Sachs (financial institution)

Senior Vice President, Technology, Media & Telecom Group (2005-2009)

Morgan Stanley (financial institution)

Associate (2002-2005)

Analyst (2000-2002)

OTHER PUBLIC COMPANY DIRECTORSHIPS None FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS None EDUCATION University of California, Berkeley, BS, Business Administration
Director Since: 2021 Age: 47 Committees: Audit Compensation Finance

Skills and Qualifications:

Active or Former C-Suite Executive: Mr. Friend has senior leadership experience through his position as Chief Financial Officer of NIKE, Inc. (“NIKE”) and as a member of NIKE’s leadership team, including serving as an executive sponsor of the Women of Nike employee group.

Finance / Accounting / Capital Allocation: Mr. Friend brings experience in corporate strategy and development as well as a decade of experience in investment banking and mergers and acquisitions.
Global Operations: During his time as an executive officer at NIKE, Mr. Friend gained global operations experience, including in the Asia Pacific region, China, Latin America and Europe.
Retail / Brand Management: Mr. Friend brings extensive management and direct-to-customer business expertise to the Board as Executive Vice President and Chief Financial Officer of NIKE.
Risk Management: Mr. Friend brings expertise in identifying, managing and mitigating key strategic and operational risks through his experience as Chief Financial Officer of NIKE.
Technology / Cybersecurity: As Chief Financial Officer, Mr. Friend manages NIKE’s technology risks, including operational resilience, privacy and data protection and cybersecurity.

2025 Proxy Statement	23

Item 1 - Election of Directors

BARNEY HARFORD-Independent Director

EXPERIENCE

Uber Technologies, Inc. (ridesharing and local services company)

Chief Operating Officer (2018-2019)

Orbitz Worldwide, Inc. (online travel company)

Chief Executive Officer (2009-2015)

Expedia, Inc. (online travel company)

Multiple roles (1999-2006), including President of Expedia Asia Pacific (2004-2006)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

INSEAD, Master of Business Administration

University of Cambridge, BA, MA, Natural Sciences

Director Since: 2016 Age: 53 Committees: Audit Finance Public Responsibility

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Harford has served in various senior positions at Orbitz Worldwide, Inc. (“Orbitz”), Expedia, Inc. (“Expedia”) and Uber Technologies, Inc. (“Uber”).
Air / Travel / Transportation: Mr. Harford brings travel industry and ecommerce insight having served as Chief Executive Officer of Orbitz.
Global Operations: Mr. Harford provides experience with international markets, in particular the Asia Pacific region, having led Expedia’s entry into China, Australia and Japan.
Retail / Brand Management: Having experience at Orbitz, Expedia and Uber, Mr. Harford has a wide base of experience with consumer facing brands.

Risk Management: Mr. Harford has extensive prior experience and leadership in risk management, including as Chief Executive Officer of Orbitz and Chief Operating Officer of Uber as well as through his past service on other boards with complex risk management profiles.

Technology / Cybersecurity: During his time at Orbitz, Mr. Harford developed a successful track record deploying large technology teams.

24	2025 Proxy Statement

Item 1 - Election of Directors

MICHELE J. HOOPER-Independent Director

EXPERIENCE

The Directors’ Council (consulting firm)

President and Chief Executive Officer (2013-present)

Voyager Expanded Learning (provider of educational training services)

President and Chief Executive Officer (1999-2000)

Stadtlander Drug Company (pharmaceutical company)

President and Chief Executive Officer (1998-1999)

OTHER PUBLIC COMPANY DIRECTORSHIPS

UnitedHealth Group, Inc.

(2007-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

PPG Industries, Inc.

(1997-2020)

EDUCATION

University of Chicago, Master of Business Administration

University of Pennsylvania, BS, Economics

Director Since: 2018 Age: 73 Committees: Audit (Chair) Executive Nominating/Governance

Skills and Qualifications:

Active or Former C-Suite Executive: As President and Chief Executive Officer of The Directors’ Council, Ms. Hooper has consulted with boards of major companies to enhance the effectiveness of their corporate governance.

Current or Former Fortune 500 Board: Ms. Hooper has been a director of Target Corporation, Warner Music Group Corporation and PPG Industries, Inc. and she is currently a director at UnitedHealth Group, Inc.

Finance / Accounting / Capital Allocation: Through her extensive experience as a chief executive officer of various companies, Ms. Hooper has gained a broad base of knowledge regarding financial statements and financial strategy.

Global Operations: Ms. Hooper has experience as a board member of large companies with global operations.
Retail / Brand Management: During her time at Target Corporation and Warner Music Group Corporation, Ms. Hooper gained experience with consumer facing businesses.

Risk Management: Ms. Hooper has significant public company audit committee experience, with over 20 years of experience chairing audit committees at PPG Industries, Inc., AstraZeneca PLC, Warner Music Group Corporation and Target Corporation. Ms. Hooper’s corporate governance and accounting experience, along with her experience as a senior executive at a range of companies, provides the Board with a unique set of skills that enhances the Board’s leadership, risk management and oversight capabilities.

2025 Proxy Statement	25

Item 1 - Election of Directors

WALTER ISAACSON-Independent Director

EXPERIENCE

Perella Weinberg Partners LP (financial services firm)

Advisory Partner (2017-present)

The Aspen Institute (international education and leadership institute)

President and Chief Executive Officer (2003-2018)

CNN (media company)

Chairman and Chief Executive Officer (2001-2003)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

University of Oxford, Pembroke College, BA, Philosophy, Politics and Economics

Harvard University, AB, History and Literature

Director Since: 2006 Age: 73 Committees: Public Responsibility (Chair) Executive Nominating/Governance

Skills and Qualifications:

Active or Former C-Suite Executive: Mr. Isaacson has extensive senior leadership experience from his time as the chairman of CNN, the editor of TIME magazine, the Chief Executive Officer of The Aspen Institute (where he is now a Distinguished Fellow), an Advisory Partner at Perella Weinberg Partners, the chair emeritus of Teach for America and the chairman of the Broadcasting Board of Governors.

Current or Former Fortune 500 Board: Mr. Isaacson is the previous Chairman of the board of directors of CNN.
Global Operations: Mr. Isaacson has experience as a former executive officer at large companies with a multinational presence.

26	2025 Proxy Statement

Item 1 - Election of Directors

J. SCOTT KIRBY-Chief Executive Officer and Director

EXPERIENCE

United Airlines Holdings, Inc.

Chief Executive Officer (2020-present)

President (2016-2020)

American Airlines Group and American
Airlines, Inc. (airline company)

President (2013-2016)

US Airways (airline company)

President (2006-2013)

OTHER PUBLIC COMPANY DIRECTORSHIPS

CVS Health Corporation

(2023-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

The George Washington University, MS, Operations Research

United States Air Force Academy, BS, Computer Science and Operations Research

Director Since: 2020 Age: 57 Committees: Executive Finance

Skills and Qualifications:

Active or Former C-Suite Executive: As our Chief Executive Officer, Mr. Kirby is responsible for the Company’s business and ongoing operations and management’s efforts to implement the strategic priorities identified by the Board.

Air / Travel / Transportation: Through his time at US Airways, American Airlines, Inc. and now with the Company, Mr. Kirby has extensive and valuable experience in the airline industry.
Current or Former Fortune 500 Board: Mr. Kirby currently serves on the board of directors of CVS Health Corporation.

Finance / Accounting / Capital Allocation: Mr. Kirby brings to the Board valuable expertise based on his development and implementation of the Company’s strategic growth plans, including its financial strategies, in connection with his role as Chief Executive Officer and President of the Company.

Global Operations: Mr. Kirby has key expertise in the Company’s domestic and international operations.
Retail / Brand Management: Mr. Kirby brings valuable expertise to the Board from his experience with marketing, sales, alliances and network planning at the Company.

2025 Proxy Statement	27

Item 1 - Election of Directors

EDWARD M. PHILIP-Chairman of the Board and Independent Director

EXPERIENCE

Partners in Health (non-profit healthcare organization)

Chief Operating Officer (2013-2017)

Highland Consumer Fund (private equity company)

Special Partner (2013-2017)

Co-Founder and Managing General Partner (2006-2013)

Decision Matrix Group (research and consulting firm)

President and Chief Executive Officer (2004-2005)

Lycos, Inc. (internet search company)

President, Chief Operating Officer and Chief Financial Officer (1996-2000)

The Walt Disney Company (entertainment company)

Vice President of Finance (1991-1995)

OTHER PUBLIC COMPANY DIRECTORSHIPS

BRP Inc.

(2005-present)

Blade Air Mobility, Inc.

(2019-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Hasbro, Inc.

(2002-2023)

EDUCATION

Harvard Business School, Master of Business Administration

Vanderbilt University, BS, Math and Economics

Director Since: 2016 Age: 60 Committees: Executive (Chair) Nominating/ Governance (Chair) Audit

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Philip has served in multiple senior executive and director roles at large multinational companies.
Current or Former Fortune 500 Board: Mr. Philip served on the board of directors of Hasbro, Inc. and currently serves on the board of directors of BRP Inc.

Finance / Accounting / Capital Allocation: Mr. Philip brings to the Board valuable experience in financial strategies from his time as Chief Financial Officer at Lycos, Inc. and Vice President of Finance at The Walt Disney Company.

Global Operations: Mr. Philip has served as an executive officer at large companies with world-wide operations.
Retail / Brand Management: Through his time at Hasbro, Inc. and The Walt Disney Company, Mr. Philip has gained expertise in brand management and consumer facing products.

Risk Management: Mr. Philip brings expertise in identifying, managing and mitigating key strategic and operational risks through his experience as President, Chief Operating Officer and Chief Financial Officer at Lycos, Inc. as well as through his experience as Vice President of Finance for The Walt Disney Company.

Technology / Cybersecurity: Mr. Philip brings to the Board nearly three decades of leadership across the technology sector, including in senior positions at Lycos, Inc.

28	2025 Proxy Statement

Item 1 - Election of Directors

EDWARD L. SHAPIRO-Independent Director

EXPERIENCE

The Shapiro Foundation (philanthropic foundation)

Managing Trustee (2000-present)

PAR Capital Management, Inc. (investment management firm)

Managing Partner (1999-2016)

Portfolio Manager (1997-2016)

OTHER PUBLIC COMPANY DIRECTORSHIPS

None

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

University of California, Los Angeles, Master of Business Administration

University of Pennsylvania, BS, Economics

Director Since: 2016 Age: 60 Committees: Finance (Chair) Compensation Executive

Skills and Qualifications:

Air / Travel / Transportation: Mr. Shapiro has been an active investor in the airline industry for more than 25 years and previously served as a director on the boards of directors of Global Eagle Entertainment, Inc., which offers satellite-based in-flight connectivity solutions with embedded entertainment services, as well as US Airways prior to its merger with American Airlines.

Current or Former Fortune 500 Board: Mr. Shapiro served on the board of directors of US Airways.

Finance / Accounting / Capital Allocation: Mr. Shapiro brings to the Board financial expertise and an investor’s perspective, having served in various capacities at PAR Capital Management, Inc. (“PAR Capital”) from 1997 to 2016.

Risk Management: Mr. Shapiro also brings valuable risk management expertise based on his experience in portfolio management at PAR Capital.

2025 Proxy Statement	29

Item 1 - Election of Directors

LAYSHA WARD-Independent Director

EXPERIENCE

Target Corporation (retail corporation)

Strategic Advisor (2023-2024)

Executive Vice President, Chief External Engagement Officer (2017-2023)

Executive Vice President, Chief Corporate Social Responsibility Officer (2015-2017)

President, Community Relations and Target Foundation (2008-2015)

OTHER PUBLIC COMPANY DIRECTORSHIPS

Denny’s Corporation

(2010-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

None

EDUCATION

University of Chicago, MA, Social Services Administration

Indiana University Bloomington, BS, Journalism

Director Since: 2021 Age: 57 Committees: Audit Nominating/Governance Public Responsibility

Skills and Qualifications:
Active or Former C-Suite Executive: Ms. Ward served in various senior leadership positions at Target Corporation over 15 years.
Current or Former Fortune 500 Board: Ms. Ward serves on the board of directors of Denny’s Corporation.

Human Capital Management / Union Relations: Ms. Ward has a demonstrated ability to navigate rapid change, solve problems and collaborate with cross-sector stakeholders to achieve organizational and community goals and objectives through her experience as the Chief External Engagement Officer of Target Corporation.

Retail / Brand Management: Ms. Ward has extensive experience with brand management gained from her time in various positions at Target Corporation.

30	2025 Proxy Statement

Item 1 - Election of Directors

JAMES M. WHITEHURST-Independent Director

EXPERIENCE

Silver Lake (private equity firm)

Managing Director (2024-present)

Unity Software Inc. (software development company)

Chief Executive Officer (2023-2024)

International Business Machines Corporation (technology company)

Senior Advisor (2021-2022)

President (2020-2021)

Senior Vice President (2019-2020)

Red Hat, Inc. (provider of open source enterprise IT products and services)

President and Chief Executive Officer (2008-2019)

Delta Air Lines, Inc. (airline company)

Chief Operating Officer (2005-2007)

Chief Network and Planning Officer (2004-2005)

Senior Vice President-Finance, Treasury and Business Development (2002-2004)

OTHER PUBLIC COMPANY DIRECTORSHIPS

Unity Software Inc.

(2023-present)

Amplitude, Inc.

(2021-present)

FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS

Software AG

(2023-2024)

EDUCATION

Harvard Business School, Master of Business Administration

Rice University, BS, Computer Science and Economics

Director Since: 2016 Age: 57 Committees: Compensation (Chair) Executive Nominating/Governance

Skills and Qualifications:
Active or Former C-Suite Executive: Mr. Whitehurst brings executive management experience to the Board having served in various senior officer roles.
Air / Travel / Transportation: Mr. Whitehurst gained extensive experience with the airline industry through his time at Delta Air Lines, Inc. (“Delta”).
Current or Former Fortune 500 Board: Mr. Whitehurst currently serves on the board of directors of Unity Software Inc.
Finance / Accounting / Capital Allocation: Mr. Whitehurst brings to the Board significant experience in financial and capital strategy having served in various operational roles throughout his career.
Global Operations: Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion during his tenure.

Technology / Cybersecurity: Mr. Whitehurst also has experience in data analytics and information technology from his time at Unity Software Inc., International Business Machines Corporation and Red Hat, Inc.

2025 Proxy Statement	31

Item 1 - Election of Directors

Directors to be Elected by the Holders of Other Classes of Stock

The Holders of Common Stock Do Not Vote on the Election of the Following Directors

The ALPA is the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock. The ALPA became the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock pursuant to an agreement with United Airlines, Inc. whereby the ALPA has the right to elect one member to the Board at each annual meeting of stockholders.

The IAM is the sole holder of the Company’s Class IAM Junior Preferred Stock. The IAM became the sole holder of the Company’s Class IAM Junior Preferred Stock pursuant to an agreement with United Airlines, Inc. whereby the IAM has the right to elect one member to the Board at each annual meeting of stockholders.

Each of the ALPA director and the IAM director was previously elected by the holders of the applicable class of our preferred stock and has served continuously as a director since the date of his first election as noted herein.

The ALPA Director-Elected by the Holder of Class Pilot MEC Junior Preferred Stock

The ALPA has nominated and intends to elect Captain Brian Noyes as the ALPA director at the Annual Meeting. He became the ALPA director on January 15, 2025. Captain Noyes is a current employee of the Company, serving as the representative of the ALPA to the Board. Captain Noyes is not entitled to receive any cash or equity compensation from the Company as a director but is entitled to receive certain travel and charitable contribution benefits related to service as a director. For a description of such travel and charitable contribution benefits, see “How Directors Are Paid.”

CAPTAIN BRIAN NOYES-ALPA Director

EXPERIENCE

ALPA

Chair, ALPA United Airlines Master
Executive Council (2025-present)

United Airlines, Inc.

Pilot (1995-present)

Flight Time Duty Time (ALPA-I)

Chair and Member (2015-2024)

Fatigue Management (IFALPA)

Co-Chair and Member (2020-2024)

OTHER PUBLIC COMPANY DIRECTORSHIPS None FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS None EDUCATION Embry Riddle Aeronautical University, BS, Aeronautical Science
Director Since: 2025 Age: 55 Committees: None.

Skills and Qualifications:
Air / Travel / Transportation: Captain Noyes serves as a pilot of Boeing 787 aircraft.
Human Capital Management / Union Relations: Captain Noyes serves as the Chairperson of the ALPA Master Executive Council, a position he has held since March 2025.

32	2025 Proxy Statement

Item 1 - Election of Directors

The IAM Director-Elected by the Holder of Class IAM Junior Preferred Stock

The IAM has nominated and intends to reelect Richard Johnsen as the IAM director at the Annual Meeting. He became the IAM director on July 6, 2021. Mr. Johnsen is a current employee of the Company on union leave of absence, serving as the representative of the IAM to the Board. Mr. Johnsen is not entitled to receive any cash or equity compensation from the Company as a director but is entitled to receive certain travel and charitable contribution benefits related to service as a director. For a description of such travel and charitable contribution benefits, see “How Directors Are Paid.”

RICHARD JOHNSEN-IAM Director

EXPERIENCE

IAM

General Vice President of the Air Transport Territory (2022-present)

Special Assistant to the International President (2021-2022)

Chief of Staff to the International President (2021-2021)

IAM Representatives Association President (2017-2021)

IAM Transportation Department Grand Lodge Special Representative (2001-2017)

Assistant General Chairperson (district 141 M) (2000-2001)

OTHER PUBLIC COMPANY DIRECTORSHIPS None FORMER PUBLIC COMPANY DIRECTORSHIPS HELD IN THE PAST FIVE YEARS None EDUCATION University of Maryland, BS, Management Information Systems
Director Since: 2021 Age: 56 Committees: Public Responsibility

Skills and Qualifications:
Air / Travel / Transportation: Mr. Johnsen has served in various positions within the IAM throughout his career.
Human Capital Management / Union Relations: Mr. Johnsen currently serves as General Vice President of the Air Transport Territory of IAM and has held various other leadership positions with the IAM.

2025 Proxy Statement	33

Board and Corporate Governance Matters

Board Selection and Election

Majority Vote Standard and Mandatory Director Resignation

All directors are elected annually.

Our Amended and Restated Bylaws and our Corporate Governance Guidelines provide that a majority of the votes cast is required to elect directors in uncontested elections. An “uncontested election of directors” means an election of directors in which the number of nominees does not exceed the number of directors to be elected as of the date that is 10 days prior to the date of filing the definitive proxy statement (such as the election of directors at the Annual Meeting). This means that the number of votes cast for a nominee must exceed the number of votes cast against that person. Abstentions and “broker non-votes” will have no effect on the election of directors. The Corporate Governance Guidelines require any current director who does not receive a majority of votes cast to tender his or her resignation as a director to the Board promptly following the certification of the stockholder vote. The Nominating/Governance Committee, without participation by any director tendering their resignation, will consider the resignation offer and recommend to the Board whether to accept or reject the resignation offer or take another action. The Board, without participation by any director tendering their resignation, will act on the Nominating/Governance Committee’s recommendation within 120 days following certification of the stockholder vote and promptly disclose its decision by press release, filing of a Current Report on Form 8-K or another public means of disclosure deemed appropriate.

In a contested election, the required vote would be a plurality of votes cast.

If for any reason any nominee is unable or unwilling to serve as a director, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Board names one. Alternatively, the Board may reduce the number of directors that serve on the Board to eliminate the vacancy.

34	2025 Proxy Statement

Board and Corporate Governance Matters

Board Composition and Succession Planning

Non-Preferred Stock Director Nomination Process

1 Assessment of Current Board Composition

Pursuant to its charter, the Nominating/Governance Committee is primarily responsible for maintaining a strong Board with a broad range of experience, skills and perspectives and is focused on Board succession planning on a continuous basis. Our Nominating/Governance Committee proactively evaluates our Board’s size and composition and succession planning to facilitate a smooth transition and maintain continuity of experience, attributes, balance of professional skills, independence requirements and variety of perspectives in the boardroom. This process involves identifying directors approaching retirement age or who may have indicated an intent to resign from the Board and allows the Board to find a replacement director with skills and expertise relevant for the Company in light of the Board composition at the time and business needs as well as plan for Committee leadership and membership.

2 Consideration of Experience, Skills and Other Characteristics

In building a slate of director nominees for consideration by the Board, including the members of the Board eligible for reelection, the Nominating/Governance Committee’s assessment of potential directors includes a review of the experience (including in positions at the policy-making level and in areas relevant to the Company), balance of professional skills (including financial literacy), broad range of perspectives, proven integrity, independence, ability to work professionally with others, sound business judgment, and other characteristics as the Nominating/Governance Committee deems important. The Nominating/Governance Committee also considers the qualifications of individual directors and director candidates, taking into account current and expected future needs of the Company, the Board and the respective Committees of our Board, any gaps to fill due to Board turnover/succession planning, the assessment of the performance of incumbent directors through the Board evaluation process, the impact of any change in the principal occupations of incumbent directors, number of directorships and management team priorities.

The Nominating/Governance Committee uses a variety of sources, including Board members, members of management and stockholder recommendations, to identify potential new non-preferred stock candidates. Potential non-preferred stock director candidates are identified based on a candidate profile that includes the relevant skills and experiences being sought at that time as well as the Board membership criteria described in the above paragraph. Board candidates undergo a rigorous screening process, including initial interviews by our Chairman, CEO and President, a background check, a review of references and an assessment of whether the candidate meets the criteria that the Board seeks in all of its directors and how that candidate’s skills and experience would positively contribute to the Board. From time to time, when needed, the Nominating/Governance Committee may retain a third-party search firm to identify potential director candidates with the skills, experience and qualifications being sought in potential candidates.

3 Election

The Nominating/Governance Committee recommends to the Board a slate of candidates for election at each annual meeting of stockholders.

Our Board may also elect directors on the recommendation of our Nominating/Governance Committee throughout the year, following the same process, when determined to be in the best interests of our Company and stockholders. In that case, such directors would stand for reelection by stockholders the following year.

Following election, all new independent directors undergo a comprehensive onboarding process.

2025 Proxy Statement	35

Board and Corporate Governance Matters

Stockholder Nominations for Directors

In addition, the Nominating/Governance Committee considers candidates for director suggested by stockholders. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Candidates for director recommended by stockholders must be able to satisfy the independence standards established by the Board as set forth in the applicable Nasdaq Listing Rules, any other applicable rules or regulations and the Company’s Corporate Governance Guidelines as outlined below under “Director Independence.”

Holders of shares of Common Stock may submit director candidates for consideration (other than those elected by holders of shares of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Airlines Holdings, Inc., c/o the Corporate Secretary’s Office, 233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate’s name, biographical data, qualifications and other information required by Section 2.10 of the Amended and Restated Bylaws with respect to director nominations by stockholders.

In addition to recommending director candidates to the Nominating/Governance Committee, stockholders may also, pursuant to procedures established in the Amended and Restated Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For a regularly scheduled annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the proposed nomination to the Secretary of the Company not later than the close of business on the 90th day or earlier than the 120th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. Close of business means 5:00 p.m. Eastern Time on any calendar day, whether or not the day is a business day. Our stockholders who hold 25% ownership in Common Stock have the right to request that the Company call a special meeting. For a special meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the nomination to the Secretary of the Company not earlier than 120 days prior to the date of such special meeting and not later than the close of business on the later of: (x) 90 days prior to the date of such special meeting; and (y) 10 days following the day on which public announcement is first made of the date of such special meeting. In either case, a notice of nomination submitted by a stockholder must include information concerning the nominating stockholder and the stockholder’s nominee(s) as required by the Amended and Restated Bylaws.

Proxy Access Stockholder Right

As part of our ongoing commitment to strong corporate governance practices, we adopted a “proxy access” bylaw for stockholders in 2016. In accordance with the Amended and Restated Bylaws, under specified circumstances, a stockholder or group of stockholders may submit director nominees to the Board to be included in the Company’s proxy materials for an annual meeting of stockholders, known as “proxy access.” Stockholders who intend to submit director nominees for inclusion in the Company’s proxy materials for the next year’s annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Amended and Restated Bylaws. These proxy access provisions of our Amended and Restated Bylaws provide, among other things, the following:

3% SHARES FOR 3 YEARS	2 NOMINEES OR 20% OF THE NUMBER OF DIRECTORS
Any stockholder or group of up to 20 stockholders maintaining continuous qualifying ownership of at least 3% of our outstanding shares of Common Stock for at least 3 years

May nominate for inclusion in our proxy materials, director nominees constituting the greater of 2 nominees or 20% (rounded down) of the number of directors in our proxy materials for the annual meeting

Nominating stockholder(s) and the nominee(s) must also meet the eligibility requirements described in our Amended and Restated Bylaws

36	2025 Proxy Statement

Board and Corporate Governance Matters

For a regularly scheduled annual meeting, the group of stockholders who wish to submit director nominees pursuant to our proxy access bylaw provision must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

Preferred Stock Director Nomination Process

Pursuant to Part II, Section 8.1 of the Amended and Restated Certificate of Incorporation, the ALPA, the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, has the right to elect one member to the Board at each annual meeting of stockholders, remove such director with or without cause and fill any vacancies in such directorship. The ALPA became the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock pursuant to an agreement with United Airlines, Inc.

Pursuant to Part III, Section 8.1 of the Amended and Restated Certificate of Incorporation, the IAM, the sole holder of the Company’s Class IAM Junior Preferred Stock, has the right to elect one member to the Board at each annual meeting of stockholders, remove such director with or without cause and fill any vacancies in such directorship. The IAM became the sole holder of the Company’s Class IAM Junior Preferred Stock pursuant to an agreement with United Airlines, Inc.

Director Retirement Policy and Term Limits

Under our Corporate Governance Guidelines, no candidate is eligible for election or reelection as a director to the Board if he or she would be 75 years of age or older at the time of election. From time to time there may be unusual circumstances where exceptions need to be made to this general rule to retain needed continuity and expertise, or for other business reasons, and the Board, upon recommendation by the Nominating/Governance Committee, may approve exceptions to this policy.

None of our director nominees will be 75 or older this year.

Also as set forth in the Corporate Governance Guidelines, the Board does not believe it should establish director term limits, which have the disadvantage of limiting the contribution of directors who have been able to develop, over a period of time, increasing insight into and knowledge of the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. However, the Nominating/Governance Committee considers the tenure of directors as one of several factors in re-nomination decisions as well as its general Board refreshment practices.

Our Tenure & Age Policies

NO TERM LIMITS	RETIREMENT AGE: 75

Director Outside Board Service

Our Corporate Governance Guidelines and the Audit Committee charter provide the following public company board service guidelines:

● No Audit Committee member may serve on the audit committee of more than three public companies (including our Board).
●
The Chairman and any other director who serves as chairman or lead independent director of another public company are not permitted to serve on boards of more than four public companies (including our Board).

●
Our Chief Executive Officer and any other director who is an active chief executive officer or the equivalent of another public company are not permitted to serve on boards of more than three public companies (including our Board).
● None of our directors is permitted to serve on boards of more than five public companies (including our Board).

2025 Proxy Statement	37

Board and Corporate Governance Matters

All the director nominees are compliant with our public company board service guidelines.

In addition, our Corporate Governance Guidelines provide that directors are required to advise the Chairman and the chair of the Nominating/Governance Committee in advance of accepting an invitation to serve on another public company board or an appointment to serve on an audit committee or a compensation committee of another public company board. Furthermore, in assessing the director nominees’ qualifications to serve on the Board, the Nominating/Governance Committee reviews the number of other boards on which each director nominee serves and the other business and professional commitments of each director nominee in accordance with our Corporate Governance Guidelines.

Director Independence

Process for Determining Independence

Our Corporate Governance Guidelines require that at least a majority of the Board members be independent from management under the applicable Nasdaq Listing Rules, any other applicable laws and regulations and our Corporate Governance Guidelines. The Board has adopted categorical standards reflecting the bright-line independence standards under the applicable Nasdaq Listing Rules to assist in determining each director’s independence. These standards are set forth in Annex A to our Corporate Governance Guidelines, which is available on the Company’s investor relations website at ir.united.com.

Independence Determination

The Board, through the Nominating/Governance Committee, undertakes an annual review of director independence in accordance with our Corporate Governance Guidelines. The Nominating/Governance Committee relies on information derived from Company records, a detailed questionnaire that provides information about relationships that might affect the determination of independence completed annually by each director and other inquiries. A summary of the answers to annual questionnaires completed by each of the directors and a report of transactions with director affiliated entities (if any) are also made available to the Nominating/Governance Committee.

On the basis of this review of all of the director nominees, the Nominating/Governance Committee delivered a report to the full Board and the Board affirmatively determined that all non-employee director nominees (as defined under “How Directors Are Paid” below) qualify as “independent” under the applicable independence tests and standards and that all members of each of our Audit Committee, Compensation Committee and Nominating/Governance Committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees. In addition, Carolyn Corvi and James A. C. Kennedy, who each retired from the Board at the 2024 annual meeting of stockholders, were deemed independent. The Board has also determined that Messrs. Kirby and Johnsen and Captain Noyes do not qualify as “independent” under the applicable tests and standards. Mr. Kirby is not independent because he is an employee of the Company. Captain Noyes is not independent because he is an employee of United Airlines, Inc. and affiliated with the ALPA, a union that represents certain of the Company’s employees. Similarly, Captain Garth Thompson and Captain Anne Worster, each who served on the Board during a portion of 2024, were not independent as employees of United Airlines, Inc. and affiliated with the ALPA. Mr. Johnsen is not independent because he is an employee of United Airlines, Inc. and affiliated with the IAM, a union that represents certain of the Company’s employees.

38	2025 Proxy Statement

Board and Corporate Governance Matters

Board and Committee Evaluation Process

The Board conducts an annual self-evaluation to determine whether the Board and its Committees are functioning effectively and meeting their objectives and goals. The Nominating/Governance Committee develops and oversees the overall evaluation framework. The annual self-evaluation has periodically been conducted by a third-party consultant, as appropriate.

1 Annual Self-Assessment Questionnaires and Evaluation

The Nominating/Governance Committee reviews the format and substance of the Board evaluation and director peer review process, including the questions to be addressed, as necessary to help ensure that the solicited feedback remains relevant and appropriate. The charter of each Committee also requires an annual performance evaluation, which traditionally is overseen by the chair of each Committee.

Directors complete an electronic questionnaire responding to questions about the Board and Committee structure and responsibilities, Board culture and dynamics, oversight of strategy and risk, meeting agendas, adequacy of information to the Board, Board and Committee composition and refreshment, Committee effectiveness and other Board-related topics. The questionnaire also allows directors to provide written feedback and make anonymous comments.

Committee members also complete an electronic questionnaire, which includes questions approved by each Committee chair with topics covering each Committee’s responsibilities and effectiveness.

2 One-on-One Conversations between Chairman of the Board and Each Director

The Chairman of the Board speaks with each other director individually to obtain candid feedback with respect to Board, Committee and individual director performance, including to:

●
confirm the director’s continued desire to serve on the Board and discuss Committee assignments;
●
solicit the director’s suggestions on Board and Committee effectiveness and practices;
●
solicit additional feedback on Board composition and priority agenda topics; and
●
address any other issues the director wishes to discuss.

3 Discussion of Results and Feedback Incorporated

The results from the questionnaires are anonymously compiled, reviewed by the Nominating/Governance Committee and presented by the Chairman of the Board to the full Board for discussion. Committee chairs also report to their Committees the results of their respective Committee’s evaluation and any follow-up actions.

The Nominating/Governance Committee uses the results of the annual assessment to make enhancements and continue to improve board effectiveness as part of its annual governance review. Any feedback for management is provided by the Chairman of the Board.

The Chairman of the Board also discusses with the full Board the anonymized feedback from the one-on-one director discussions. Any notable results from the individual director self-assessments are shared with the relevant directors.

2025 Proxy Statement	39

Board and Corporate Governance Matters

Board Governance

Governance Framework

The Board has developed a corporate governance framework designed to ensure the Board has the authority and practices in place to review and evaluate the Company’s business operations and to make decisions independent of management. The Board’s goal is to align the interests of directors, management and stockholders and comply with or exceed the requirements of the applicable Nasdaq Listing Rules and any other applicable rules or regulations. This framework establishes the practices that the Board follows with respect to, among other things, Board composition and member selection, Board leadership structure, Board meetings and involvement of senior management, director compensation, the Chief Executive Officer performance evaluation, management succession planning and Board Committees. The Board is committed to seeking opportunities for improvements to this framework on an ongoing basis.

We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. The Board has responsibility for establishing broad corporate policies and for overseeing the Company’s business and strategy on behalf of the Company’s stockholders and other stakeholders pursuant to the Delaware General Corporation Law and our Amended and Restated Bylaws. To this end, the Board has adopted Corporate Governance Guidelines that, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Committee charters, form the governance framework for the Board and its Committees. The Nominating/Governance Committee regularly reviews (at least annually) the Corporate Governance Guidelines and other governing documents and policies in light of changing regulatory requirements, evolving best practices and feedback from our stockholders and other stakeholders and recommends appropriate changes to the Board for consideration and approval. The Corporate Governance Guidelines may be viewed on the Company’s investor relations website at ir.united.com. Each Committee of the Board is governed by a charter adopted by the Board and any potential changes to the Committees’ charters are also considered at least once a year. In addition, the Compensation Committee regularly reviews compensation issues and recommends adoption of policies and procedures that strengthen our compensation practices. The section entitled “Compensation Discussion and Analysis” beginning on page 75 discusses many of these policies and procedures.

40	2025 Proxy Statement

Board and Corporate Governance Matters

Board Oversight of Key Risks

The Board takes an active role in overseeing corporate and business strategy and seeks to ensure the long-term interests of United and our stockholders are being served. The Board believes that evaluating the executive team’s management of the risks confronting United is an important area of oversight.

BOARD OF DIRECTORS

Our Board oversees corporate strategy, executive succession planning and other matters reserved to the Board. Our Board reviews and discusses with management significant risks affecting United, including directly overseeing safety matters and other matters escalated by its Committees from within their respective areas of direct oversight.

Audit Committee

Oversees financial and audit matters, including financial reporting, internal audit, ethics, legal and regulatory compliance, cybersecurity, artificial intelligence and internal controls, and has primary responsibility for assisting in Board oversight of the enterprise risk management program.

Compensation Committee

Oversees the design and administration of executive compensation programs and policies, including equity incentive plans, and has primary responsibility for assisting the Board with executive compensation.

Executive Committee

Oversees and monitors trends, strategies and operational and financial matters that affect United and has primary responsibility for assisting the Board with human resources matters and labor relations.

Finance Committee Oversees financial and strategic planning and has primary responsibility for assisting the Board with oversight of matters relating to our treasury and capital structure.

Nominating/Governance Committee

Oversees Board structure, governance, and independence and director compensation and has primary responsibility for assisting the Board with Board succession planning and overseeing management succession planning.

Public Responsibility Committee

Oversees the design and administration of our safety and public health, community impact, environmental sustainability and climate-related, people impact, responsible sourcing and government affairs initiatives, risks and opportunities, including strategic goals and objectives.

MANAGEMENT Led by our CEO and executive team, implements and supervises day-to-day risk management processes and reports to the Board and its Committees on significant matters.

Internal Audit

Identifies and helps mitigate risk and improves internal controls. The internal audit function is directly overseen by the Audit Committee and operates pursuant to a charter, which is reviewed and approved annually by the Audit Committee.

Enterprise Risk Management Program Designed to identify, assess, and monitor our business risks, including financial, operational, compliance, safety and reputational risks.

2025 Proxy Statement	41

Board and Corporate Governance Matters

Oversight of SAFETY

At United, safety is first in everything that the Company does and is our first service standard of our Core4 standards (we are safe, then caring, dependable and efficient). Our Board provides significant oversight of our safety processes and procedures. This oversight includes a review of management’s development, implementation and maintenance of the Company’s safety management system, objectives, culture, training and reporting. Board meeting sessions typically start with a presentation on current and potential future safety considerations affecting the Company—both in the air and on the ground. The topics include discussions regarding current and proposed safety procedures, programs and goals; reports and matters related to our and the industry’s safety performance (e.g., our customer and employee injuries (including turbulence-related, heat-related and ergonomic injuries) as well as our aircraft damages); our safety-related regulatory compliance requirements; and our efforts to collaborate with global regulators, airline operators and other industry stakeholders to improve airline safety.

Oversight of Business Strategy

Overseeing management’s formulation, implementation and ongoing execution of the Company’s strategy is one of our Board’s primary responsibilities. The Board believes that a fundamental understanding of the Company’s strategy assists it in fulfilling its oversight role on behalf of the Company’s stockholders and other stakeholders. As part of its oversight role, the Board regularly reviews the Company’s strategy, controls and procedures, as well as issues and opportunities facing the Company in light of trends and developments in the aviation industry and broader business environment. The Board’s Committees oversee elements of our strategy associated with their respective areas of responsibility.

Throughout the year, the Board provides guidance to management on strategy and helps to refine operating plans to implement the strategy. Every regularly-scheduled meeting of the Board includes updates from Company management regarding the Company’s strategy and the Board holds an annual multi-day strategy session with the Company’s senior leadership team and other members of management who present our Board with important information about the Company’s short-term and long-term strategic plans, including their development, execution, ongoing implementation, performance relative to goals under the strategic plans and the principal issues that the Company will face in the future. As stated previously, engagement of the Board on matters of strategic importance continues in between meetings, including through updates to the Board.

Oversight of United Next Plan

The Board has been actively involved in the development of the Company’s United Next plan since its inception. The Board has centered its focus on drawing on its collective leadership experiences and areas of expertise to provide guidance on the Company’s execution of its United Next plan, including the introduction of hundreds of new, and newly upgraded, aircraft to the United fleet, expanding our global network, making significant technology changes to our operations, and winning brand-loyal customers. Management is focused on the various components of the United Next strategy, utilizing the resources of all operational groups to ensure the successful execution of our United Next strategy. The Board receives updates and engages in dialogue with the members of our executive management team on various aspects of the United Next plan at each Board meeting.

oversight of Financial and Competitive Performance

Throughout the year, the Board reviews the Company’s financial and competitive performance and financial condition, including overseeing management’s execution against the Company’s capital, liquidity, strategic and financial operating plans. The Board, through the Finance Committee, dedicates significant focus to reviewing our capital allocation strategy.

Oversight of CORPORATE CITIZENSHIP Approach

Our governance framework includes direct oversight by our Board and our various Committees of our corporate citizenship goals, targets, strategies, initiatives, risks, assessments, disclosures and external engagement and related matters. The Public Responsibility Committee, the Audit Committee, the Nominating/Governance Committee, the Executive Committee and the Compensation Committee each have key responsibilities relating to corporate citizenship topics and they align and collaborate to enable achievement of our corporate citizenship goals.

Management is responsible for reviewing, refining and implementing long-term corporate citizenship strategies and periodically updating the full Board and its Committees, as applicable, on issues related to the implementation of our corporate citizenship strategies.

42	2025 Proxy Statement

Board and Corporate Governance Matters

oversight of cybersecurity risks

The Company considers management of cybersecurity and digital risk as essential for enabling success. United established a risk-based strategy informed by guiding principles from industry standard cybersecurity and risk management frameworks, such as those published by the National Institute of Standards and Technology (“NIST”). The Company's cybersecurity risk management framework is integrated with the Company's Enterprise Risk Management ("ERM") process that is subject to oversight by the Audit Committee. Cybersecurity risks are one of the key risks regularly evaluated, assessed and monitored as part of the Company's overall ERM process. The Company’s Cybersecurity and Digital Risk (“CDR”) organization established its risk-based approach using guiding principles from well-regarded cybersecurity and risk management frameworks published by the NIST. The Company incorporates regular information security training as part of its employee education and development program. The Company also participates with industry organizations to exchange timely threat information and improve the collective defense of the aviation sector. The Company consistently seeks opportunities to improve its capabilities to protect the Company and its customers, including through cybersecurity trainings and skill development programs for its CDR members.

United’s Chief Information Security Officer oversees the CDR organization and the Company’s approach to managing cybersecurity and digital risk. United’s Chief Information Security Officer is supported by the Company at the highest levels and regularly engages with cross-functional teams at the Company, including Digital Technology, Legal, Audit, Human Resources, Facilities and Corporate Risk.

The Audit Committee provides oversight of the Company’s assessment and risk management policies and strategies with respect to significant business risks, including cybersecurity and digital risk. On a regular basis, the Audit Committee receives reports from the Company's Chief Information Security Officer or her representative(s) regarding the identification and management of cybersecurity risks, including when applicable, notable cybersecurity threats or incidents impacting the aviation sector or the Company, results of independent third-party assessments of the Company's cybersecurity program, key metrics, capabilities, resourcing and strategy regarding the Company's cybersecurity program and updates related to cybersecurity regulatory developments. We periodically engage an independent external auditor to assess our cybersecurity program against the NIST Cybersecurity Framework and we report the results of such assessment to the Audit Committee. Further, certain aspects of our cybersecurity program are externally reviewed by applicable overseeing authorities, including through our annual obtainment of a PCI Report on Compliance, our attestation of our cybersecurity program to the Department of Defense, the review of our program through the International Air Transport Association Operational Safety Audit, and, beginning in 2025, the Transportation Security Administration’s Cybersecurity Evaluation.

For more information, please see Item 1C, “Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

OVERSIGHT OF ARTIFICIAL INTELLIGENCE

The Audit Committee provides oversight with respect to the Company’s various business risk exposures, including, but not limited to, those relating to artificial intelligence. Further, the Audit Committee periodically reviews with management the steps management has taken to monitor and manage artificial intelligence and information security risk exposure. Additionally, we have established a cross-functional group comprised of members of management to establish artificial intelligence governance practices and processes to help keep our employees, customers and United safe and secure and to mitigate risks associated with artificial intelligence.

Our Senior Vice President, Chief Information Officer frequently updates the Board on the Company’s digital technology function, which may include updates on how the Company utilizes artificial intelligence within its operations, including the benefits of doing so as well as potential risks, and the steps management has taken to mitigate any such risks.

2025 Proxy Statement	43

Board and Corporate Governance Matters

INTERNAL AUDIT

The Company’s internal audit function identifies and helps mitigate risk and improves internal controls. The internal audit function is directly overseen by the Audit Committee and operates pursuant to a charter, which is reviewed and approved annually by the Audit Committee.

The Audit Committee is responsible for reviewing and approving management’s appointment, replacement, reassignment or dismissal of the Vice President, Chief Risk Officer (or any other individual performing the function of the senior internal audit executive (the “Chief Audit Executive" or the "CAE”)). The Audit Committee reviews the summaries of the internal audit reports to management and management’s responses and discussion with the CAE, management, and the independent auditors, as appropriate. The Audit Committee further reviews the significant internal audit findings and management’s responses to such findings.

The Audit Committee reviews with independent auditors, the CAE and management the extent to which changes or improvements in financial or accounting practices and internal controls that were previously reviewed and/or approved by the Audit Committee have been implemented.

The Audit Committee also periodically meets separately with management, the independent auditors and the CAE.

44	2025 Proxy Statement

Board and Corporate Governance Matters

MANAGEMENT SUCCESSION PLANNING AND TALENT DEVELOPMENT

One of the primary responsibilities of the Board is to ensure that United has a high-performing executive leadership team. To meet that goal, especially in light of the critical importance of executive leadership to United’s business strategy and the Company’s overall success, we have an annual succession planning process that is enterprise-wide and designed to help ensure that an appropriate succession plan is in place for our CEO and other members of senior management. Our talent management and succession planning process is designed to help ensure continuity of leadership, provide for a talent-rich leadership organization that can drive the Company’s strategic objectives and prepare us for expected transitions (such as those arising from promotions, retirements and other role changes) as well as unexpected departures.

The Board maintains an effective planning process to select successors to the CEO and other members of executive management. Our Board’s involvement in our annual succession planning process is outlined in the Company’s Corporate Governance Guidelines. Our Board believes that the directors and the CEO should collaborate on succession planning and that the Board should be involved in the critical aspects of the management succession planning process. The Board has assigned to the Nominating/Governance Committee and the Executive Committee the responsibility to oversee the Company’s talent management and succession planning process, including long-term succession plans for the CEO and other executive officers as well as oversight of the Company’s readiness for turnover in key positions and ability to act swiftly in response to unplanned turnover.

The CEO, our Executive Vice President, Human Resources and Labor Relations, and other executives report annually to the Nominating/Governance Committee on succession planning (including plans in the event of an emergency) and management development and provide the Nominating/Governance Committee with an assessment of persons considered potential successors to certain senior management positions. The Board may review development and succession planning more frequently as it deems necessary or desirable. The Executive Committee also is regularly updated on key talent indicators for the overall workforce.

More broadly, our talent review process for senior management roles involves the Board engaging with the Company’s leadership team on matters of talent and culture, including the development of the Company’s talent pipeline and review of talent for business and function groups across the Company. As a part of this process, potential successors engage with Board members through formal presentations and during informal events.

Political Contributions and Lobbying Expenditure Oversight and Disclosure TRANSPARENCY

United works with government officials at all levels (international, federal, state and local), as well as our extensive network of partners and stakeholders to advocate for policies and a regulatory environment to enable our industry to safely and sustainably grow and contribute to the economy. We participate in the political and policy process via regular engagement with government officials and policymakers, by making contributions to candidates and organizations and by encouraging political engagement by our employees in order to advocate for the long-term interests of the Company. We advocate for policies that modernize infrastructure and improve safety, rationalize our tax burden, reduce unnecessary regulation, enhance the customer experience, mitigate fuel cost and enhance global competitiveness in the airline industry, among other items. More information and additional disclosures referenced below can be found in our Political and Lobbying Policy, available at https://crreport- uat.united.com.

Corporate Political Contributions

●	The Company may make contributions to state or local candidate campaigns, parties, political committees, and ballot measures that enhance the interests of the Company’s stakeholders, to the extent permitted by applicable law, and subject to the approval of the board of directors (“UAPAC Board of Directors”) of the United Airlines, Inc. Political Action Committee (“UAPAC”).
●	We file publicly available reports that disclose our political contributions with state and local agencies as required by state and local law. We provide information regarding our corporate political contributions on our website that is updated semi-annually.

2025 Proxy Statement	45

Board and Corporate Governance Matters

Lobbying Expenditures

●	Our lobbying activities are governed by policies and practices designed to facilitate compliance with laws and regulations, including those relating to the lobbying of government officials, the duty to track and report lobbying activities, and the obligation to treat lobbying costs and expenses as nondeductible for tax purposes.
●	The Company fully supports appropriate disclosure of its lobbying criteria, activities and expenditures. Our lobbying disclosures are made on a regular basis as required by federal, state, or local jurisdictions.
●	We also provide annual disclosure of the member organizations where our dues and other contributions used for non-deductible activity such as lobbying activities exceed $25,000, the amount of such dues attributable to lobbying activity, and the Company’s total spending on lobbying as defined in the Internal Revenue Code. Additionally, we provide annual disclosure of any 501(c)(4) organization to which we paid more than $25,000 and the total amount of such payments. This disclosure is available at https://crreport-uat.united.com.
●	In addition, we published our “Climate Lobbying Report: Aligning Climate Leadership with Advocacy” in 2022, which is available on our investor relations website at ir.united.com. This report describes how our lobbying practices are aligned with our corporate climate strategy.

Oversight

●	The Board has delegated oversight responsibility of our political contributions to its Public Responsibility Committee. Our Government Affairs and Global Public Policy organization makes recommendations on political contributions to the UAPAC Board of Directors, which in turn reviews and approves all UAPAC and corporate political contributions. Our Executive Vice President, Government Affairs and Global Public Policy or her representative provides the Public Responsibility Committee an annual report on political contributions of the Company and the UAPAC for the prior year.

Our policy advocacy and lobbying activities are determined by senior management with oversight by the Board, which has delegated this oversight responsibility to its Public Responsibility Committee. Our Government Affairs and Global Public Policy organization oversees and executes our policy advocacy, lobbying expenditures and related activities. Our Executive Vice President, Government Affairs and Global Public Policy or her representative also reports regularly to the Board on our policy advocacy, lobbying expenditures and related activities, periodically reviewing with the Public Responsibility Committee the strategic priorities for the Company’s lobbying activity.

Board Meetings and Director Attendance

Each quarter, our Board holds a series of two-day meetings of the Board and its Committees to review significant developments affecting the Company and to act on matters requiring Board approval. Committee meetings occur the first and second day before the full Board meeting. In addition to the quarterly meetings, there are other regularly scheduled Committee meetings and several special Board and Committee meetings each year. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. Directors are expected to attend all Board meetings and meetings of the Committees on which they serve. Our Board met nine times in 2024 and our Committees met the number of times shown beginning on page 51.

Each incumbent director nominee attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2024 and (ii) the meetings of any Committees held during their tenure as members of such Committees during 2024.

In addition, absent extenuating circumstances, directors are required to attend our annual meetings of stockholders. All of the directors who stood for election in 2024 attended our 2024 annual meeting of stockholders.

46	2025 Proxy Statement

Board and Corporate Governance Matters

Executive Sessions of independent Directors

Our independent directors meet separately in executive session outside the presence of any management director at each quarterly Board meeting. Our Corporate Governance Guidelines provide that the Chairman preside over independent director executive sessions. When deemed appropriate, the Chairman invites the Chief Executive Officer and the President to join a portion of the executive session to receive feedback from the Board and to provide direct insight on relevant topics. Executive sessions are also scheduled for each regular quarterly meeting of each Committee.

Director Orientation and Continuing Education

Upon joining our Board, in accordance with our Corporate Governance Guidelines, all new non-employee directors participate in the Company’s orientation program with senior management from all areas of the Company who provide the new directors with a thorough understanding of their fiduciary duties as well as an overview of the Company’s business, performance, corporate governance and key policies and practices. Directors typically attend site visits to one or more of our locations. The Nominating/Governance Committee develops and oversees this orientation program with the assistance of our management.

On an ongoing basis, senior management and experts outside of the Company are periodically invited to attend portions of Board and Committee meetings to provide presentations on a variety of topics related to the aviation industry and general industry trends, governance, regulatory, legal and financial matters.

2025 Proxy Statement	47

Board and Corporate Governance Matters

Governance Policies and Principles

Certain Relationships and Related Transactions

Policy Statement Regarding Related Party Transactions

The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. To enable the Company to act in the best interests of its stockholders, it has a written Policy Statement Regarding Related Party Transactions (the “Related Party Transaction Policy”).

Except for a limited set of excluded transactions previously reviewed and approved, a Related Party Transaction (as defined below) must be approved or ratified by the Audit Committee or the Chair of the Audit Committee if approval by the entire committee is impractical. In reviewing a proposed transaction, the Audit Committee must (i) satisfy themselves that they have been fully informed as to the Related Party’s relationship and interest and as to the material facts of the proposed transaction; (ii) consider all of the relevant facts and circumstances available to them; and (iii) determine whether the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then such transaction shall be presented for ratification by the Audit Committee or the Chair of the Audit Committee.

A “Related Party Transaction” is generally a transaction in which:

(a)the aggregate amount involved exceeds or is reasonably expected to exceed $120,000;

(b)a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction); and

(c)the Company is a participant.

A “Related Party” is a director, director nominee or executive officer of the Company, beneficial owner of more than 5% of the Company’s voting securities or such person’s immediate family member.

Related Party Transactions Since January 1, 2024

John Gebo, Senior Vice President, Treasury, Fleet & Fuel of United Airlines, Inc., is the spouse of Kate Gebo, Executive Vice President, Human Resources and Labor Relations, of the Company. For 2024, Mr. Gebo received compensation, including base salary, incentive compensation awards and other customary officer and employee benefits that were determined in the ordinary course consistent with the process used for determining compensation levels for other officers and employees of United. The 2024 cash compensation and equity award values for Mr. Gebo were approximately $2,723,000. Mr. Gebo and Ms. Gebo do not report to, or determine the compensation of, each other.

48	2025 Proxy Statement

Board and Corporate Governance Matters

Conflict and Code of Ethics and Business Conduct

The Related Party Transaction Policy operates in conjunction with other aspects of the Company’s compliance program, including the requirement in the Corporate Governance Guidelines that directors disclose any potential conflict of interest to the Chairman before any decision is made related to the matter. If the Chairman, in consultation with legal counsel, determines that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

The Company has a code of ethics, the “Code of Ethics and Business Conduct,” (the “Code of Conduct”) for its directors, officers and employees. The Code of Conduct serves as a “Code of Ethics” as defined by SEC regulations and as a “Code of Conduct” under Nasdaq Listing Rule 5610. The Code of Conduct addresses conflicts of interest, including disclosure of any situations or activities that might be perceived as a conflict of interest. The Code of Conduct is available on the Company’s investor relations website at ir.united.com. Waivers granted to certain officers from compliance with or future amendments to the Code of Conduct will be disclosed on the Company’s investor relations website in accordance with Item 5.05 of Form 8-K.

Securities trading POLICY

The Company has adopted a Securities Trading Policy that governs the purchase, sale and any other dispositions of the Company’s securities by the Company’s directors, officers and employees and by the Company itself. The Company believes that this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as the Nasdaq listing standards.

Prohibition on Hedging and Pledging

Under our Securities Trading Policy, officers, directors and all of our management and administrative employees are prohibited from engaging in speculative and derivative trading, short-selling or otherwise hedging our securities. This restriction includes “short sales,” “short sales against the box,” the purchase and sale of “put” and “call” options, warrants and hedging transactions (such as forward-sale contracts, equity swaps, collars and exchange funds). Our officers, directors and management and administrative employees are also prohibited from holding Company securities in a margin account or pledging our securities as collateral for a loan.

2025 Proxy Statement	49

Board and Corporate Governance Matters

How the Board Is Organized

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to ensure both independent oversight of management and a highly engaged and high-functioning Board. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and Chief Executive Officer may be either combined or separated, in the Board’s discretion, and establish well-defined responsibilities with respect to the Board Chairman and Lead Independent Director roles, including the requirement that the Board have a Lead Independent Director if the Board Chairman is not an independent director. The Board regularly reevaluates its Board leadership structure as part of the Board evaluation process described and also considers stockholder feedback on the topic.

Our Company has separate Chairman and Chief Executive Officer roles, which the Board believes currently best serves its ability to carry out its roles and responsibilities on behalf of the Company and its stockholders. Our independent Chairman oversees corporate governance matters, ensuring that the Board provides strong oversight of management and the Company’s strategy and business and that all directors have access to the resources required to discharge their duties appropriately. Our Chief Executive Officer is in charge of the business and strategic direction of the Company, subject to the overall direction and supervision of the Board and its Committees. The Board does not have a Lead Independent Director given that the Chairman is currently an independent director. The duties of the Chairman are substantially similar to those of the Lead Independent Director. In addition, independent directors chair our Board Committees. Our overall structure promotes effective oversight, strengthens our Board’s independent leadership and supports our commitment to enhancing stockholder value and strong governance.

Effective May 2021, Edward “Ted” Philip was appointed Board Chairman. Mr. Philip is an independent director and has a wealth of leadership experience and deep understanding of the Board from his experience as Lead Independent Director of the Board from 2020 to 2021 and serving as a director of the Board since 2016. Mr. Philip manages the relationship between the Board and the Chief Executive Officer and seeks to ensure that interactions with the directors facilitate a useful exchange of viewpoints. Mr. Kirby is available to all directors between meetings and meets regularly with the Chairman and with the directors as a group to advise on the Company’s business and affairs and to receive feedback from the Board. Mr. Philip’s collaboration with Mr. Kirby allows the Board to focus attention on the issues of greatest importance to the Company and its stockholders and Mr. Kirby to focus primarily on executing the Company’s business and strategic goals in his role as Chief Executive Officer.

Edward M. Philip Chairman of the Board (Since 2021)

Robust responsibilities:

●
Convene meetings. Has the authority to convene meetings of the Board and executive sessions consisting solely of independent directors at every meeting.
●
Preside at certain meetings. Presides at all meetings of the Board at which he is present, including executive sessions of independent directors and stockholder meetings.
●
CEO performance review. Consults with the Compensation Committee as it conducts the annual performance review of the CEO.
●
Director liaison. Serves as liaison between the CEO and the directors by facilitating open, transparent and candid dialogue.
●
Meeting schedules, agendas, and information. Approves meeting schedules, agendas, and the information furnished to the Board in connection with Board meetings or other Board action to ensure that the Board has sufficient time and information for discussion.
●
Stockholder engagement. Engages in consultation and direct communication with major stockholders, as appropriate.
●
Composition and director succession planning. Consults with the Nominating/Governance Committee regarding Board and Committee composition, Committee Chair selection, the annual performance review of the Board and its Committees and director succession planning.

50	2025 Proxy Statement

Board and Corporate Governance Matters

Committees of the Board

The Board has six standing Committees: Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility. The Audit Committee, Compensation Committee and Nominating/Governance Committee are composed solely of independent directors. The current membership and function of each standing Committee is described on the following pages. Each Committee operates under a written charter adopted by the Board, which is available at on our investor relations website at ir.united.com. Each Committee reviews and assesses its charter annually.

AUDIT COMMITTEE(1)

Primary Responsibilities

●Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;
●Assist the Board in fulfilling its responsibility to oversee (a) the quality and integrity of the Company’s financial statements and related disclosures and adequacy of the Company’s system of disclosure controls and internal control over financial reporting and risk management, (b) the Company’s compliance with legal and regulatory requirements and ethical standards, (c) the independent auditors’ qualifications, performance and independence, and (d) the performance of the Company’s internal audit function and independent auditors;
●Oversee and periodically review with management the Company’s information technology systems and controls, including programs and defenses against cybersecurity threats and the steps management has taken to monitor and manage cybersecurity, artificial intelligence and information security risk exposures;
●Oversee the Company’s controls and procedures relating to its corporate citizenship material disclosures and reporting, including assurance processes where applicable;
●Prepare an audit committee report as required by the rules and regulations of the SEC to be included in the Company’s annual proxy materials;
●Oversee the internal audit function; and
●Provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board.

Chair: Michele J. Hooper Additional Committee Members: Matthew Friend Barney Harford Edward M. Philip Laysha Ward FY24 Meetings Held: 8 Committee Report: Page 71

(1)	The Board has determined that all members of the Audit Committee are independent as defined by the applicable Nasdaq Listing Rules and SEC standards. The Board has determined that each of the Audit Committee members satisfies the financial literacy requirements under the Nasdaq Listing Rules and that each of Ms. Hooper and Messrs. Philip and Friend qualifies as an “audit committee financial expert” as defined by SEC regulations.

The Audit Committee also appoints the Company’s independent registered public accounting firm and pre-approves the services performed by them. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in the section entitled “Item 2—Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 70.

As provided in the Audit Committee’s charter, no member of the Audit Committee may serve on the audit committee of more than three public companies (including the Company).

2025 Proxy Statement	51

Board and Corporate Governance Matters

COMPENSATION COMMITTEE

Primary Responsibilities

●
Oversee the administration of the Company’s compensation plans, including the equity-based plans and executive compensation programs of the Company;
●
Discharge the Board’s responsibilities relating to the performance evaluation and compensation of the Company’s executive officers, including the Chief Executive Officer; and
●
Prepare the compensation committee report required by the SEC to be included in the Company’s annual proxy statement or Form 10-K, which is set forth in this Proxy Statement under “Compensation Discussion and Analysis.”

Chair: James M. Whitehurst Additional Committee Members: Rosalind Brewer Matthew Friend Edward L. Shapiro FY24 Meetings Held: 7 Committee Report: Page 109

The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis (the “CD&A”) and, based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company’s annual proxy statement or Form 10-K, as applicable.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain, at the expense of the Company, the advice of a compensation consultant, independent legal counsel or other adviser (each, a “compensation adviser”). The Compensation Committee may select a compensation adviser only after taking into consideration all factors relevant to the compensation adviser’s independence from management, including the factors specified under applicable SEC rules and Nasdaq Listing Rules. The Compensation Committee has the authority to approve the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers as it deems advisable. The Compensation Committee can also form and delegate authority to subcommittees.

The Compensation Committee has delegated to the Chief Executive Officer the authority to grant, modify and interpret the terms of stock awards to eligible participants (other than officers of the Company subject to Section 16 of the Exchange Act). Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the senior management team. His recommendations are based on input from the Executive Vice President, Human Resources and Labor Relations, her staff and the Compensation Committee’s independent compensation consultant. The Compensation Committee has the authority to review and approve these recommendations as it deems appropriate.

52	2025 Proxy Statement

Board and Corporate Governance Matters

Compensation Committee Interlocks and Insider Participation

During 2024 and as of the date of the Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company or its subsidiaries and no executive officer of the Company served or serves on the compensation committee (or its equivalent) or board of any company that employed or employs any member of the Company’s Compensation Committee or the Board. In addition, no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

Role of Compensation Consultant in Determining Executive Compensation

The Compensation Committee has retained Exequity LLP (“Exequity”) as its independent compensation consultant. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, in connection with setting incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company other than advising the Nominating/ Governance Committee with respect to director compensation.

The Compensation Committee maintains a conflict of interest policy governing the relationship with its compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management’s obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Compensation Committee through its Chair (or in the case of services being provided to the Board, through the Chairman of the Board or, as applicable, the Lead Independent Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to applicable SEC rules and Nasdaq Listing Rules and concluded that Exequity’s work for the Compensation Committee does not raise any conflict of interest.

2025 Proxy Statement	53

Board and Corporate Governance Matters

EXECUTIVE COMMITTEE(1)

Primary Responsibilities

●
Act on such matters as are specifically assigned to it from time to time by the Board and exercise all of the powers that are held by the Board with respect to management of the business and affairs of the Company to the extent permitted by law with certain exceptions enumerated its charter;
●
Monitor trends, strategies and operational and financial matters, and other items that materially affect, or could materially affect, the Company’s business; and
●
Oversee the Company’s significant human resources and labor relations strategies, including, but not limited to, culture and talent management matters.

Chair: Edward M. Philip Additional Committee Members: Michele J. Hooper Walter Isaacson Scott Kirby Edward L. Shapiro James M. Whitehurst FY24 Meetings Held: 4

(1)	Consists of the Chairman of the Board, the Chairpersons of our five other standing Committees, each of whom is an independent director, and our Chief Executive Officer.

FINANCE COMMITTEE

Primary Responsibilities

●
Review financial plans and cash management policies and activities;
●
Evaluate and advise the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets;
●
Evaluate and advise the Board on business opportunities, capital commitments and financing transactions;
●
Evaluate the Company’s capital structure and recommend certain proposed issuances of securities; and
●
Review strategies relating to financial, operating, or economic risk.

Chair: Edward L. Shapiro Additional Committee Members: Rosalind Brewer Michelle Freyre Matthew Friend Barney Harford Scott Kirby FY24 Meetings Held: 5

54	2025 Proxy Statement

Board and Corporate Governance Matters

NOMINATING/GOVERNANCE COMMITTEE

Primary Responsibilities

●
Identify, evaluate and recommend for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company;
●
Develop and recommend to the Board and at least annually review the Corporate Governance Guidelines and oversee corporate governance matters;
●
Review and oversee the Company’s succession planning process for executive officers, including the Chief Executive Officer;
●
Oversee an annual evaluation of the Board, its Committees and individual directors, as applicable; and
●
Review and make recommendations to the Board with respect to director compensation.

Chair: Edward M. Philip Additional Committee Members: Michele J. Hooper Walter Isaacson Laysha Ward James M. Whitehurst FY24 Meetings Held: 5

PUBLIC RESPONSIBILITY COMMITTEE

Primary Responsibilities

●
Review and make recommendations to the Board regarding the Company’s policies and positioning with respect to safety and public health, community impact, environmental sustainability and climate-related, people impact, responsible sourcing and governmental affairs, initiatives and risks, including strategic goals and objectives; and
●
Oversee the Company’s policies and practices regarding political expenditures, including an annual review of the Company’s political and lobbying policy and a review of the Company’s annual corporate political contributions and trade association dues and payments, and receive an annual report on political contributions of the Company and the UAPAC for the prior year.

Chair: Walter Isaacson Additional Committee Members: Michelle Freyre Barney Harford Richard Johnsen Laysha Ward FY24 Meetings Held: 4

2025 Proxy Statement	55

Board and Corporate Governance Matters

Communications with Directors and Stockholder Engagement

Written Communications with the Board

The Board welcomes input from stockholders and other interested parties and has established a process for stockholders and other interested parties to communicate directly with the Board as a whole, or any individual member, including the Chairman or the independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Airlines Holdings, Inc., c/o the Corporate Secretary’s Office, 233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing the Board at UALBoard@united.com. Any matter relating to our financial statements, internal accounting practices, internal controls or auditing matters should be addressed to the chair of the Audit Committee.

Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the Corporate Secretary’s Office as its agent for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary’s Office. The Corporate Secretary’s Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary’s Office maintains communications and they are available for review by any member of the Board at his or her request.

WHY WE ENGAGE

The Board and management are committed to driving long-term stockholder value through strong corporate governance, which includes continuing dialogue with our stockholders and other stakeholders to enable us to understand and respond to their concerns. We have a robust outreach program, aimed at providing visibility and transparency into financial, compensation and corporate governance practices and assessing those issues to better inform our decision-making, enhance our disclosures and help shape our policies and practices.

56	2025 Proxy Statement

Board and Corporate Governance Matters

when we engage: Year-Round Stockholder Engagement Program

before meeting	AT ANNUAL MEETING

●
Publish annual report and proxy statement
●
Issue our Corporate Impact Report, which highlights our recent developments relating to various topics, including corporate citizenship
●
Discuss Board's rationale for its voting recommendations with key stockholders and address concerns and questions
●
Discuss stockholder proposals with proponents
● Engage directly with stockholders ● Receive and review voting results for management and stockholder proposals

OFF-SEASON ENGAGEMENT	AFTER ANNUAL MEETING

●
Engage with stockholders and other stakeholders regarding topics of interest to better understand their priorities and viewpoints, to seek feedback on our initiatives, disclosures, and proposals and to inform Board discussions
●
Attend and participate in investor and corporate governance-related events to learn about emerging trends and issues and further engage stockholders
●
Review changes to our largest stockholders’ proxy voting policies and perspectives
●
Evaluate potential changes to corporate governance or executive compensation practices as well as disclosure enhancements in light of stockholder feedback and voting policies
●
Develop strategy for proxy season outreach meetings

●
Discuss voting results from annual meeting in light of existing corporate governance and executive compensation practices, as well as feedback received from stockholders, and determine if any follow-up actions are appropriate
●
Review corporate governance trends, recent regulatory developments, and the Company’s corporate governance documents, policies, and procedures to determine if any changes should be considered
●
Determine topics for discussion during off-season stockholder engagement

2025 Proxy Statement	57

Board and Corporate Governance Matters

Stockholder Engagement and ResponsivenesS

To inform our corporate governance practices, understand and consider the issues that matter most to our stockholders and keep our stockholders informed about our business, we engage with our stockholders and the broader corporate governance community year-round to seek their feedback on areas where we are performing well and areas for potential improvement. We held discussions with a number of our stockholders in the spring before the 2024 annual meeting of stockholders. However, we believe it is most productive to discuss these matters well in advance of the annual meeting of stockholders to enable management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for the Company’s broad stockholder base and in the Company’s best interests. Since our 2024 annual meeting of stockholders, we contacted stockholders representing approximately 57% of our outstanding shares to offer engagement meetings based on filings made by our stockholders with the SEC on or before March 1, 2025. Members of our Investor Relations department and Corporate Secretary’s Office, as well as other subject-matter experts within the Company, spoke with a substantial number of stockholders representing holdings both large and small on strategy, financial and operating performance, executive compensation, labor management, safety, environmental sustainability, and corporate governance matters, among others. We shared these discussions with our Nominating/Governance Committee as appropriate. We took feedback and insights from our engagement with stockholders and other stakeholders into consideration as we reviewed and evolved our corporate practices and policies. As noted above, the Board updates our corporate governance framework each year based on a number of inputs, including stockholder feedback. We also engaged with proponents who submitted stockholder proposals this year to better understand the rationale and requests of their proposals. In addition, throughout the year, our Investor Relations group engages with our stockholders, frequently along with our Chief Executive Officer and our Chief Financial Officer. This engagement includes attending investor conferences, holding one-on-one and small group meetings and calls with investors, and also interacting with investors and the analyst community during our quarterly earnings conference calls.

We encourage our registered stockholders to use the space provided on the proxy card to let us know your thoughts about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

Some key themes in 2024 and early 2025 emerged as part of our various engagements as set forth below.

Topic	Stockholder Feedback	Company Response
Executive Compensation	Stockholders continued to express a desire for our executive compensation program to emphasize performance of key financial metrics, including total stockholder return (“TSR”).

The design of our 2024 long-term incentive program increased the weighting of financial metrics from 40% to 80%, included financial metrics that are most important to our stockholders (including Earnings Per Share and Pre-tax Margin) and added a relative TSR modifier.

Artificial intelligence	Stockholders expressed an interest in enhanced disclosure around the Board’s oversight of the use of artificial intelligence in our operations.

We revised our Audit Committee charter to clarify the Audit Committee’s oversight of artificial intelligence, and we added disclosure in this Proxy Statement related to how the Board is frequently informed on the Company’s use of artificial intelligence in our operations.

SAFETY DISCLOSURE	Stockholders requested enhanced disclosure around the Company’s efforts to mitigate employee injuries, including heat-related injuries.

Our 2025 Corporate Impact Report includes a discussion of the Company’s Heat Illness Prevention Plan and this Proxy Statement includes additional disclosure regarding the Board’s oversight of safety topics, including employee injuries.

58	2025 Proxy Statement

Board and Corporate Governance Matters

Availability of Governance Materials

You may access financial and other information on our investor relations website, ir.united.com. Copies of these documents and other information are also available free of charge by sending a request to the Corporate Secretary’s Office, United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606. Also available on our website or upon request, free of charge, are copies of the following documents:

●
Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act;
●
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws;
● Committee Charters; ● Corporate Governance Guidelines; ● Climate Lobbying Report; and ● Code of Ethics and Business Conduct, which applies to all directors, officers and employees.

To view the United Airlines, Inc. Lobbying and Political Activity Policy and our comprehensive index that maps our corporate governance and corporate citizenship related disclosures across metrics outlined in the TCFD framework, please view our Corporate Impact Report at https://crreport-uat.united.com.

2025 Proxy Statement	59

Board and Corporate Governance Matters

How Directors Are Paid

HIGHLIGHTS OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

●
No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of Board service.
●
Emphasis on Equity: There is an emphasis on equity-based compensation with a one-year vesting period in the overall non-employee director compensation pay mix to align non-employee director and stockholder interests.
●
Recognition of Roles: Roles requiring extra time commitment and responsibilities, such as the Chairman of the Board and the Committee Chairpersons, are recognized for the supplemental service that they provide to the Board.
●
Stock Ownership Requirement: Non-employee directors must hold meaningful equity ownership positions in United.

STRUCTURE OF OUR NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Overview of Non-Employee Director Compensation Program

The members of our Board play a critical role in guiding United’s strategic direction. In light of the demanding nature of the role and responsibilities of a public company board, including the time commitment and risks associated with board service, the market for highly qualified and experienced individuals who are capable of serving as qualified directors of a large public company such as United is highly competitive.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors.

We have structured the compensation of our non-employee directors with the following objectives in mind:

Recognize the substantial investment of time and expertise necessary for the non-employee directors to discharge their duties to oversee United’s affairs.	Align the non-employee directors’ interests with the long-term interests of our stockholders.	Provide a non-employee director compensation program that is competitive, reasonable and clearly disclosed.

Our non-employee directors are accordingly compensated based on their respective levels of Board participation and responsibilities, including service on Committees, and receive a combination of annual cash retainers and equity compensation in the form of share unit awards.

As a United employee, Scott Kirby, our Chief Executive Officer, does not receive compensation for his service on the Board. Additionally, directors elected by a class of stock other than Common Stock are not entitled to receive any cash or equity compensation from United as a director, but are entitled to receive certain travel and charitable contribution benefits related to service as a director. For purposes of disclosure in this section, we refer to the non-employee directors elected by the holders of Common Stock as “non-employee directors.”

60	2025 Proxy Statement

Board and Corporate Governance Matters

In 2024, non-employee directors received the following compensation:

Compensation Element	Amount
REGULAR ANNUAL RETAINER
Cash	$115,000
Equity	$180,000
COMMITTEE CHAIR ANNUAL RETAINER (CASH)
Audit Committee	$30,000
Compensation Committee	$25,000
Executive, Finance, Nominating/Governance and Public Responsibility Committees	$20,000
COMMITTEE MEMBER ANNUAL RETAINER (CASH)(1)
Audit Committee	$15,000
Compensation, Executive, Finance, Nominating/Governance and Public Responsibility Committees	$12,500
ADDITIONAL ANNUAL RETAINER FOR CHAIRMAN OF THE BOARD (EQUITY)	$225,000

(1)Committee Chairpersons are not eligible for Committee Member Retainers.

The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of United’s non-employee directors.

The Compensation Committee’s independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits and stock ownership guidelines. United’s non-employee director compensation program was designed with reference to median director pay levels among the companies that comprise United’s compensation peer group. See “Compensation Discussion and Analysis-Market Considerations and Peer Group Used for 2024 Pay Analysis” for a listing of the companies included in our compensation peer group.

In December 2023, the Nominating/Governance Committee undertook its annual review of non-employee director compensation for fiscal year 2024. As part of this review, the Nominating/Governance Committee engaged Exequity to review market data on non-employee director compensation. After considering the recommendation of Exequity, the Nominating/Governance Committee recommended that the Board approve the following changes to our non-employee director compensation program, effective January 1, 2024 for the cash component and effective at the 2024 annual meeting of stockholders for the equity component:

●	Increased annual Board retainer for each non-employee director from $100,000 to $115,000;
●	Increased value of the annual equity award for each non-employee director from $170,000 to $180,000;
●	Increased annual cash retainer for the Audit Committee Chair from $25,000 to $30,000; and
●	Increased annual cash retainer for the Compensation Committee Chair from $20,000 to $25,000.

Such changes were approved by the Board and were made to better align our non-employee director compensation program with non-employee director compensation practices applicable to United’s overall compensation peer group (with an emphasis on the director pay programs at United’s major U.S.-based airline competitors) and to continue to attract and retain highly qualified and engaged non-employee directors. Prior to the 2024 changes taking effect, United’s non-employee director compensation program was last adjusted in 2019.

2025 Proxy Statement	61

Board and Corporate Governance Matters

Stock Ownership Guidelines

The Board believes that non-employee directors should hold meaningful equity ownership positions in United. To that end, within five years after joining our Board, each non-employee director must hold shares of Common Stock having a value equal to at least five times the annual cash retainer ($575,000, based on the 2024 retainer of $115,000) and maintain at least that ownership level while a member of our Board. Shares owned outright by the non-employee directors (including shares acquired upon settlement of RSUs), unvested RSUs and share equivalents acquired upon the deferral of fees, are counted toward the ownership requirement. Unexercised stock options, whether vested or unvested, are not counted.

As of March 31, 2025, all of the non-employee directors were in compliance with the stock ownership guidelines or were in the transition period.

STOCK OWNERSHIP REQUIREMENT 5X DIRECTOR’S ANNUAL CASH RETAINER

Cash Compensation

Director retainers are paid quarterly in arrears. At the end of each quarterly period, we pay 25% of the total annual retainer to each director. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period. Please see the table above under the heading “Structure of Our Non-Employee Director Compensation Program” for a description of the director retainer rates in effect for 2024.

Equity Compensation

A substantial portion of each non-employee director’s annual compensation is in the form of share units granted annually under the 2006 Director Equity Incentive Plan, as amended and restated on May 24, 2023 (the “DEIP”) currently with an initial equity value of $180,000, which the Board believes helps align director compensation with the interests of our stockholders. Our Chairman received an additional annual retainer in share units with an initial equity value of $225,000 in light of the increased duties and responsibilities demanded by this role, which are described in further detail on page 50.

Upon settlement, the share units are designed to be settled: (i) 50% in cash based on the average of the high and low trading prices per share of Common Stock on the vesting date and (ii) 50% in shares of Common Stock. Any fractional units are settled in cash. Pursuant to the terms of the DEIP, a director may elect to receive the cash-settled portion of the award in shares and, if a director has elected to defer the annual equity award, the award is deferred into a share unit account under the DEIP.

The number of share units subject to each non-employee director’s award granted in 2024 was calculated by taking the quotient of (x) $180,000 (or $180,000+$225,000 for Mr. Philip) divided by (y) the average of the high and low sales prices of Common Stock on the date of grant (rounded up to the nearest whole share unit). Each share unit represents the economic equivalent of one share of Common Stock and vests in full on the first anniversary of the grant date, subject to the director’s continued service on our Board, or earlier in the event of the non-employee director’s death, disability or separation from service other than for cause.

Director Compensation Deferral Opportunities

A non-employee director may elect to defer payment of all or part of the cash compensation received as a non-employee director under the DEIP through credits to a share account established under the terms of the DEIP. Non-employee directors may also defer the receipt of shares that would otherwise be issued under an equity compensation award through credits to his or her share account. Unless otherwise specified by the director at the time of the deferral election or pursuant to certain pre-merger deferral arrangements, distribution from the share account will be made within 60 days following the date on which such non-employee director separates from the Board.

Charitable Contribution Program

Each director was eligible to participate in our matching gift program in 2024. We matched dollar for dollar a director’s contribution to qualified charitable and educational organizations up to $20,000. In the case of each of the ALPA director and

62	2025 Proxy Statement

Board and Corporate Governance Matters

the IAM director, United will provide matching charitable contributions of up to $20,000 per year in the aggregate to qualifying nonprofit organizations to which either the director or the director’s union contributes.

Non-employee directors are also permitted to select qualified charitable organizations for United to donate up to four round trip positive air space tickets.

Travel Benefits

United believes it is in its best interest for directors to have exposure to United’s operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel up to an annual limit by the director, the director’s spouse or qualified domestic partner and certain other eligible travelers, and access to our United Club facilities.

These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by United up to an annual limit.

A non-employee director who retires from the Board with at least five consecutive years of service as a director will receive lifetime travel benefits, subject to certain exceptions.

Director Cybersecurity

In light of the high level of scrutiny and elevated cybersecurity threat level faced by United and our directors, in 2024, United continued to make available cybersecurity / identity protection services to our directors, with an annual per participant cost to United of $6,800, plus voluntary director-paid additional coverage. Such cybersecurity/ identify protection services are reported as a perquisite in the Director Compensation for 2024 table below.

Reimbursements

All directors are reimbursed for expenses incurred in attending Board, Committee and stockholder meetings and certain United events (including travel and lodging) in accordance with United’s Board travel policies and administrative expenses that may be approved by the Board from time to time.

Indemnification

United has a policy that provides liability insurance for non-employee directors of United and its subsidiaries. United also provides indemnification for directors as set forth in the Restated Certificate of Incorporation of United Airlines Holdings, Inc.

2025 Proxy Statement	63

Board and Corporate Governance Matters

Director Compensation for 2024

The following table includes the amount of director compensation in 2024 for each director who served during that year other than Mr. Kirby. The 2024 compensation for Mr. Kirby is shown in the 2024 Summary Compensation Table and Mr. Kirby does not receive additional compensation for his service on the Board.

					All Other
	Fees Earned or		Stock Awards		Compensation
Name	Paid in Cash ($)(1)		($)(2)(3)		($)(4)	Total ($)
Rosalind Brewer (5)	117,692		179,038		30,034	326,764
Michelle Freyre (6)	105,000		179,522		17,469	301,991
Matthew Friend	150,124		179,038		29,846	359,008
Barney Harford	155,000		179,038		90,081	424,119
Michele J. Hooper	170,000		179,038		58,497	407,535
Walter Isaacson	160,000		179,038		30,971	370,009
Richard Johnsen	—	(7)	—	(7)	63,483	63,483
Edward M. Philip	170,000		402,848		53,913	626,761
Edward L. Shapiro	157,074		179,038		86,719	422,831
Laysha Ward	149,148		179,038		44,851	373,037
James M. Whitehurst	165,000		179,522		75,672	420,194
Captain Anne Worster (8)	—	(7)	—	(7)	32,502	32,502
Former Directors who served as a Director for part of 2024
Carolyn Corvi (9)	62,857		—		5,719	68,576
James A. C. Kennedy (9)	55,000		—		68,851	123,851
Captain Garth Thompson (10)	—	(7)	—	(7)	1,373	1,373

(1)

Messrs. Friend, Harford, Isaacson and Shapiro each elected to receive 100% of their 2024 Board and Committee retainer fees in deferred share units as described above under “Director Compensation Deferral Opportunities.”

(2)

Mses. Brewer, Hooper and Ward and Messrs. Friend, Harford, Isaacson, Philip and Shapiro each elected to defer 100% of their 2024 equity awards in deferred share units as described above under “Director Compensation Deferral Opportunities.”

(3)

The amounts shown in this column represent the grant date fair value of 3,459 share units granted to each of the non-employee directors on May 23, 2024 determined in accordance with FASB ASC Topic 718, taking into account deferral elections as noted in footnote 1. With respect to Mr. Phillip, the grant date fair value of his 2024 award of 7,783 share units for his service as United’s independent Chairman of the Board is also included. For details regarding how the number of share units subject to each director’s award was calculated as well as the vesting and settlement terms, see the section entitled “Equity Compensation” above.

As of December 31, 2024, the aggregate number of share units outstanding (including, as applicable, deferred share units) for each individual who served as a non-employee director was: Ms. Brewer—3,459; Ms. Freyre—3,459; Mr. Friend—19,663; Mr. Harford—6,146; Ms. Hooper—22,423; Mr. Isaacson—73,366; Mr. Philip—44,613; Mr. Shapiro—45,835; Ms. Ward—21,914; and Mr. Whitehurst—31,065. None of Messrs. Johnsen or Kennedy, Ms. Corvi, or Captains Thompson or Worster held any outstanding share units as of December 31, 2024.

64	2025 Proxy Statement

Board and Corporate Governance Matters

(4)

All other compensation includes: (a) with respect to certain directors, matching contributions of up to $20,000 to nonprofit organization(s) to which the director made a contribution(s) (including contributions as follows: $20,000 for each of Mses. Brewer, Hooper and Worster and Messrs. Harford, Johnsen, Kennedy and Shapiro; and $6,000 for Ms. Ward), as discussed under the caption “Charitable Contribution Program” above; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to United of providing such benefits) for each director as follows: Ms. Brewer—$7,850; Ms. Freyre—$8,222; Mr. Friend—$23,698; Mr. Harford—$35,950; Ms. Hooper—$13,406; Mr. Isaacson—$19,042; Mr. Johnsen—$33,757; Mr. Philip—$35,950; Mr. Shapiro—$35,018; Ms. Ward—$13,878; Mr. Whitehurst—$35,950; Captain Worster—$10,132; Ms. Corvi—$5,719; Mr. Kennedy—$22,060; and Captain Thompson—$1,373; (c) as required by SEC rules, the aggregate incremental cost to United of each director’s flight benefits as follows: Ms. Brewer—$2,184; Ms. Freyre—$2,447; Mr. Friend—$6,148; Mr. Harford—$12,731; Ms. Hooper—$3,691; Mr. Isaacson—$5,129; Mr. Johnsen—$9,726; Mr. Philip—$11,163; Mr. Shapiro—$10,301; Ms. Ward—$9,823; Mr. Whitehurst—$11,022; Captain Worster—$2,370; and Mr. Kennedy—$5,391; (d) with respect to certain directors, as required by SEC rules, the aggregate cost to United of tickets donated by the director to charitable organizations (including the following costs: Mr. Harford—$14,600; Ms. Hooper—$14,600; Mr. Kennedy—$14,600; Mr. Shapiro—$14,600; Ms. Ward—$8,350; and Mr. Whitehurst—$21,900), as discussed under the caption “Charitable Contribution Program” above; and (e) with respect to Mses. Freyre, Hooper and Ward and Messrs. Harford, Isaacson, Kennedy, Philip, Shapiro and Whitehurst, the cost of cybersecurity / identity protection services provided by United, with a cost to United of $6,800 for each director.

(5)	Ms. Brewer was appointed to the Board effective February 28, 2024 and received a pro-rata portion of her fees for 2024.
(6)	Ms. Freyre was appointed to the Board effective April 1, 2024 and received a pro-rata portion of her fees for 2024.
(7)

Our directors who are employees of United or who are directors elected by a class of stock other than Common Stock do not receive any cash or equity compensation from United related to their service as directors. However, each of the ALPA director and the IAM director are entitled to receive certain travel and charitable contribution benefits. See “Travel Benefits” and “Charitable Contribution Program” above and footnote 4 above. With respect to 2024, none of Mr. Johnsen or Captains Thompson or Worster received any director compensation other than the benefits set forth in the “All Other Compensation” column.

(8)

Captain Worster was appointed to the Board effective February 27, 2024. On January 13, 2025, we received notice that Captain Worster was no longer the chairperson of the ALPA-MEC and, accordingly, Captain Worster resigned from the Board effective as of such date.

(9)	Ms. Corvi and Mr. Kennedy each respectively resigned effective as of the date of the 2024 annual meeting of stockholders.
(10)	Captain Thompson resigned from the Board effective February 27, 2024.

2025 Proxy Statement	65

Securities Ownership

Certain Beneficial Owners

The following table shows the number of shares of our voting securities owned by any person or group known to us, as of March 24, 2025, to be the beneficial owner of more than 5% of any class of our voting securities.

		Amount and Nature	Percent of
Name and Address of Beneficial Owner	Title of Class	of Ownership	Class(1)

The Vanguard Group(2)	Common Stock	37,024,814	11.3%
100 Vanguard Blvd.
Malvern, PA 19355
PRIMECAP Management Company(3)	Common Stock	23,353,324	7.1%
177 E. Colorado Blvd., 11th Floor,
Pasadena, CA 91105
Capital International Investors (4)	Common Stock	21,839,583	6.7%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
BlackRock, Inc.(5)	Common Stock	21,530,333	6.6%
50 Hudson Yards
New York, NY 10001
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(6)	Class Pilot MEC Junior Preferred Stock	1	100%
9550 West Higgins Road, Suite 1000
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(6) District #141 900 Machinists Place	Class IAM Junior Preferred Stock	1	100%
Upper Marlboro, MD 20722

(1)	For beneficial owners of Common Stock, percentages are calculated based upon 327,703,867 shares of Common Stock outstanding as of March 24, 2025.
(2)

Based solely on a Schedule 13G/A (Amendment No. 11) filed on February 13, 2024, in which The Vanguard Group, on behalf of itself and certain wholly-owned subsidiaries, reported shared voting power for 276,619 shares, sole dispositive power for 36,086,062 shares and shared dispositive power for 938,752 shares.

(3)

Based solely on a Schedule 13G/A (Amendment No. 10) filed on February 12, 2024, in which PRIMECAP Management Company reported sole voting power for 22,919,012 shares and sole dispositive power for 23,353,324 shares.

(4)

Based solely on a Schedule 13G/A (Amendment No. 1) filed on February 14, 2025, in which Capital International Investors, on behalf of itself and certain subsidiaries, reported sole voting power for 21,821,720 shares and sole dispositive power for 21,839,583 shares.

(5)

Based solely on a Schedule 13G/A (Amendment No. 3) filed on January 29, 2024, in which BlackRock, Inc., on behalf of itself and certain subsidiaries, reported sole voting power for 20,557,095 shares and sole dispositive power for 21,530,333 shares.

(6)

Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

66	2025 Proxy Statement

Securities Ownership

Directors and Executive Officers

The following table shows the number of shares of Common Stock owned by our directors, director nominees, the named executive officers identified in this Proxy Statement and all our directors, director nominees and executive officers as a group as of March 24, 2025. The persons listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse, or as otherwise described in the footnotes following the table.

	Amount and
	Nature of	Percent of
Name of Beneficial Owner	Ownership (1)	Class

Directors
Rosalind Brewer (2)(3)	3,459	*
Michelle Freyre (2)	1,729	*
Matthew Friend (2)(3)	20,258	*
Barney Harford (2)(3)	119,954	*
Michele J. Hooper (2)(3)	25,465	*
Walter Isaacson (2)(3)	53,609	*
Richard Johnsen	—	*
Scott Kirby (4) (5)	1,037,886	*
Brian Noyes	—	*
Edward M. Philip (2)(3)(6)	45,466	*
Edward L. Shapiro (2)(3)	246,433	*
Laysha Ward (2)(3)	5,362	*
James M. Whitehurst (2)(3)	38,324	*
Named Executive Officers
Brett Hart (7)	304,103	*
Torbjorn Enqvist	82,358	*
Andrew Nocella	165,325	*
Michael Leskinen	31,569	*
Directors and Executive Officers as a Group (18 persons) (2)(3)(4)(5)(6)(7)	2,322,266	*

*	Less than 1% of outstanding shares.
(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date if such person has the right to acquire such shares within 60 days after such date.

(2)

The number of shares shown as beneficially owned includes the following number of unvested share units which are scheduled to vest within 60 days of March 24, 2025: Ms. Brewer – 3,459 share units; Ms. Freyre – 1,729 share units; Mr. Friend– 3,459 share units; Mr. Harford – 3,459 share units; Ms. Hooper – 3,459 share units; Mr. Isaacson – 3,459 share units; Mr. Philip – 7,783 share units; Mr. Shapiro – 3,459 share units; Ms. Ward – 3,459 share units; and Mr. Whitehurst – 1,729 share units.

2025 Proxy Statement	67

Securities Ownership

(3)

The number of shares shown as beneficially owned includes the following number of share units that the director has elected to defer into a share account pursuant to the terms of the DEIP (including any unvested share units noted in footnote 2 above which, upon their vesting within 60 days will be deferred into a share account as well as any quarterly retainer fees to be deferred into the director’s share account within 60 days), to the extent such share units will be settled within 60 days following the director’s separation from service on the Board: Ms. Brewer – 3,459 share units; Mr. Friend – 20,243 share units; Mr. Harford – 4,131 share units; Ms. Hooper – 22,423 share units; Mr. Isaacson – 47,256 share units; Mr. Philip – 44,613 share units; Mr. Shapiro – 46,433 share units; Ms. Ward – 5,362 share units; and Mr. Whitehurst – 20,637 share units. Deferred share units that will be settled more than 60 days following the director’s separation from service are not included.

(4)	Mr. Kirby is also a named executive officer.
(5)

The number of shares shown as beneficially owned includes: (i) 159,321 vested options to purchase shares of Common Stock at $58.69 per share, (ii) 101,265 vested options to purchase shares of Common Stock at $110.21 per share, (iii) 67,510 unvested options to purchase shares of Common Stock at $110.21 (which option will vest within 60 days of March 24, 2025), (iv) 5,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby’s children and other relatives in which Mr. Kirby serves as the trustee (Mr. Kirby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein), and (v) 8,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby’s children in which Mr. Kirby’s brother serves as the trustee (Mr. Kirby disclaims beneficial ownership of these securities).

(6)	Includes shared voting and investment power for six shares of Common Stock.
(7)	Includes 21,521 options to purchase shares of Common Stock at $77.56.

68	2025 Proxy Statement

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2024 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans.

					Number of securities
					remaining available for
	Number of securities to		Weighted average		future issuance under
	be issued upon exercise		exercise price of		equity compensation
	of outstanding options,		outstanding options,		plans (excluding securities
Plan Category	warrants and rights		warrants and rights		reflected in first column)
Equity compensation plans approved by security holders
Options	502,055		$91.53
Restricted Stock Units	6,397,581	(1)	-
Subtotal	6,899,636		$91.53	(2)	3,250,532	(3)
Equity compensation plans not approved by security holders	-		-		-
Total	6,899,636		$91.53	(2)	3,250,532	(3)

(1)

Includes outstanding Performance-Based RSUs under the Company’s Amended and Restated 2021 Incentive Compensation Plan (the “2021 Plan”) assuming the awards achieve the maximum “stretch” level of performance. Settlement of these Performance-Based RSUs is subject to the Compensation Committee’s certification of achievement of specified performance conditions.

(2)	Weighted average exercise price excludes restricted stock units that convert to shares of Common Stock.
(3)

Includes 249,870 shares available under the DEIP and 3,000,662 shares available under the 2021 Plan, assuming that the Performance-Based RSUs referenced in footnote 1 above achieve the level of performance as described in footnote 1 for such awards.

2025 Proxy Statement	69

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification by the holders of Common Stock of the Company. The Board is presenting a resolution to our stockholders requesting ratification of Ernst & Young’s appointment as the Board and the Audit Committee believes that the continued retention of Ernst & Young for 2025 is in the best interest of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention, termination, oversight and evaluation of the independent registered public accounting firm that audits our consolidated financial statements and internal controls over financial reporting. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chair participate in the process for the selection of Ernst & Young’s new lead engagement partner.

In making the determination to reappoint of Ernst & Young, the Audit Committee considered, among other factors, Ernst & Young’s performance as our independent registered public accounting firm since its retention in 2009, its independence with respect to the services to be performed and the quality and candor of Ernst & Young’s communications with the Audit Committee and management. Although ratification of the appointment of Ernst & Young is not required by law or our Amended and Restated Bylaws, we value the opinion of our stockholders on our independent auditors and, as a matter of good corporate governance, the Board is presenting the appointment to our stockholders for ratification. If ratification is withheld, the Audit Committee and the Board will reconsider its appointment. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives from Ernst & Young are expected to attend the Annual Meeting to respond to appropriate questions and to make any statements as they may desire.

The Board and Audit Committee recommend you vote FOR Item 2

Vote Required

Approval of Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Because brokers will have discretionary authority to vote on this proposal, there will not be any broker non-votes.

70	2025 Proxy Statement

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

To the Board of United Airlines Holdings, Inc.:

As of February 27, 2025 (the date the Company filed its 2024 Annual Report on Form 10-K), the Audit Committee was comprised of the five non-employee members of the Board named below. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act; (2) all current Audit Committee members are “independent” as that concept is defined in the applicable Nasdaq Listing Rules and meet the standards for committee independence as set forth in the Company’s Corporate Governance Guidelines; (3) all current Audit Committee members are financially literate under the applicable Nasdaq Listing Rules; and (4) each of Mr. Friend, Ms. Hooper and Mr. Philip qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes to the Board for approval as appropriate to reflect the evolving role of the Audit Committee. A copy of the charter is available on the Company’s investor relations website at ir.united.com.

As part of the oversight of the Company’s financial statements, during the last year, and earlier this year in preparation for the filing with the SEC of the 2024 Annual Report on Form 10-K, the Audit Committee, among other matters:

●	reviewed and discussed the audited financial statements and related footnotes included in the 2024 Annual Report on Form 10-K with management and the Company’s independent registered public accounting firm, referred to in this report as the “independent auditors,” as well as the report of the independent auditors on those financial statements;
●	reviewed the overall scope and plan for the annual audit of the Company’s financial statements to be included in the 2024 Annual Report on Form 10-K and the results of the examinations by the Company’s independent auditors;
●	met with management periodically during the year to consider the adequacy of the Company’s internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;
●	reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company’s financial reporting; (2) the critical audit matters (“CAMs”) addressed in the audit and the relevant financial statement accounts or disclosures that relate to each CAM; (3) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent auditors’ communications with the Audit Committee concerning independence, and the independence of the independent auditors; and (4) the matters required to be discussed with the Audit Committee under the applicable requirements of the PCAOB and the SEC;
●	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2024 Annual Report on Form 10-K; and
●	determined that the non-audit services provided to the Company by the independent auditors (discussed under Item 2) are compatible with maintaining the independence of the independent auditors.

In addition, as a result of the Audit Committee’s evaluation referred to above, the Audit Committee appointed, and the Board has ratified the appointment of, Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to ratification by the holders of Common Stock of the Company.

The Audit Committee’s pre-approval policies and procedures are discussed below.

2025 Proxy Statement	71

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee and monitor the Company’s accounting and financial reporting process and internal control structure. Management has primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for performing an audit in accordance with the standards of the PCAOB to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of such financial statements with accounting principles generally accepted in the United States. The independent auditors are also responsible for expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that the Audit Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditors’ report. The functions of the Audit Committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the Audit Committee members cannot provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certifications as to the work of the independent auditors. Audit Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors, and receives the communications described above. The Audit Committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters; and (2) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained: (i) appropriate accounting and financial reporting principles or policies; or (ii) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Audit Committee
Michele J. Hooper, Chair
Matthew Friend
Barney Harford
Edward M. Philip
Laysha Ward

72	2025 Proxy Statement

Item 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy on pre-approval of services of the Company’s independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm’s annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chair of the Audit Committee. The chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred year-to-date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2024 and 2023 non-audit services provided by Ernst & Young are compatible with maintaining auditor independence and concluded that such services were compatible with maintaining Ernst & Young’s independence.

All of the services in 2024 and 2023 under the Audit Fees, Audit-Related Fees and Tax Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

The aggregate fees billed for professional services rendered by the Company’s independent auditors in 2024 and 2023 are as follows (in thousands):

Service	2024	2023

Audit Fees	$4,768	$4,467
Audit-Related Fees	—	—
Tax Fees	42	38
Total	$4,810	$4,505

Audit Fees

For 2024 and 2023, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of the Company and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United Airlines, Inc., attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

AUDIT-RELATED FEES

In 2024 and 2023, there were no audit-related fees.

Tax Fees

Tax fees for 2024 and 2023 relate to professional services provided for research and consultations regarding tax accounting and tax compliance matters and review of U.S. and international tax impacts of certain transactions, exclusive of tax services rendered in connection with the audit.

2025 Proxy Statement	73

Item 3-Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board is seeking a nonbinding advisory vote (frequently referred to as “Say-on-Pay”) from our stockholders to approve the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules.

Accordingly, the Board is presenting the following resolution to our stockholders recommending approval, on a nonbinding advisory basis, of the compensation paid to our NEOs:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures, each as set forth in the Company’s Proxy Statement for its 2025 Annual Meeting of Stockholders) is hereby APPROVED on an advisory basis.”

The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in the Proxy Statement. As an advisory vote, the approval or disapproval of the Say-on-Pay resolution by stockholders will not require management, the Compensation Committee or the Board to take any action regarding our executive compensation practices and will not be construed as overruling any decision by management, the Compensation Committee or the Board. However, consistent with our record of responsiveness to stockholders, the Compensation Committee and the Board will carefully consider the outcome of the advisory vote on executive compensation and the feedback that we receive from stockholders during our stockholder engagement process when considering future decisions concerning our executive compensation program.

We currently hold our advisory vote on executive compensation annually and our next advisory vote on executive compensation will be held at the 2025 annual meeting of stockholders.

The Board recommends you vote FOR Item 3

Vote Required

Approval of Item 3-Advisory Vote to Approve Executive Compensation-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the advisory vote to approve executive compensation.

74	2025 Proxy Statement

Compensation Discussion and Analysis

2025 Proxy Statement	75

Compensation Discussion and Analysis

Executive Summary

Introduction

At United, our shared purpose of “Connecting People. Uniting the World” drives our decision making, supported by our core values of Safety, Caring, Dependability and Efficiency. The Compensation Committee of the Board (referred to as the “Committee” throughout the “Executive Compensation” section of the Proxy Statement) oversees the design of our executive compensation program to promote achievement of goals that further the realization of our shared purpose.

This Compensation Discussion and Analysis describes and analyzes the material elements of our executive compensation program, including our executive compensation policies and practices and the corresponding pay decisions, as they apply to our executive officers, including our NEOs as defined under SEC regulations, for fiscal year 2024:

Named Executive Officers	Position
Scott Kirby	Chief Executive Officer
Brett Hart	President
Torbjorn Enqvist	Executive Vice President and Chief Operations Officer
Andrew Nocella	Executive Vice President and Chief Commercial Officer
Michael Leskinen	Executive Vice President and Chief Financial Officer

United’s executive compensation program is thoughtfully designed by the Committee to align with United’s long-term strategy. Over the years, we have evolved our executive compensation program while maintaining an overarching executive compensation philosophy aimed at achieving strong alignment between our executives’ and our stockholders’ interests, linking pay to performance and attracting, retaining and appropriately rewarding our executives in line with market practice.

Each year, the Committee reviews the executive compensation program, taking into consideration stockholder feedback, business performance, and United’s business strategy and goals.

76	2025 Proxy Statement

Compensation Discussion and Analysis

Incentive Compensation Elements

The elements of our 2024 Program were as follows:

Pay Element
FIXED

SALARY

Fixed cash compensation reviewed annually and adjusted as appropriate based on individual performance, level of responsibility, specialized qualifications, experience, internal pay parity and pay levels of comparable positions within peer group.

AT RISK / PERFORMANCE-BASED	2024 SHORT-TERM INCENTIVES (“STI”) Cash STI award earned based on achievement of performance metrics designed to align with our commitments to our customers and stockholders.	Financial (33%)—this metric is based on our Adjusted EBITDA Margin relative to our industry peers and is designed to focus management on our commitments to our stockholders to achieve earnings growth.

Net Promoter Score (“NPS”) (33%)—this customer-based metric provides continued focus on taking care of our customers and measures success toward positioning the United brand as the preferred choice for airline travel.

Operational Excellence (33%)—this element of the 2024 STI features three key airline operational metrics—on-time departures (referred to as Customer D:00), mishandled baggage rate and seat cancellations—which were included to focus management on operational reliability as United continues to expand operations.

LONG-TERM INCENTIVES (“LTI”)

Our 2024 LTI opportunity is equally divided between Performance-Based RSU awards and time-based RSU awards with a three-year vesting cycle. Except as noted, the performance measures described in the next column apply to the first tranche of the 2024 Performance-Based RSU awards, the second tranche of the 2023 Performance-Based RSU awards and the third tranche of the 2022 Performance-Based RSU awards.

Performance-Based RSUs (50% of LTI opportunity at target)—one half of the 2024 LTI opportunity was awarded in the form of Performance-Based RSU awards with goals established and measured on an annual basis during the three-year performance period, with cliff vesting of earned PBRSUs at the end of the 3-year performance period, contingent on continued employment through the full 3-year performance period.

-Absolute Adjusted Earnings Per Share (“EPS”) (40%)—this PBRSU metric was included to provide further emphasis on a key financial performance metric that management and the Committee believe demonstrates our commitment to earnings growth in 2024 and beyond.

-Relative Adjusted Pre-Tax Margin (40%)—this PBRSU metric is based on Adjusted Pre-tax Margin relative to an industry peer group and is designed to focus management on our commitments to our stockholders to enhance the quality of our operating earnings by focusing on pre-tax margin.

-Strategic Goal (20%)—this PBRSU metric was included to incentivize management to reach various performance indicators that will assist us in achieving certain key commitments and initiatives relating to our environmental sustainability, people impact and responsible sourcing programs.

-Liquidity (100%)—vesting of PBRSUs is also subject to an $8 billion cash liquidity hurdle at the end of the three-year performance period.

-Relative Total Stockholder Return (TSR) Modifier (applies to 2024 PBRSU awards only)—this modifier increases emphasis on underlying metrics through an up to +50% increase based on our TSR relative to the market cap weighted average TSR of companies in the Dow Jones US Airlines Index over a three-year performance period. This PBRSU metric was included to reward positive outperformance relative to our peers. This modifier only increases the value of the PBRSUs if at least the entry level of performance is achieved with respect to at least one of the primary performance goals for the 2024 PBRSU awards, and our TSR is positive and exceeds the weighted average TSR of the peer group by more than two percentage points.

Time-Based RSUs (50% of LTI opportunity)—the remaining half of the 2024 LTI opportunity was delivered in the form of time-based RSU awards that vest in one-third increments over three years, subject to continued service requirements. Time-based RSUs incentivize long-term retention of our NEOs while still providing alignment of compensation with stockholder interests.

2025 Proxy Statement	77

Compensation Discussion and Analysis

OTHER COMPENSATION AWARDS

In July 2024, in order to retain our key executives in a period of retention vulnerabilities within the industry and incentivize our executives to drive performance against key financial metrics, the Committee determined to award each of our NEOs an award of Performance-Based RSUs (the “Retention LTI Awards”). The Retention LTI Awards are in the form of Performance-Based RSUs granted under the 2021 Plan and will be settled in shares of Common Stock upon vesting. The Retention LTI Awards vest in one-third increments over three years, subject to achievement of the following performance measures:

●	Absolute Adjusted EPS (First Tranche and Second Tranche) — The first and second tranches of the Retention LTI Awards may become earned based on our Adjusted EPS performance during the four quarters ending June 30, 2025 and June 30, 2026, respectively.
●	Relative Adjusted Pre-tax Margin (Third Tranche) — The third tranche of the Retention LTI Awards may become earned based on our Adjusted Pre-tax Margin during the four quarters ending June 30, 2027 relative to the weighted average Adjusted Pre-tax Margin of selected industry peers during the same period and is also subject to an Adjusted EPS performance measure.

These awards were deemed critical to incentivizing and retaining our key executives and are special awards that were awarded to achieve specific retention objectives and thus are not a regular component of our annual compensation program.

78	2025 Proxy Statement

Compensation Discussion and Analysis

2024 Pay SUMMARY

The following table summarizes annual target compensation effective as of December 31, 2024 based on decisions made by the Committee with respect to each of the NEOs during fiscal year 2024. Note that the target grant values associated with 2024 awards of PBRSUs in the table below reflect the full target value of all three annual tranches of the awards, despite the fact that the portions attributable to performance goals in 2025 and 2026 will not be treated as formally “granted” for purposes of the proxy tables following this CD&A, such as the 2024 Summary Compensation Table and the Grants of Plan-Based Awards for 2024 table, until the performance goals for those future tranches are established. Accordingly, the target values for the PBRSU awards reflected in the table below differ from those of the subsequent proxy tables, which, consistent with disclosure rules, are included as grants only when the performance goals for each year are established.

	Target NEO Compensation as of 12/31/2024
			Target Grant	Grant
			Value of	Value of
			PBRSUs	RSUs
		2024 STI	Awarded in	Granted in
NEO	Salary (1)	Target (2)	2024	2024	Total

Scott Kirby	$1,200,000	$3,000,000	$6,900,000	$6,900,000	$18,000,000
Brett Hart	$1,000,000	$1,750,000	$4,250,000	$4,250,000	$11,250,000
Torbjorn Enqvist	$880,000	$1,100,000	$1,980,000	$1,980,000	$5,940,000
Andrew Nocella	$808,500	$970,200	$1,617,000	$1,617,000	$5,012,700
Michael Leskinen	$770,000	$924,000	$1,443,750	$1,443,750	$4,581,500
(1)	Represents annual base salary rates that were approved by the Committee in February 2024 and took effect on April 1, 2024.
(2)

Represents the target amounts pursuant to the 2024 STI program (“2024 STI”), which had a performance period from January 1, 2024 through December 31, 2024, not taking into account blended salary or target STI opportunity rates. The actual value of the earned 2024 STI is included in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table.

The table above is not a substitute for, and should be read together with, the 2024 Summary Compensation Table in this Proxy Statement. The table above includes only the primary elements of 2024 target compensation (salary, 2024 STI and 2024 annual time-based RSU and PBRSU grants) and does not include the indirect elements (such as perquisites and other amounts reported in the “All Other Compensation” column of the 2024 Summary Compensation Table), earned 2024 STI values or any special awards, such as the Retention LTI Awards or Mr. Leskinen’s promotional PBRSU award granted on September 25, 2023, for which half of the award vests based on performance goals established in 2024 and the remaining half of the award vests based on performance goals established in 2025.

2025 Proxy Statement	79

Compensation Discussion and Analysis

KEY EXECUTIVE COMPENSATION PROGRAM CHANGES IN 2024

Key changes to our executive compensation program that took effect in 2024 include:

● ●

STI PROGRAM CHANGES

The 2024 STI remained relatively consistent with the 2023 STI program:

●
Financial metric weighting remained at 33% under the 2024 STI, though in 2024, the financial metric measured our Adjusted EBITDA Margin during 2024 relative to our peers (in 2023, this metric measured our improvement of Adjusted EBITDA Margin since 2019 relative to our peers);
●
Customer metric (“NPS”) weighting remained at 33% under the 2024 STI; and
●
Operating excellence metrics (customer D:00, mishandled baggage rate, and seat cancel rate) remained at 33% under the 2024 STI.

LTI PROGRAM CHANGES

For performance goals set for regular annual PBRSUs in 2024 (which applied to tranche 3 of the 2022 PBRSUs, tranche 2 of the 2023 PBRSUs, tranche 1 of the 2024 PBRSUs and the first half of Mr. Leskinen’s 2023 promotional PBRSU award), compared with the performance goals and terms set for tranche 1 of the 2023 PBRSUs and tranche 2 of the 2022 PBRSUs:

●
Rather than have 40% of the PBRSUs earned based on a financial metric (relative CASM-ex) and 40% earned based on United Next metrics as was the case in 2023, the 2024 annual PBRSUs are earned based on financial metrics weighting at 80%, split evenly between an absolute Adjusted EPS metric and a relative Adjusted Pre-tax Margin metric. Further, the relative Adjusted Pre-tax Margin metric had a more focused peer group as compared to the relative CASM-ex metric used in 2023. The financial metrics used in 2024 increase emphasis on Company earnings and profit to further align with values and metrics that are considered most important to our stockholders.
●
We added a relative TSR modifier to the 2024 annual PBRSUs only, which may modify the value of the award +0% to +50% based on our TSR relative to the market cap weighted average TSR of companies in the Dow Jones US Airlines Index over a three-year performance period, provided that the modifier only increases the value of the PBRSUs if at least the entry level of performance is met with respect to at least one of the primary performance metrics for the PBRSUs and our TSR is positive and exceeds the weighted average TSR of the peer group by more than two percentage points.
●
Consistent with 2023, all tranches of the regular annual PBRSU awards (tranches 1-3 of the 2022 PBRSUs, tranches 1-2 of the 2023 PBRSUs, and tranche 1 of the 2024 PBRSUs) have a financial hurdle tied to liquidity measured at the end of the three-year performance period.

80	2025 Proxy Statement

Compensation Discussion and Analysis

Company Performance Update

Achieving Strong Financial Results

In 2024, United continued strong execution on our United Next plan. We increased investments in the United brand and products during 2024 – from Basic Economy to Premium products like Polaris. Demand for all United products increased, with customers continuing to choose our product over the competition. During 2024, we operated the most flights and carried the most customers in our history, which drove us to deliver the following results for fiscal year 2024:

Pre-Tax Margin		EPS
7.3%	8.1%	$9.45	$10.61
Pre-tax Margin	Adjusted Pre-Tax Margin (Non-GAAP)(1)	Diluted EPS	Adjusted Diluted EPS (Non-GAAP)(1)
The 8.1% Adjusted Pre-tax Margin(1) we generated in fiscal year 2024 was the second highest among our U.S. competitors(2).		We achieved Adjusted Diluted EPS(1) for fiscal year 2024 near the high end of our Adjusted Diluted EPS initial Adjusted Diluted EPS guidance range.

Total Operating Revenue		Free Cash Flow
$57.1B ä	6.2% ä	$9.4B	$3.4B
Total Operating Revenue	Total Operating Revenue Growth Year-Over-Year	Operating Cash Flow	Free Cash Flow (Non-GAAP)(1)
The strong demand for United products resulted in continued revenue growth year-year-over.		As demand trends for air travel continued to accelerate, cash flows provided by operating activities increased while we reduced expenditures, resulting in a strong Free Cash Flow(1) for 2024.
(1)

Adjusted Pre-Tax Margin, Adjusted Diluted EPS and Free Cash Flow are non-GAAP financial measures. Please refer to Appendix A for important information regarding these measures, including a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.

(2)	For purposes of this comparison, our U.S. competitors are Delta, American, Southwest, JetBlue, Alaska, Spirit and Frontier.

2025 Proxy Statement	81

Compensation Discussion and Analysis

DRIVING BUSINESS SUCCESS

Mr. Kirby assumed his role as Chief Executive Officer in 2020 and, together with our leadership team, established a unique strategy coming out of one of the most challenging periods of United’s history. This strategy, of which United Next is one part, intends to position United to continue to improve the customer experience and improve financial performance for years to come. Fiscal year 2024 was a strong year financially for United as we continued to execute on this strategy with a Pre-tax Margin of 7.3%, an Adjusted Pre-tax Margin(1) of 8.1%, Diluted Earnings Per Share of $9.45 and Adjusted Diluted Earnings Per Share(1) of $10.61. Not only were we financially strong, but we also remained committed to our standard of operational excellence. During 2024, we finished first in on-time departures(2) at all seven of our U.S. hubs as a result of significant investments in our people, airports and technology, resulting in year-over-year improvement in customer satisfaction. We have achieved these results through our four strategic pillars:

Our United Next plan aims to align our network and product with the potential of our hubs while remaining focused on safety, our employees and our customers.	We aim to achieve operational excellence through innovation and delivering on our ambition to set new operational records for our customers.	We have established United as a reliable brand that excels in high-quality customer service.	We believe that reaching best-in-class margin performance will provide the cash flow we need to support future investments in growth and deliver growth for our stockholders.

(1)	Adjusted Pre-tax Margin and Adjusted Diluted EPS are non-GAAP financial measures. Please refer to Appendix A for a definition of each of these measures and a reconciliation of each measure to the most directly comparable GAAP financial measure.
(2)	This measures performance against our primary competitors at each of our seven hubs and for purposes of this calculation, flights otherwise planned to arrive on-time that are intentionally delayed to hold for passenger connections are considered to be on-time departures.

82	2025 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Program Overview

The Committee oversees our executive compensation program, which includes elements designed to support our compensation objectives and reward specific aspects of our financial performance that the Board believes are critical to attracting, motivating and retaining the key executives who drive our success and industry leadership in a dynamic, innovative and competitive environment. We use a mix of base salary, annual short-term cash awards and long-term equity awards to incentivize and reward individual and United performance and to align with our overall business strategy and the long-term interests of our stockholders. After reviewing our financial and operational performance, our share price performance and the individual performance of our executives, the Committee determined that the structure of our executive compensation program continues to be appropriate.

EXECUTIVE COMPENSATION PHILOSOPHY

Our core executive compensation philosophy is based on achieving the following objectives:

ALIGNING THE INTERESTS OF OUR STOCKHOLDERS AND EXECUTIVES

The 2024 Program was designed to align with the interests of our stockholders by linking executive pay to performance measures that we view as key to achievement of our commitments to our customers and stockholders. Further, our 2024 Program considered feedback we received on our executive compensation program during our annual stockholder engagement efforts.

All of our LTI awards granted in 2024 are equity awards that provide a direct link to the creation of stockholder value. We also maintain robust stock ownership guidelines for our NEOs that are designed to further align the financial interests of our executives with our stockholders’ interests. Further, our compensation clawback policy helps ensure that our executives are accountable and includes both mandatory and discretionary compensation recovery elements.

LINKING EXECUTIVE PAY TO PERFORMANCE

Our executives’ total compensation packages include a mix of fixed and variable components, with a meaningful portion of total compensation at-risk (including a balance of both short-term and long-term focus on improved financial performance).

Our STI program design promotes and rewards teamwork given that it emphasizes company-wide goals that apply consistently across many levels, from our Chief Executive Officer through all of our management and administrative employees. This consistency increases shared accountability for success and alignment with customers. Further, our 2024 Program used STI performance goals that were deemed by the Committee to be critical to United’s success. For example, the NPS and operational excellence metrics are key factors toward building the United brand into the preferred choice for airline travel.

Metrics for our regular annual PBRSUs (tranche 1 of the Performance-Based RSUs granted in 2024, tranche 2 of the Performance-Based RSUs granted in 2023, and tranche 3 of the Performance-Based RSUs granted in 2022), were similarly focused on goals deemed by the Committee to be critical to United’s success, with focus on advancing important financial metrics – Adjusted EPS and relative Adjusted Pre-tax Margin. Further, the annual PBRSUs also drive performance in key strategic areas by measuring performance based on environmental sustainability, people impact and responsible sourcing metrics.

Overall, management and the Committee endorse the choice of metrics under the 2024 Program and believe they helped drive performance toward United’s goals throughout 2024 and beyond.

2025 Proxy Statement	83

Compensation Discussion and Analysis

ATTRACTING, RETAINING AND APPROPRIATELY REWARDING OUR EXECUTIVES IN LINE WITH MARKET PRACTICES

We seek to attract world-class executives and to retain our existing executives by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our management team has skills that are transferrable across industries and recruit for talent both within the airline industry and from a broad spectrum of leading businesses, we compare the overall compensation levels of our officers with the compensation provided to officers of a compensation peer group comprised both of major US-based airline competitors and similarly sized companies outside the airline industry that face comparable operating environments.

Compensation decisions are also considered and balanced in light of responsibility levels and value added to the organization while taking into account internal pay parity. See “Executive Compensation Setting Governance and Process” below for further discussion of factors, in addition to the competitive market analysis, that the Committee uses to set total compensation for our executives.

84	2025 Proxy Statement

Compensation Discussion and Analysis

Below is a summary of our key compensation and corporate governance practices.

WHAT WE DO	WHAT WE DO NOT DO

●
Maintain stock ownership guidelines that reinforce the alignment of executive officer and stockholder interests (including requiring stock ownership of 6x base salary for the Chief Executive Officer)
●
Promote long-term focus through multi-year vesting requirements
●
Link pay to performance with multiple performance metrics aimed at supporting stockholder value creation
●
Deliver a significant majority of our target pay opportunities for our NEOs in the form of variable pay tied to strong performance
●
Target pay with reference to peer group median levels
●
Have trading blackout periods under our securities trading policy and require officers to pre-clear trades in Company securities with our Corporate Secretary’s Office
●
Retain an independent compensation consultant
●
Have a Committee comprised solely of independent directors, which considers and approves all compensation for our Section 16 reporting officers
●
Solicit investor feedback on our compensation program and potential enhancements through an extensive stockholder engagement program
●
Hold an annual Say-on-Pay vote
●
Have a strong compensation clawback policy that includes a mandatory recovery element to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Act and Nasdaq listing standards and a discretionary element that permits United to seek recovery of compensation if a covered executive commits certain misconduct
●
Maintain standardized severance benefits for our officers, as set forth in severance plans applicable by officer level
●
LTI equity awards subject to “double-trigger” acceleration on a change in control

●
No excise tax gross-ups related to change in control transactions
●
No employment agreements or fixed employment terms
●
No enhanced severance multiple upon a change in control
●
We do not pay dividends or dividend equivalents on unearned equity awards under our LTI plan
●
We do not allow repricing of underwater stock options under our LTI plan without stockholder approval
●
We do not allow officers or directors to hedge or pledge our securities
●
We do not include design elements in our incentive plans that encourage excessive risk taking

2025 Proxy Statement	85

Compensation Discussion and Analysis

2024 TARGET COMPENSATION BENCHMARKS

The following charts provide an overview of the 2024 target executive compensation components for the Chief Executive Officer and other NEOs and highlights the percentage of total target compensation that is variable and at risk.

2024 CHIEF EXECUTIVE OFFICER TARGET PAY TOTAL TARGET COMPENSATION	● 93% of target pay at-risk and fluctuating based on our performance and/or our stock price ● 76% of target pay delivered in LTI equity incentives with multi-year vesting

2024 AVERAGE OTHER NEO TOTAL TARGET COMPENSATION	● 87% of target pay at-risk and fluctuating based on our performance and/or our stock price ● 70% of target pay delivered in LTI equity incentives with multi-year vesting

This target pay mix supports the core elements of our executive compensation philosophy by emphasizing long-term, stock-based incentives while providing competitive annual cash components, thus aligning our executive compensation program with our business strategy and the creation of stockholder value.

The target compensation levels described above reflect the regular foundation of our 2024 executive pay program (including, for the long-term incentive levels, the target values associated with the annual 2024 award of PBRSUs only) and therefore do not include the Retention LTI Awards or Mr. Leskinen’s promotional 2023 PBRSU award. The Retention LTI Awards were deemed critical to incentivizing and retaining our key executives, were awarded to achieve specific retention objectives and thus are not a regular component of our annual compensation program.

86	2025 Proxy Statement

Compensation Discussion and Analysis

Executive Compensation Setting Governance and Process

SETTING PERFORMANCE GOALS AND MAKING COMPENSATION DETERMINATIONS

The Committee establishes the design of our executive compensation program in accordance with its charter, which can be viewed on our investor relations website at ir.united.com, and also approves cash compensation (base salary levels and target annual short-term incentive levels), target annual long-term incentive award size as well as perquisites, retirement benefits and health and insurance benefits of each of our executive officers.

AFTER end of year	Beginning of Year

The Committee certifies performance under the STI program for the prior year and performance for Performance-Based RSU performance periods scheduled to vest at the end of the prior year.

The Committee also determines the design and components of current compensation programs, including setting the performance goals for each performance-based compensation component which we believe is consistent with “best practices” in corporate governance and reduces the risk of selecting a grant date with a preferential stock price and positions the Committee to consider the full results for the prior year in determining equity grants.

The Committee conducts a review of each executive officer’s and United’s performance for the preceding year measured against the pre-established performance goals and makes annual compensation determinations. The Committee’s objective is to offer the opportunity for earned compensation at a level consistent with the level of performance delivered.

before END OF YEAR	during the year

The Committee reviews the existing compensation program, including its design and components, to determine if any changes should be made to the program for the next fiscal year. The Committee also reviews market data to provide insight on compensation for our Section 16 officers.

The Committee meets regularly throughout the year, with management and in executive session, and reviews United’s performance to date against the corporate performance goals.

The Committee also reviews the executive compensation program to assess whether it remains competitive and aligned with our stockholders’ interests and the other principles of the program. The Committee’s independent consultant attends Committee meetings at the invitation of the Committee.

Annual LTI awards are typically approved in or near the first quarter of the fiscal year. We do not grant any form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any NEO award. The Committee also does not take material, non-public information into account when determining the timing and terms of equity award grants. During 2024, none of our NEOs were granted any options to purchase shares of Common Stock.

To help achieve its design objectives and align the executive compensation program with our overall pay philosophy, the Committee considers a variety of inputs to evaluate whether it remains aligned with current business objectives and evolving best practices, including stockholder feedback from our engagement sessions, results of our annual “Say-on-Pay” vote, the advice of the Committee’s independent compensation consultant, market considerations and the compensation programs of our peer group, Company and NEO-focused considerations, the input of our Chief Executive Officer, internal pay parity and management and risk mitigation considerations. We address each of these inputs here.

Ultimately, the Committee makes all final decisions regarding the executive compensation program design, performance goals and the compensation levels of United’s executive officers following its review and consideration of all recommendations and data it deems appropriate.

2025 Proxy Statement	87

Compensation Discussion and Analysis

Contacted approximately 57% of our top stockholders

STOCkholder Engagement

Our Board and the Committee deeply value the continued interest of and feedback from our stockholders on our executive compensation program and are committed to maintaining an active dialogue with our stockholders to allow us to take into account their perspectives.

Feedback received from our stockholders through ongoing engagement discussions informs the Committee’s deliberations as it reviews the incentive structures in place on an ongoing basis.

As in prior years, in fiscal year 2024, we continued our active stockholder engagement program, discussing compensation and a broad range of corporate governance topics with stockholders representing approximately 57% of our outstanding shares of Common Stock.

In evaluating our compensation practices in fiscal year 2024, the Committee was mindful of the support our stockholders expressed for our philosophy and our practice of aligning pay with performance, including by emphasizing performance-based awards and specifically adding a relative TSR modifier to the annual 2024 Performance-Based RSUs to address stockholder feedback.

CONSIDERATION OF ANNUAL SAY ON PAY VOTE

In 2024, stockholders continued their historically strong support for our executive compensation program with approximately 96.2% of the votes cast in favor of the Say-on-Pay proposal. Based on this outcome and the Committee’s ongoing analysis of the executive compensation program’s ability to support our objectives, we did not make significant changes to the structure of our executive compensation program in 2024 in response to the 2024 Say-on-Pay vote. While we did not make any changes that were specifically in response to the 2024 Say-on-Pay vote, as discussed above, we refined our program to further align the program with our compensation philosophy and business strategy. See “Key Executive Compensation Program Changes in 2024” and “Elements of 2024 Executive Compensation” for a further discussion of this refinement. Consistent with United’s strong interest in stockholder engagement and the importance of aligning pay with performance, the Committee continues to evaluate our executive compensation program to assess and refine its alignment between executive and stockholder interests.

In addition, as noted above, we actively solicited feedback from stockholders and other stakeholders throughout the year to understand their perspectives on corporate governance and other topics and offered additional insights on a wide range of topics, including our executive compensation program. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our executive compensation practices and disclosures and further share them with our Board as appropriate. The results of these discussions are noted in the “Board and Corporate Governance Matters—Communications with Directors and Stockholder Engagement—Stockholder Engagement and Responsiveness” section of the Proxy Statement on page 58.

ADVICE FROM INDEPENDENT COMPENSATION CONSULTANT

During 2024, final executive compensation decisions with respect to the NEOs were made by the Committee, after considering input from Exequity, the Committee’s independent compensation consultant. Exequity provides the Committee with background materials, including preparation of reports to inform our compensation peer group composition and participates in Committee meetings to support the Committee’s executive compensation decision-making process. Exequity services also include consultation regarding the targeted levels of executive pay, the design of incentives, technical issues (such as tax and accounting implications of pay) and assisting the Committee in performing an annual compensation risk assessment of United’s compensation programs. Exequity reports directly to the Committee and the Committee has the authority to retain and terminate Exequity and to review and approve Exequity’s fees and other retention terms.

88	2025 Proxy Statement

Compensation Discussion and Analysis

The Committee has adopted an “Independent Executive Compensation Consultant Conflict of Interest Policy” pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for United. During 2024, Exequity did not perform any work on behalf of United other than the executive compensation services provided to the Committee and director compensation advice provided to the Nominating/Governance Committee. The Committee has assessed the independence of Exequity pursuant to SEC rules and the Nasdaq Listing Rules and concluded that Exequity’s work for the Committee does not raise any conflicts of interest.

MARKET CONSIDERATIONS AND PEER GROUP USED FOR 2024 PAY ANALYSIs

Market Considerations

As part of its annual compensation review process, the Committee considers pay levels of our peers, among other factors, as a reference point when determining individual pay decisions and assessing the overall competitiveness and reasonableness of the Company’s compensation program. Exequity annually conducts and shares with the Committee a review of compensation for our NEOs by reference to the range of compensation paid to similarly situated executives of our compensation peer group, including compensation information compiled from publicly filed disclosures of our primary peer group. We supplement this market data with information gleaned from our experience recruiting for executive positions at United. While this market data and supplemental data inform the decisions of the Committee on the range of compensation opportunities, the actual level of our NEOs’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as performance, breadth, scope and complexity of the NEO’s role, expertise, skill set, experience and advancement potential.

United’s Peer Group

The Committee annually reviews the appropriateness of the compensation peer group used by Exequity to generate competitive executive pay data for the Committee’s review in connection with compensation decisions. The peer group during 2024 was composed of relevant airline peers and other comparably sized companies in general industry that have a customer service orientation and that are considered to be representative of the competitive talent market for United.

When advising on the selection of a peer group for 2024 compensation, Exequity noted that revenues for United and the peers in the travel industry had mostly returned to pre-pandemic levels or higher and therefore, unlike prior years, the September 2023 pay study was able to utilize the most recently available annual revenues for most of the companies in the peer study.

For the peer group used for 2024 compensation, the following primary factors were considered in identifying the most appropriate peer companies that are size-relevant (generally 0.5x-2.0x the Company’s revenue) for compensation benchmarking purposes: the labor market for United’s executive talent, including a focus on geographic proximity; well-run companies in general industry, with a primary focus on the three most size-relevant U.S.-based airline peers (American, Delta and Southwest); and other transportation companies, non-airline travel companies with a customer-centric dynamic and aerospace and defense companies. Using these factors as a guide, the Committee determined that no changes needed to be made to the composition of the benchmarking peer group for 2024 compensation decisions and that the Committee could utilize the same peer group utilized for 2023 compensation decisions, which included the 16 comparator companies noted below. The Committee annually reviews and periodically updates our peer group as our business and market environment continue to evolve.

PEER GROUP COMPANIES
● 3M Company ● American Airlines Group, Inc. ● The Boeing Company ● Carnival Corporation ● Caterpillar Inc. ● Cummins Inc. ● Deere & Company ● Delta Air Lines, Inc.
●FedEx Corporation
●General Dynamics Corporation
●Honeywell International Inc.
●Marriott International, Inc.
●Northrop Grumman Corporation
●Southwest Airlines Co.
●Union Pacific Corporation
●United Parcel Service, Inc.

2025 Proxy Statement	89

Compensation Discussion and Analysis

Company and NEO Focused Matters

The Committee also generally considered the following Company and NEO focused matters in making fiscal year 2024 compensation decisions, among other factors:

Company-Focused Matters	Key NEO-Focused Matters
●
Company performance in prior years and expectations for the future;
●
The anticipated degree of difficulty inherent in the targeted incentive performance goals;
●
The level of risk-taking the program would reward;
●
The general business environment; and
●
Practices and developments in compensation design and governance among our peers and more broadly, in general industry.

●
Individual performance history and long-term leadership potential;
●
Changes in an NEO’s tenure, roles and responsibilities since the NEO’s total target compensation was last increased;
●
Internal pay parity; and
●
Retention risks related to the competitive market for talent.

Input from our Chief Executive Officer AND OTHER Management

Mr. Kirby, our Chief Executive Officer and Mr. Hart, our President, attend Committee meetings and provide input to the Committee with respect to compensation of the management team other than themselves. Management also supports the Committee in making executive compensation decisions as needed. Mr. Kirby and Mr. Hart do not attend portions of the meetings relating to their compensation.

SELECTING PERFORMANCE METRICS AND TARGETED PERFORMANCE LEVELS

An important part of designing incentive compensation programs is the selection of plan metrics and performance targets. To support the Committee’s pay-for-performance philosophy, selected metrics are tied to stockholder value creation. In addition, performance targets are set at levels designed to balance investor expectations against achievability, without incentivizing undue risk taking. As appropriate, members of our management team prepare background materials and participate in discussions with the Committee relating to the Company’s financial plan, customer-centered initiatives and results, operational excellence, strategic initiatives and proposed performance goals under the executive compensation program.

ASSESSING COMPANY PERFORMANCE

Financial performance is a significant component of our incentive programs. Members of our internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the degree of achievement of performance goals and payout of incentives for completed performance periods.

ASSESSING individual PERFORMANCE

During 2024, Mr. Kirby and Mr. Hart attended Committee meetings and had opportunities to provide input regarding individual performance assessments during the Committee’s executive sessions with respect to NEOs other than themselves.

The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present. No NEO played a direct role in his or her own compensation determination for fiscal year 2024.

Internal PAY PARIty

The Committee also reviews our NEOs’ target annual compensation levels to maintain relative parity of pay levels among the executive team and to provide an executive compensation program that is viewed as competitive, equitable and performance based. In addition, as circumstances warrant, we may provide compensation to executives outside of our regular compensation structure in connection with their hiring, promotion or retention.

90	2025 Proxy Statement

Compensation Discussion and Analysis

Compensation risk oversight

In September 2024, the Committee retained Exequity to conduct a risk review of our compensation policies, practices and programs and assess whether any of such policies, practices and programs, either individually or in the aggregate, would encourage our executives or employees to undertake unnecessary or inappropriate risks that were reasonably likely to have a material adverse impact on us. The Committee reviewed this external risk assessment and considered several factors, including the various design elements of our compensation plans, the impact of our leadership and culture and the presence of risk-mitigating controls.

In agreement with the overall findings of the 2024 risk assessment conducted by Exequity, the Committee concluded that the structure of United’s compensation policies, practices and programs currently in place do not create risks that are reasonably likely to have a material adverse effect on United.

Notably in this regard:

●	The establishment of United’s executive compensation opportunities references median market levels;
●	Current and other outstanding awards employ an array of financial and non-financial performance metrics, which help to create a “portfolio” of incentive opportunities, because this design structure reduces motivation to manipulate a single metric to generate a big payout. Further, goals apply equally to all participants to encourage a unified and responsible approach to achieving financial and non-financial goals;
●	We allocate compensation among base salary, annual short-term cash incentive and long-term incentives, such as RSUs and Performance-Based RSUs that include both time-based and performance-based criteria;
●	Targets for performance-based awards are set based on United’s Board-approved budgets, updated forecast information, current business strategy and expectations regarding the evolution of business conditions throughout the post-pandemic recovery period;
●	Our program incorporates a focus on the customer experience in the incentive programs, helping to balance the safeguards against financial risk and behaviors that could contribute to reputational risk;
●	For performance-based awards, the Committee provides written certification of performance based on results reviewed by internal audit before payments are made;
●	The annual short-term cash incentive component includes cash-based awards with payouts tied to the achievement of pre-established performance objectives;
●	Performance-Based RSUs vest over multiple years for a long-term performance horizon, which mitigates short-term behavioral incentives and reinforces retention;
●	All short-term and long-term performance-based awards include a cap on maximum payout opportunities, as this mitigates against the possibility of excessively high earn-out potentials that could motivate inappropriate behavior;
●	The annual Performance-Based RSU awards include a liquidity condition requiring achievement of a cash hurdle for the awards to be paid;
●	Executives are required to own a specified level of shares of Common Stock in order to comply with the stock ownership guidelines described in “Robust Stock Ownership Guidelines” below, which discourage short-term risks that disadvantage the long-term stock price;
●	As described below under “Compensation Clawback Policy,” we have a clawback policy applicable to all Company officers that is designed to allow us to recover compensation in the event of certain misconduct and also provides for mandatory recoupment under certain circumstances to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded incentive-based compensation in the event of an accounting restatement;
●	As described below under “Policy Prohibiting Hedging and Pledging,” we have a policy that prohibits our officers, directors and management and administrative employees from hedging, pledging or short sale transactions involving Company stock; and
●	The Committee retains discretion to reduce short-term incentive payouts below the formulaic operational results.

2025 Proxy Statement	91

Compensation Discussion and Analysis

2024 Compensation Program Design

2024 Executive Compensation Overview

The following table provides information regarding the elements of our fiscal year 2024 executive compensation program.

	Pay Element	Vehicle	Rationale and Link to Stockholder Value
FIXED	BASE SALARY	Cash	Fixed cash compensation rewards individual performance and scope of responsibility to attract and retain top talent.
AT RISK / PERFORMANCE-BASED	SHORT-TERM INCENTIVES	Cash

Promotes strong short-term business results by rewarding value drivers, without creating an incentive to take excessive risk.

Serves as key compensation vehicle for rewarding annual results and differentiating performance each year.

	LONG-TERM INCENTIVES	Performance-Based RSUs (paid in shares of Common Stock) Time-based RSUs (paid in shares of Common Stock)

Performance-Based RSUs reward achievement of financial and strategic goals as well as retention through the three-year performance period.

Equity awards provide a significant stake in the long-term financial success of United that is aligned with stockholder interests and promotes employee retention.

Time-based RSUs vest one-third per year over a three-year period, which enhances retention of our NEOs, aligns with compensation practices of our peers and supports stockholder value creation.

OTHER	RETIREMENT BENEFITS	401(k) plan and excess 401(k) cash direct and cash match program	Creates shared responsibility for retirement through matching contributions.
	PERQUISITES	Non-cash benefits, such as active flight benefits, health-related benefits, and reimbursement for certain tax and financial services

Enhances retention and strengthens our relationships with our executives and generally aligns with market practice for perquisites provided to executives at similar levels at companies within the airline industry and general industry groups.

92	2025 Proxy Statement

Compensation Discussion and Analysis

Elements of 2024 Executive Compensation

Base Salary

The Committee generally reviews and approves base salaries annually in February, with the new rates effective as of April 1, and makes periodic adjustments in connection with promotions, changes in roles and/or responsibilities or to reward individual performance and promote market competitiveness. In making any such adjustments, the Committee considers individual performance, the NEO’s experience, the breadth, scope and complexity of the NEO’s role, internal pay parity and whether the NEO’s base salary is appropriately positioned relative to similarly situated executives in our peer group, among other factors.

Taking into account each NEO’s performance for the most recently completed fiscal year, total target compensation, any outstanding or recently paid special awards, recent compensation adjustments and the average compensation of similarly situated executives in our peer group, the Committee determined to increase each NEO’s base salary, as summarized in the table below. The determination to increase each NEO’s salary was driven by the desire to ensure each NEO’s total market compensation aligned with the compensation levels at our peers as well as to reward each NEO for his continued strong performance in his respective role and his contributions to the Company.

	Base Salary (Annualized Rate)

Named Executive Officer	2023(1)	2024(2)	% Change

Scott Kirby	$1,100,000	$1,200,000	9%
Brett Hart	$900,000	$1,000,000	11%
Torbjorn Enqvist	$800,000	$880,000	10%
Andrew Nocella	$770,000	$808,500	5%
Michael Leskinen	$700,000	$770,000	10%
(1)	Represents the annual base salary rate for each of the NEOs as of the end of Fiscal 2023.
(2)	Represents the annual base salary rate that took effect on April 1, 2024.

Short-Term Incentive Program

The 2024 STI was designed to align with our business strategy and mission by sharpening management’s focus on key financial, operational and customer service goals to promote achievement of our commitments to our customers and stockholders.

The 2024 STI was structured with a target opportunity granted to each NEO (based on a percentage of base salary), with an entry payout equal to 50% of the target opportunity, a target payout equal to 100% of the target opportunity and a stretch (also called “maximum”) payout equal to 200% of the target opportunity. The 2024 STI awards were earned on December 31, 2024 and were paid out in March 2025 after the Committee certified performance.

The graphic below illustrates the calculation used to determine 2024 STI payouts:

Earned Base Salary	X	STI TARGET OPPORTUNITY %	X	Performance Against Annual Goals	=	ACTUAL STI AWARD PAYOUT
Determined by reviewing: ● Individual performance ● Level of responsibility ● Specialized qualifications ● Experience ● Internal pay parity ● Internal and market-based peer group data		Established using: ● Level of responsibility ● Internal and market-based peer group data ● Internal pay parity ● Company financial performance		● Relative Adjusted EBITDA Margin (33%) ● Net Promoter Score (NPS) (33%) ● Operational Excellence (33%)		● Capped at 200% of target

2025 Proxy Statement	93

Compensation Discussion and Analysis

STI Target Opportunities

The target opportunities as a percentage of base salary for 2024 for our NEOs are shown below.

Such STI target opportunities are determined by the Committee after considering a number of factors, including the breadth, scope and complexity of the NEO’s role, whether the target annual incentive is competitive with target annual incentives for similarly situated executives in our peer group, consideration of internal pay parity and our recent and projected financial performance. For 2024, the Committee determined not to increase the STI opportunities for any of our NEOs as a percentage of base salary, although the absolute STI target opportunities for each NEO increased due to their base salary increases that took effect in 2024.

The STI target opportunity for each NEO is expressed as a percentage of the executive’s base salary.

	2024 STI Target Opportunity
	Percentage of Base Salary
Named Executive Officer	2023	2024	% Change

Scott Kirby	250%	250%	—%
Brett Hart	175%	175%	—%
Torbjorn Enqvist	125%	125%	—%
Andrew Nocella	120%	120%	—%
Michael Leskinen	120%	120%	—%

Performance Metrics Underlying the STI Program

At the beginning of the performance year, the Committee undertakes a rigorous, holistic process to establish predefined metrics that it believes will motivate our executives appropriately to deliver the high performance that supports stockholder value creation in both the short- and long-term in accordance with our compensation philosophy. The 2024 STI had a performance period of January 1, 2024 through December 31, 2024.

Our 2024 STI metrics were as follows, with the metrics selected and the targets set by the Committee in February 2024.

94	2025 Proxy Statement

Compensation Discussion and Analysis

2024 Metric and Weighting	What It Is	Why It’s Important
FY2024 Adjusted EBITDA Margin relative to industry weighted average Adjusted EBITDA Margin (33%)

- Adjusted EBITDA is a non-GAAP financial measure calculated as EBITDA (earnings before interest, taxes, depreciation, and amortization) excluding operating and non-operating special charges (credits) and unrealized (gains) losses on investments, and, as applicable, adjusted for refinery and fuel hedges. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by operating revenue.

- Industry Adjusted EBITDA Margin is the revenue weighted average of Adjusted EBITDA Margins of certain industry peers.

A critical measure of annual profitability aligning our management’s interests with those of our stockholders; this metric focused on our profit levels as compared with that of our industry peers during 2024.

Aligned with industry benchmarks, with limited adjustments for refinery and fuel hedges.

Linked to stretch goals that exceed earnings guidance and competitor levels.

Operational Excellence (33%)

Three Key Airline Operational Goals:

- 33% Customer D:00 (CD:00) (An industry reference for on-time performance that measures departures early or at the scheduled departure time.) (1)

- 33% Mishandled Baggage Rate (MBR) (This metric measures the number of customer complaints for delayed, damaged or pilfered bags per total bags handled.)

- 33% Seat Cancel Rate (This metric measures the number of cancelled seats divided by scheduled seats. It is a measure of passengers impacted by flight cancellations.)

(1) For purpose of this metric, flights otherwise planned to arrive on-time that are intentionally delayed to hold for passenger connections are considered to be on-time departures.

A measure of operational reliability that focuses management on ensuring reliable and top-tier operations. It is aligned with the Company’s strategic plan, key value drivers and industry benchmarks.
Net Promoter Score (33%)

Based on United Customer Survey Results

“How likely are you to recommend United Airlines to a friend, relative or colleague?”

Stratified based on reliability, mainline/express mix, international/domestic mix and normalized to match United’s 2018 Basic Economic passenger mix.

NPS has no standardized industry meaning and, therefore, is not the same as similarly titled measures presented by other companies.

A measure of customer feedback that provides continued focus on customer satisfaction and tied to the Company’s strategic plan of positioning the United brand as the preferred choice for airline travel.

2025 Proxy Statement	95

Compensation Discussion and Analysis

2024 STI Outcomes

Threshold, target and maximum performance levels are evaluated independently by the Committee and are set to provide appropriate awards across a range of performance outcomes. In establishing performance levels and metrics each year, the Committee considers, among other things: budget; operational priorities; long-term strategic plans; historical performance and external factors, including external expectations; competitive developments; and the regulatory environment. The achievement of threshold, target and maximum performance levels were set by the Committee to be challenging to attain and require strong performance and execution without encouraging unnecessary or excessive risk-taking.

The payouts for the 2024 STI were based on an executive’s target bonus amount and the total payout percentage. Company performance results for the year led to a formulaic payout percentage of 175% of target for 2024. The calculation was based on the following performance against the goals shown below.

Financial	Weighting	Threshold	Target	Maximum	Payout%
		Performance			
Relative Adjusted EBITDA Margin Full-Year Weighted Average[1]	33%	50% Payout 0.5 pts better than Industry Avg	100% Payout 1.5 to 2.5 pts better than Industry Avg	200% Payout 3.5 pts better than Industry Avg Actual: 4.2 pts better	200

Non-Financial	Weighting	Component & Weighting		Performance & Score		Payout%
Operational Excellence	33%	CD:00	33%	Above Target	168.5%	172
		Seat Cancel Rate	33%	Above Target	173%	
		MBR	33%	Above Target	175%	

Non-Financial	Weighting	50% Payout	100% Payout	200% Payout	Payout%
Customer (NPS-Full year Stratified Results)[2]	33%	Entry Goal	Entry Goal +4 to +8 Actual: Entry +10	Entry Goal +12	153
Total Payout					**175**

(1)	The Relative Adjusted EBITDA Margin metric measured our Adjusted EBITDA Margin during 2024 relative to our peers; whereas, in 2023, this metric measured our improvement of Adjusted EBITDA Margin since 2019 relative to our peers. The 2024 target goal for this metric was more difficult than the 2023 target goal by 1 to 1.5 points.
(2)	NPS has no standardized industry meaning and, therefore, is not the same as similarly titled measures presented by other companies. As noted above, the performance goals for NPS were set at levels designed to be challenging to attain.

96	2025 Proxy Statement

Compensation Discussion and Analysis

2024 STI Payments

The actual 2024 STI awards paid to our NEOs are shown in the table below and are also included in the 2024 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column:

EARNED BASE SALARY	X	STI TARGET OPPORTUNITY %	X	PERFORMANCE AGAINST ANNUAL GOALS	=	ACTUAL STI AWARD PAYOUT

		2024 STI
		2024 STI
	Annual Base Salary	Target	2024 STI Target	Formulaic	Final
Named Executive Officer	(as of 12/31/24)	Opportunity	Opportunity (1)	Payout	Award

Scott Kirby	$1,200,000	250%	$2,937,842	175%	$5,141,223
Brett Hart	$1,000,000	175%	$1,706,489	175%	$2,986,356
Torbjorn Enqvist	$880,000	125%	$1,075,137	175%	$1,881,489
Andrew Nocella	$808,500	120%	$958,713	175%	$1,677,748
Michael Leskinen	$770,000	120%	$903,115	175%	$1,580,451
(1)	2024 STI target opportunity ($) is determined based on a blended rate, which is the product of the NEO’s (x) 2024 STI Target Opportunity (%) and (y) blended base salary rate for 2024 (i.e., generally reflecting the lower rate in effect prior to April 1, 2024 for 25% of the year and the rate in effect on and after April 1, 2024 for 75% of the year).

Long-Term Incentive Program

2024 Long-Term Incentive Program Summary

Our LTI program, like our STI program, is designed to focus the efforts of our executives on key drivers of both short- and long-term success and on stockholder value. A significant percentage of our NEOs’ compensation is in the form of equity with three-year vesting periods, which is designed to promote retention and closely tie the interests of our NEOs to the interests of our stockholders.

In determining the size of the individual LTI awards granted to our NEOs in 2024, the Committee considered annual financial forecasts, capital expenditure budgets and United’s annual business plan, along with input from the Committee’s independent compensation consultant, Exequity, on compensation trends, peer long-term incentive levels and compensation risk factors.

In 2024, we continued to grant two types of long-term award vehicles, which each served a different purpose:

●	Performance-Based RSUs: reward the achievement of key financial and strategic goals. In response to stockholder feedback, we returned to our practice of awarding long-term performance-based RSUs in 2022. However, because the continued uncertain business environment in our industry makes it difficult to select appropriate three-year performance metrics, the Committee structured the 2022, 2023 and 2024 Performance-Based RSU awards so that the performance metrics and goals are set in one-third increments at the beginning of each year of the three-year performance periods. The three-year nature of each Performance-Based RSU grant means that in any year, a NEO can have Performance-Based RSUs relating to up to three performance periods outstanding at any time. Amounts earned for each of these one-year tranches are accrued and paid at the end of the full three-year award cycle, contingent on continued employment through this period, subject to limited exceptions.

Goals are established and measured annually so they can be appropriately aligned with evolving market conditions, strategic priorities and our financial forecasts; in 2024, the Committee approved Company-wide target values for each of the three categories of performance metrics applicable to LTI awards granted in 2024. Each tranche represents the performance metrics and goals established by the Committee with respect to 1/3 of the target opportunity under the Performance-Based RSUs. However, beginning with the 2024 Performance-Based RSUs, the Committee added a relative TSR modifier to the annual performance goals, which measures relative TSR performance over a cumulative three-year period, as discussed further below. Given that each year’s awards have an overlapping performance period from the prior year and, in the case of the 2024 Performance-Based RSUs, a three-year relative TSR modifier, we believe these awards provide the right balance between short-term and long-term focus.

2025 Proxy Statement	97

Compensation Discussion and Analysis

Performance-Based RSUs awarded in 2024 as part of our regular LTI Program (not including the Retention LTI Awards) are referred to herein as “2024 Performance-Based RSUs,” the Performance-Based RSUs awarded in 2023 are referred to as “2023 Performance-Based RSUs” and the Performance-Based RSUs awarded in 2022 are referred to as “2022 Performance-Based RSUs.” The performance goals and metrics established in 2024 (excluding the relative TSR modifier) and described herein also apply to the first-half of Mr. Leskinen’s 2023 promotional PBRSU award for which half of the award vests based on performance goals established in 2024 and the remaining half of the award vests based on performance goals established in 2025.

	2022	2023	2024	2025	2026
2022 PBRSU	Year 1 ● 2023 CASM-ex(1) ● 2022 Strategic ● 2023 United Next ● Liquidity Condition	Year 2 ● Relative CASM-ex(1) ● Strategic ● United Next ● Liquidity Condition	Year 3 ● Relative Adjusted Pre-Tax Margin(2) ● Absolute Adjusted EPS(3) ● Strategic ● Liquidity Condition

	2023 PBRSU	Year 1 ● Same as above	Year 2 ● Same as above	Year 3 ● Goals determined in 2025

		2024 Pbrsu	Year 1 ● Same as above, plus relative TSR modifier over 3-year performance period	Year 2 ● Goals determined in 2025	Year 3 ● Goals determined in 2026

(1)	CASM-ex (adjusted cost or operating expense per available seat mile) is a measure that is not calculated in accordance with GAAP. CASM-ex is calculated as cost or operating expense per available seat mile excluding fuel expense, profit sharing, third-party business expenses and special charges (credits). For tranche 2 of the 2022 Performance-Based RSUs and tranche 1 of the 2023 Performance-Based RSUs, the relative CASM-ex metrics measures the relative change in CASM-ex from 2019 compared to the industry average.
(2)	Adjusted Pre-tax Margin is a measure that is not calculated in accordance with GAAP. Please refer to Appendix A for a definition and a reconciliation of Adjusted Pre-tax Margin to the most directly comparable GAAP financial measure.
(3)	Adjusted EPS is a measure that is not calculated in accordance with GAAP. Please refer to Appendix A for a definition and a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.

98	2025 Proxy Statement

Compensation Discussion and Analysis

●	Time-Based RSUs: reward long-term Company performance, support executives’ stock ownership and align with stockholders’ interests. In addition, time-based RSUs are designed to balance performance with stability and retention of our executive leadership team by vesting ratably over three years, generally subject to continued employment requirements. Granting time-based RSUs is also consistent with our compensation peer group’s practices.
	Tranche 1 2024 Performance-Based RSUs, Tranche 2 2023 Performance-Based RSUs and Tranche 3 2022 Performance-Based RSUs	Time-Based RSUs
Proportion of Annual Grant	PBRSUs represent 50% of each annual LTI grant at target and each tranche of PBRSUs represents one-third of the annual grant of PBRSUs	Time-based RSUs represent 50% of each annual grant
Metrics & Weighting

Absolute Adjusted EPS: 40%

Relative Adjusted Pre-Tax Margin: 40%

Strategic (environmental sustainability, people impact and responsible sourcing): 20%

Liquidity hurdle: $8 billion in liquidity at end of three-year performance period

+0% to +50% modifier based on relative TSR (2024 Performance-Based RSUs only), subject to achievement of entry level of performance for at least one of the primary goals for the PBRSUs

Number of shares earned based on continued employment, the value of which increase or decrease with fluctuations in the value of Common Stock
Min / Max Payout (% of Target Units)	0% / 200% for tranche 2 2023 Performance-Based RSUs and tranche 3 2022 Performance-Based RSUs 0% / 300% for 2024 Performance-Based RSUs (taking into account the relative TSR modifier)	N/A
Vesting	3-Year Cliff	3-Year Ratable, with vesting occurring on an annual basis

The following table summarizes the equity awards awarded to our NEOs in 2024.

	Target Grant Value	Grant
	of PBRSUs	Value of RSUs	Total Target 2024
	Awarded in	Granted in	Equity Compensation
Named Executive Officer	2024 (1)	2024	($)(2)

Scott Kirby	$6,900,000	$6,900,000	$13,800,000
Brett Hart	$4,250,000	$4,250,000	$8,500,000
Torbjorn Enqvist	$1,980,000	$1,980,000	$3,960,000
Andrew Nocella	$1,617,000	$1,617,000	$3,234,000
Michael Leskinen (3)	$1,443,750	$1,443,750	$2,887,500
(1)	Represents the annual RSU and Performance-Based RSU awards made in February 2024, assuming target performance for PBRSUs. The number of shares of Common Stock subject to the awards was determined by dividing the applicable value in the table by the closing stock price on the grant date and rounding down to the nearest whole unit.

2025 Proxy Statement	99

Compensation Discussion and Analysis

(2)	The target grant values associated with the 2024 Performance-Based RSUs in this table reflect the full target value of all three annual tranches of such awards, despite the fact that the portions attributable to performance goals in 2025 and 2026 will not be treated as formally “granted” for purposes of the executive compensation tables following this CD&A until the performance goals for those future tranches are established. Accordingly, the target values reflected in this table differ from those of the subsequent tables, which, consistent with disclosure rules, are included as grants only when the performance goals for each year are established. The following PBRSUs are not included in the table above: tranche 2 of the 2023 Performance-Based RSUs, tranche 3 of the 2022 Performance-Based RSUs, the first half of Mr. Leskinen’s promotional 2023 PBRSU award and the Retention LTI Awards.
(3)	After consulting with Exequity and considering each element of target compensation of similarly situated executives in our peer group, the Committee determined to increase Mr. Leskinen’s annual LTI grant value (as a percentage of his base salary) in order to further align his compensation with compensation of similarly situated executives while ensuring a substantial portion of Mr. Leskinen’s target compensation is at-risk and linked to Company performance.

2024 Performance-Based RSUs

2024 Performance-Based RSU awards have a target opportunity of 100% of the target award value and a maximum or “stretch” opportunity equal to 300% of the target award value (taking into account the relative TSR modifier). Payment opportunities under PBRSU awards are subject to linear interpolation between performance levels.

The primary metrics and weights used for tranche 3 of the 2022 Performance-Based RSUs, tranche 2 of the 2023 Performance-Based RSUs and tranche 1 of the 2024 Performance Based RSUs, as well as the first half of Mr. Leskinen’s 2023 promotional PBRSU award, are identical to each other and are set forth in the table below. The liquidity hurdle applicable to the 2022 Performance-Based RSUs, the 2023 Performance-Based RSUs, the 2024 Performance Based RSUs and Mr. Leskinen’s 2023 promotional PBRSU award and the relative TSR modifier applicable to the 2024 Performance-Based RSUs only are described in further detail below.

Goal	Entry (50%)	Target (100%)	Stretch (200%)
Absolute Adjusted EPS (40%)
United’s 2024 Adjusted EPS	$5	$9 - $11	$13
Relative Adjusted Pre-tax Margin (40%)
Adjusted Pre-tax Margin relative to the weighted average Adjusted Pre-Tax Margin of a focused set of industry peers	-0.5%	+0.5% - 1.0%	+2%
STRATEGIC (20%)
Environmental Sustainability Performance Indicators
Ten performance indicators aimed at assisting the Company in achieving certain key goals and initiatives relating to its environmental sustainability program	6 indicators completed	8 indicators completed	10 indicators completed
People Impact and Responsible Sourcing Performance Indicators
Eight performance indicators aimed at assisting the Company in achieving certain key commitments and initiatives relating to its people impact and responsible sourcing programs	6 indicators completed	7 indicators completed	8 indicators completed

Cash Liquidity Hurdle

In addition to the above performance metrics measured during calendar year 2024, payout of the Performance-Based RSUs are contingent on the achievement of a cash liquidity hurdle ($8 billion) as of the end of the three-year performance period.

100	2025 Proxy Statement

Compensation Discussion and Analysis

TSR Modifier

In an effort to further align executive compensation with stockholder interests, the 2024 Performance-Based RSUs are subject to a relative TSR modifier, wherein a percentage is applied to the final payout such that the award can increase in value between +0% to +50%. The modifier is based on the Company’s TSR over the full three-year performance period compared to the market cap weighted average TSR for companies in the Dow Jones US Airlines Index as of January 1, 2024. The modifier will only increase the value of the payout if the Company’s TSR is positive during the performance period and exceeds the weighted average TSR of the peer group by at least two percentage points and will only apply if the entry level of performance is met on at least one of the primary PBRSU goals. Assuming maximum application of the relative TSR modifier, the stretch value of the 2024 Performance-Based RSUs is 300% of target. The companies in the Dow Jones US Airlines Index as of January 1, 2024 and used for purposes for the relative TSR modifier consist of: Delta Air Lines, Inc., American Airlines Group Inc., Alaska Air Group, Inc., Southwest Airlines Co., JetBlue Airways Corporation, Allegiant Travel Company and Spirit Airlines, Inc.

The Company’s TSR performance relative to the peer group TSR will affect the payout by increasing it between 0% to 50% as set forth in the following chart:

TSR Outperformance Relative to Market Cap Weighted Average TSR of Dow Jones US Airlines Index (1)	Modifier (2)
2 percentage points	+0%
30 percentage points	+50%
(1)	United’s TSR must be positive during the performance period in order for the modifier to apply.
(2)	Linear interpolation is applied for outperformance between 2 and 30 percentage points.

The relative TSR modifier aligns with stockholder interests in that it provides an upside opportunity when the Company’s TSR is better than the TSR of our peers, but only if the Company’s TSR is also positive during the performance period and the Company also meets at least the entry level of performance on at least one of the primary PBRSU goals.

2024 Time-Based RSUs

Time-Based RSUs make up the remaining 50% of our executives’ target long-term equity incentives. Each grant of RSUs vests one-third on each of February 28, 2025, February 28, 2026 and February 28, 2027.

2022 Performance-Based RSUs and 2023 Performance-Based RSUs

Details relating to the performance goals associated with the 2022 Performance-Based RSUs (tranche 1) and the 2023 Performance-Based RSUs (applies to tranche 1 of the 2023 Performance-Based RSUs and tranche 2 of the 2022 Performance-Based RSUs) are set forth on pages 102 through 105 of United’s 2024 proxy statement filed with the SEC on April 12, 2024.

2025 Proxy Statement	101

Compensation Discussion and Analysis

Payout of 2022 Performance-Based RSUs (Completed Performance Period)

Under the terms of the 2022 Performance-Based RSUs, 2024 represented the final year of the three-year performance period. The 2022 Performance-Based RSUs vested based on performance goals established on an annual basis of the three-year performance period commencing January 1, 2022 and ending December 31, 2024. The 2022 Performance-Based RSUs were divided into three tranches that were each weighted as 1/3 of the target 2022 Performance-Based RSUs. The 2022 Performance-Based RSUs had a continued service condition, generally requiring the named executive officer’s continued employment through the end of 2024 to vest.

Below is a summary of the Company’s performance results under the performance metrics of the 2022 Performance-Based RSUs, which resulted in an overall vesting level of 122% of target. The performance metrics and goals were established annually based on the Company’s financial plan and operating and strategic initiatives, and were designed to be challenging but attainable with strong management performance, which was ultimately reflected by the overall vesting level of 122% of target. The awards vested at the end of 2024 and were settled in the first quarter of 2025 and are included in the “Option Exercises and Stock Vested for 2024” table.

	Performance Metric (1)	Tranche Weighting	Entry (50%)	Target (100%)	Stretch (200%)	Actual Results	Payout (as % of Target)	Final Payout (as % of Target)
Tranche 1	CASM-ex (2, 3)	40%	7%	4%	1%	18%	0%
	United Next - Utilization (5)	20%	Narrowbody: Entry level goal Widebody: Entry level goal	Narrowbody: Entry level goal +.2 Widebody: Entry level goal +.3	Narrowbody: Entry level goal +.4 Widebody: Entry level goal +.6	Narrowbody: Entry level goal +.4 Widebody: Entry level goal +.7	156%
	United Next –Mainline ATS	20%	(6)	(6)	(6)	Between Entry and Target	91%
	Strategic (# of actions complete) (7)	20%	Environmental : 8 People & Responsible Sourcing : 4	Environmental : 11 People & Responsible Sourcing: 6	Environmental : 15 People & Responsible Sourcing: 8	Environmental : 13 People & Responsible Sourcing: 7	150%
								80%
Tranche 2	CASM-ex (2, 4)	40%	Equal to industry avg	1 to 2 pts better than industry avg	4 pts better than industry avg	1.97 pts better than industry avg	100%
	Technician Hiring (8)	13%	Target level -5%	Significantly higher than historical levels	Target level +5%	Between Target and Stretch	160%
	United Next Actions	27%	(9)	(9)	(9)	(9)	183%
	Strategic (# of actions completed) (7)	20%	Environmental : 6 People & Responsible Sourcing : 6	Environmental : 8 People & Responsible Sourcing : 7	Environmental : 10 People & Responsible Sourcing : 8	Environmental : 9 People & Responsible Sourcing : 7	125%
								135%
Tranche 3	Absolute Adjusted EPS (10)	40%	$5	$9 - $11	$13	$10.61	100%
	Relative Adjusted Pre-tax Margin (11)	40%	-0.5%	+0.5% - +1.0%	2.0%	2.7%	200%
	Strategic Actions (# of actions completed) (7)	20%	Environmental: 6 People & Responsible Sourcing: 6	Environmental: 8 People & Responsible Sourcing: 7	Environmental: 10 People & Responsible Sourcing: 8	Environmental: 8 People & Responsible Sourcing: 8	150%
								150%
	Total payout under 2022 Performance-Based RSUs (as % of target) (12)							122%
(1)	For a detailed description of the Performance Metrics for tranche 1 of the 2022 Performance-Based RSUs, see page 105 of United’s 2024 proxy statement filed with the SEC on April 12, 2024 and pages 101-104 of United’s 2023 proxy statement filed with the SEC on April 13, 2023. For a detailed description of the Performance Metrics for tranche 2 of the 2022 Performance-Based RSUs (which also applies to tranche 1 of the 2023 Performance-Based RSUs), see page 103 of United’s 2024 proxy statement filed with the SEC on April 12, 2024. For a detailed description of the Performance Metrics for tranche 3 of the 2022 Performance-Based RSUs, see “2024 Performance-Based RSUs” above on page 100.
(2)	CASM-ex is a non-GAAP financial measure. CASM-ex is calculated as cost or operating expense per available seat mile excluding fuel expense, profit sharing, third-party business expenses and special charges (credits).
(3)	The performance metric for the 2022 Performance-Based RSUs is based on the percentage change in United’s 2023 CASM-ex versus United’s 2019 CASM-ex.
(4)	The performance metric for the 2023 Performance-Based RSUs is based on the relative change in 2023 CASM-ex from 2019 as compared with the industry average.
(5)	Aircraft utilization is defined as block hours flown per available aircraft per day. Actual results are based on quarterly utilization of narrowbody and widebody aircraft against quarterly entry, target and stretch goals with various weightings.
(6)	This goal is based on percentage of mainline aircraft available to schedule (which is calculated as total aircraft in the fleet minus out-of-service aircraft due to maintenance, commercial projects, spares, paint, charters, and delivery/induction timing) during each quarter in 2023 with the goals ranging from 84.5% to 88.5%.

102	2025 Proxy Statement

Compensation Discussion and Analysis

(7)	The Compensation Committee incorporated this objective and measurable performance metric into the Company’s LTI to reflect the Company’s focus on long-term value creation for its stockholders by incentivizing management to reach various performance indicators that will assist the Company in achieving certain key commitments and initiatives relating to its environmental sustainability, people impact and responsible sourcing programs. The performance indicators were designed to be challenging but achievable with strong management performance.
(8)	This performance metric is the number of frontline technicians hired (as a % of 4th quarter authorization).
(9)	Below sets forth the entry, target, stretch and actual achievement levels for each of the six United Next goals that constitute this Performance Metric for tranche 2 of the 2022 Performance-Based RSUs.

Goal	Entry (50%)	Target (100%)	Stretch (200%)	Actual Results
1. Tech Ops line maintenance footprint expansion		Significantly expand our current maintenance location footprint		Above Stretch
2. Aircraft parking position	EWR + 4 other hubs	EWR + 5 other hubs	All 7 hubs	Stretch
3. Aircraft parts supply/availability	1 pt improve	1.25 pts improve	1.5 pts improve	Above Stretch
4. AirTop surface/air traffic mgmt. simulation model	57% of hub departures	75% of hub departures	85% of hub departures	Stretch
5. Leverage FAA system-wide info management	Build and test an air traffic management tool	Implementation of an enhanced air traffic management tool and the management of 50% of Ground Delay Program traffic	Implementation of an enhanced air traffic management tool and the management of 85% of Ground Delay Program traffic	Stretch
6. Enhance efficiency of air traffic flow	Develop TOS capability	TOS testing 1 location	TOS in live operation	Target
(10)	Absolute Adjusted EPS is a measure that is not calculated in accordance with GAAP. Please refer to Appendix A for a definition and a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.
(11)	Adjusted Pre-tax Margin is a measure that is not calculated in accordance with GAAP, with relative Adjusted Pre-tax Margin measured by comparing our Adjusted Pre-tax Margin against performance of selected industry peers. Please refer to Appendix A for a definition and a reconciliation of Adjusted Pre-tax Margin to the most directly comparable GAAP financial measure.
(12)	Vesting of the 2022 Performance-Based RSUs was also subject to an $8 billion cash liquidity hurdle at the end of the three-year performance period, which was achieved.

Open Performance Periods

Performance under the 2023 Performance-Based RSUs (as well as Mr. Leskinen’s 2023 promotional PBRSU award) and 2024 Performance-Based RSUs will be determined following the end of the three-year performance periods ending December 31, 2025 and 2026, respectively, given that certain underlying performance metrics (including the liquidity condition and, for the 2024 Performance-Based RSUs, the relative TSR modifier) are still outstanding. The performance metrics and relative weights for the 2024 Performance-Based RSUs are set forth above on page 100 in the table under the heading “2024 Performance-Based RSUs.”

Retention LTI Awards

On July 25, 2024, the Committee approved the Retention LTI Awards to each of our NEOs, which were designed to motivate, retain and reward our executive team in a period of retention vulnerabilities within the industry and incentivize our executives to maintain and drive key financial metrics. The Retention LTI Awards are in the form of Performance-Based RSUs granted under the 2021 Plan and will be settled in shares of Common Stock upon vesting.

In approving the Retention LTI Awards, the Committee consulted with Exequity and considered target and realizable pay levels of executives at our airline peers. Based on such review, the Committee noted that our Chief Executive Officer’s realizable pay level was significantly below the levels of Chief Executive Officers at our peer companies and the Committee determined it was appropriate and in the best interest of the Company to provide an additional incentive performance award opportunity to our CEO, as well as each of other NEOs, to better align realizable pay with that of the airline peers for similar levels of performance, and to enhance retention through performance rewards linked to the Company’s key financial metrics. The Committee also determined to deliver the retention awards in the form of PBRSUs, rather than time-based RSUs, in order to continue to incentivize the NEOs to deliver on key performance metrics that are aligned with the interests of our stockholders.

2025 Proxy Statement	103

Compensation Discussion and Analysis

The Retention LTI Awards provide an incentive opportunity of 0% to 133% of the target opportunity based on achievement of goals with respect to absolute Adjusted EPS and our Adjusted Pre-tax Margin relative to the weighted average Adjusted Pre-tax Margin of certain of our industry peers.

●	Absolute Adjusted EPS (First Tranche and Second Tranche) — The first and second tranches of the Retention LTI Award may become earned based on our positive Adjusted EPS during the four quarters ending June 30, 2025 and June 30, 2026, respectively, as well as continued employment through each applicable vesting date.
●	Relative Adjusted Pre-tax Margin (Third Tranche) — The third tranche of the Retention LTI Award may become earned based on our Adjusted Pre-tax Margin during the four quarters ending June 30, 2027 relative to the weighted average Adjusted Pre-tax Margin of selected industry peers during the same period, and is also subject to an Adjusted EPS performance measure, as described below. Payment opportunity is subject to linear interpolation between performance levels. Continued employment through the applicable vesting date is required.

Goal	Minimum (0%)	Entry (50%)	Target (100%)	Stretch (200%)
Relative Pre-Tax Margin and Absolute Adjusted EPS
Adjusted Pre-tax Margin relative to the weighted average Adjusted Pre-tax Margin of a focused set of industry peers and our Adjusted EPS, each during the four quarters ending June 30, 2027	Below 25bps of average of selected industry peers and lowest (or tied for lowest) among selected industry peers, and negative Adjusted EPS	Below 25bps of average Adjusted Pre-tax Margin of selected industry peers and lowest (or tied for lowest) among selected industry peers, and positive Adjusted EPS	Within +/- 25bps of average Adjusted Pre-tax Margin of selected industry peers	Above 25bps above average Adjusted Pre-tax Margin of selected industry peers and highest (or tied for highest) among selected industry peers

Any earned portion of the first, second and third tranches will vest on July 25, 2025, July 25, 2026, and July 25, 2027, respectively, subject to continued service or qualifying terminations of employment. The target opportunities for the Retention LTI Awards granted to the NEOs are as follows: Mr. Kirby - $10,000,000; Mr. Hart - $6,500,000; Mr. Enqvist - $3,500,000; Mr. Nocella - $3,000,000; and Mr. Leskinen - $2,500,000.

These awards were deemed critical to incentivizing and retaining our key executives and are not a representative component of the Company’s annual compensation program.

Use of Adjustments in Incentive Programs

Our goal is to pay incentives based on the same underlying business trends and results that our investors are using to measure United performance. To incentivize management to make decisions that have positive, long-term impacts, even at the expense of shorter-term results, and to prevent one-time gains and losses from having too great of an impact on incentive payouts, the Committee reviews whether to adjust results under the 2024 STI, tranches 1, 2 and 3 of the 2022 Performance-Based RSU awards, tranches 1 and 2 of the 2023 Performance-Based RSU awards, and tranche 1 of the 2024 Performance-Based RSU awards, although no such adjustment has been made as of the Record Date with respect to such awards.

RETENTION AND TRANSFORMATION AWARDS GRANTED TO NEOS IN PRIOR FISCAL YEARS THAT VESTED OR PAID OUT IN FISCAL YEAR 2024

Prior to fiscal year 2024, as previously disclosed for NEOs for the applicable year, the Committee approved special awards, which continued to vest in 2024. Please see the “Narrative to 2024 Summary Compensation Table and Grants of Plan-Based Awards for 2024 Table” below for a summary of such awards.

104	2025 Proxy Statement

Compensation Discussion and Analysis

Other Elements of the Executive Compensation Program

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

RETIREMENT BENEFITS

United maintains a tax qualified 401(k) plan and an excess 401(k) cash direct and cash match program for management and administrative employees, including the NEOs. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

Mr. Enqvist participates in a legacy retirement plan, the Continental Retirement Plan (“CARP”). Details about this retirement plan and Mr. Enqvist’s benefits thereunder are provided below under the headings “2024 Pension Benefits Table” and “Narrative to Pension Benefits Table.”

PERQUISITES AND OTHER EXECUTIVE BENEFITS

We offer our officers, including our NEOs, certain perquisites that we believe are generally consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to United and strengthens our relationships with our executives. The aggregate incremental cost of providing these perquisites and other benefits to our NEOs is detailed in footnote 6 to the 2024 Summary Compensation Table below.

For example, travel privileges on United flights provide the opportunity to become familiar with our network, product, and locations and to interact with customers and employees. The incremental cost to United of providing such flight benefits is minimal, while we believe United benefits from providing these benefits and the value of these benefits to the officers is perceived by them to be high. Consistent with historic practice and the travel policies at other airlines, United provides tax indemnification, subject to an annual limit, on the travel benefits provided to our NEOs during employment.

In sum, we offer the following perquisites to our NEOs:

●	Active flight benefits up to an annual travel limit pursuant to United’s Officer Travel Policy, including a tax gross-up on the flight benefits while an executive up to an annual cap and other travel-related benefits.
●	Cybersecurity / identity protection services to certain individuals, with an annual per participant cost to United of $6,800, plus voluntary NEO-paid additional coverage.
●	Basic and supplemental life insurance.
●	Voluntary employee-paid group insurance benefits (supplemental disability, supplemental life insurance, and personal excess liability coverage).
●	An annual executive physical available through preferred providers.
●	Health Club Membership Reimbursement for health club membership dues and services up to a $2,500 annual limit.
●	Reimbursement for certain tax preparation and financial services, with annual reimbursement limited to $20,000 for our Chief Executive Officer and $10,000 for our other NEOs.
●	Parking benefits.
●	Community Support Travel Program: NEOs are eligible to direct a donation of a limited number of tickets to qualifying charitable organizations and nominate one United Club Membership per calendar year.
●	Package delivery services.

2025 Proxy Statement	105

Compensation Discussion and Analysis

SEVERANCE AND CHANGE IN CONTROL BENEFITS

In order to attract and retain high-performing NEOs, we believe it is appropriate to provide severance to an executive officer in certain circumstances. Each of our NEOs is covered by the terms of United’s Executive Severance Plan, which provides for certain payments and benefits upon qualifying termination events, as described in “Potential Payments Upon Termination or Change in Control” below. Based on the advice of Exequity, we believe that our severance benefits are in line with market practices and provide appropriate levels of compensation and terms and conditions related to executive separations. Further, we believe that these arrangements are an important component of our compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles and in defining terms and conditions of executive separation events. We do not gross up for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change in control, we generally require a qualifying termination of employment in addition to the change in control, with limited exceptions. See “Potential Payments upon Termination or Change in Control” below for a discussion and estimate of the potential compensation and benefits provided pursuant to these arrangements.

106	2025 Proxy Statement

Compensation Discussion and Analysis

Significant Compensation Policies and Other Information Regarding Executive Compensation

COMPENSATION Clawback Policy

Accountability is a fundamental value of United. To reinforce this value through our executive compensation program, we have a compensation clawback policy (the “clawback policy”) that is applicable to our executive officers. Our clawback policy includes both (1) a mandatory recovery element applicable to our current and former Section 16 officers to comply with the incentive-based compensation recovery provisions of the Dodd-Frank Act and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of certain accounting restatements on a “no fault” basis and (2) a discretionary element that permits United to seek recovery of compensation (including any incentive-based compensation, which may be in the form of cash or equity, variable compensation, bonus, severance or sign-on compensation, including, without limitation, time-based and performance-based awards) over a three year look-back period awarded or paid to any current or former officer of United and/or United Airlines, Inc. at the level of Vice President or above if such covered executive committed a significant legal or compliance violation, irrespective of whether such violation occurred in connection with a restatement. The clawback policy was filed as Exhibit 97 to United’s 2024 Annual Report on Form 10-K.

Robust Stock Ownership GUIDELINES

Our executive officers and certain other senior executives are required to maintain a minimum equity stake in United. We believe that the current levels of stock ownership specified in our stock ownership guidelines provide an appropriate balance between keeping executive stock ownership at a level that supports alignment with stockholder interests while also providing officers sufficient flexibility. Each covered executive is required to acquire and maintain ownership of shares of Common Stock equal to a specified multiple of his or her base salary, which for our NEOs ranges from 3 to 6 times base salary, as shown in the table below. Each covered executive must retain 50% of all net shares (post-tax) that vest until achieving his or her minimum share ownership requirement. Covered executives are required to achieve compliance with the stock ownership guidelines within five years of becoming subject to such guidelines. If a covered executive is promoted to a higher level, the covered executive will have five years (beginning on the date of such promotion) to achieve the ownership target associated with the higher officer level.

Stock Ownership Guideline
Named Executive Officer	(Multiple of Salary)

Scott Kirby	6.0x
Brett Hart	4.0x
Torbjorn Enqvist	3.0x
Andrew Nocella	3.0x
Michael Leskinen	3.0x

WHAT COUNTS AS OWNERSHIP	WHAT DOES NOT COUNT AS OWNERSHIP
● Shares owned outright by the executive ● Outstanding time-based RSU awards that will settle in shares of Common Stock ● Restricted stock awards	● Unexercised stock options ● Unvested Performance-Based RSUs

The Committee reviews compliance with these stock ownership guidelines annually. Based on the most recent annual evaluation, all of our NEOs are in compliance with the stock ownership guidelines.

2025 Proxy Statement	107

Compensation Discussion and Analysis

Policy Prohibiting Hedging and Pledging

Under our Securities Trading Policy, officers, directors and all of our management and administrative employees are prohibited from engaging in speculative and derivative trading, short-selling or otherwise hedging our securities. This restriction includes “short sales,” “short sales against the box,” the purchase and sale of “put” and “call” options, warrants and hedging transactions (such as forward-sale contracts, equity swaps, collars and exchange funds). Our officers, directors and management and administrative employees are also prohibited from pledging our securities. None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.

ACCOUNTING CONSIDERATIONS

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments, including time-based RSUs, PBRSUs, shares of Common Stock and other forms of equity compensation.

108	2025 Proxy Statement

Compensation Discussion and Analysis

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Committee has reviewed and discussed the above section of this Proxy Statement entitled “Compensation Discussion and Analysis” prepared in accordance with Item 402(b) of Regulation S-K with management. Based on such review and related discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and United’s Annual Report on Form 10-K for the year ended December 31, 2024.

Respectfully submitted,

Compensation Committee

james M. whitehurst	ROSALIND BREWER	matthew friend	EDWARD L. SHAPIRO
Compensation Committee Chairperson	Compensation Committee Member	Compensation Committee Member	Compensation Committee Member

2025 Proxy Statement	109

Executive Compensation

2024 Summary Compensation Table

The following table provides information regarding our NEOs for fiscal year 2024, determined in accordance with applicable SEC disclosure rules. The table provides information for 2024 and, to the extent required by applicable SEC disclosure rules, 2023 and 2022.

							Change in
						Non-Equity	Pension Value
						Incentive	Non-Qualified
				Stock		Plan	Deferred Compensation	All Other
Name and Principal		Salary	Bonus	Awards		Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)		($)(4)	($)(5)	($)(6)	($)
Scott Kirby	2024	1,175,000	3,000,000	24,405,267		5,141,223	—	203,498	33,924,988
Chief Executive Officer	2023	1,075,000	—	10,705,744		6,636,815	—	155,740	18,573,299
	2022	1,000,000	—	8,666,624		—	—	129,978	9,796,602
Michael Leskinen	2024	761,250	569,307	5,045,623		1,580,451	—	150,215	8,106,846
Executive Vice President and	2023	447,103	1,128,240	988,963	(7)	770,131	—	109,090	3,443,527
Chief Financial Officer
Brett Hart	2024	975,000	4,200,000	15,263,264		2,986,356	—	225,159	23,649,779
President	2023	868,750	3,875,000	6,420,817		3,687,526	—	132,851	14,984,944
	2022	775,000	—	2,603,683		—	—	100,912	3,479,595
Torbjorn Enqvist	2024	860,000	2,220,980	7,568,878		1,881,489	—	115,635	12,646,982
Executive Vice President and	2023	775,000	1,525,000	2,996,475		2,121,677	19,595	116,480	7,554,227
Chief Operations Officer
Andrew Nocella	2024	798,875	2,600,000	6,464,807		1,677,748	—	103,174	11,644,604
Executive Vice President and
Chief Commercial Officer
(1)	Represents the actual salary earned by each NEO in 2024.
(2)

Amounts in this column for 2024 include the following: (1) for Mr. Leskinen, the final $500,000 bonus payment under a 2022 subsidiary incentive program, payments of which were contingent upon continued employment with the Company through the applicable vesting dates in 2023 and 2024; (2) for Mr. Hart, the final $1,000,000 portion of the one-time $4,000,000 retention and recognition award made in May 2022 that vested on May 25, 2024; (3) for Messrs. Leskinen and Enqvist, a special long-term cash award ($69,307 for Mr. Leskinen and $83,080 for Mr. Enqvist) relating to 2021 promotional and long-term incentives, with payment contingent upon continued employment with the Company through the applicable vesting date; (4) for Messrs. Hart ($875,000), Enqvist ($625,000) and Nocella ($500,000), payment of the second 25% of the 2022 Transformation Incentive Awards (with any remaining payout of the Transformation Incentive Awards to vest in 2025, generally contingent on continued employment through the vesting date and achievement of an underlying performance goal); and (5) for Messrs. Kirby ($3,000,000), Hart ($2,325,000), Enqvist ($1,512,900) and Nocella ($2,100,000), payment of the Long-Term Contingent Cash Awards granted in February 2021. For additional details, please see the “Narrative to 2024 Summary Compensation Table and Grants of Plan-Based Awards for 2024 Table” below.

(3)

For each named executive officer’s rows for 2024, represents the grant date fair value of time-vested RSUs as well as the Performance-Based RSUs granted in 2024 (i.e., tranche 1), the Performance-Based RSUs granted in 2023 (i.e., tranche 2), the Performance-Based RSUs granted in 2022 (i.e., tranche 3) and the Retention LTI Awards, each as computed in accordance with FASB ASC Topic 718. For Mr. Leskinen, the amount also includes the first half of Mr. Leskinen’s 2023 promotional PBRSU award, for which half of the award vests based on performance goals established in 2024 and half of the award vests based on performance goals established in 2025.

For Performance-Based RSUs, the grant date fair value is based on the closing price of Common Stock on the date of grant for the portion of awards based on performance conditions and for Performance-Based RSUs granted in 2024, on a Monte Carlo valuation for the portion of awards attributable to the relative TSR modifier. The Monte Carlo simulation was performed using the remaining performance period of 3.0 years and assuming an expected volatility of 45.5% and risk-free interest rate of 4.46%. The expected volatility was based on an analysis of the historical volatility of Common Stock on the grant date for three years. The risk-free interest rate corresponding with the remaining performance period was calculated using a forward rate curve based on the U.S. Treasury yield curve as of the measurement date. For a discussion of the assumptions made in the valuation referenced in this column, see note 5 to the consolidated financial statements in the Company’s 2024 Annual Report on Form 10-K. As discussed in the CD&A, the Committee designed the 2024, 2023 and 2022 Performance-Based RSUs so that the performance metrics and goals are set in one-third increments at the beginning of each year of the three-year performance Period (January 1, 2024 – December 31, 2026 for the 2024 Performance-Based RSUs, January 1, 2023 – December 31, 2025 for the 2023 Performance-Based RSUs and January 1, 2022- December 31, 2024 for the 2022 Performance-Based RSUs). The Committee designed Mr. Leskinen’s 2023 promotional PBRSUs so that the performance metrics and goals are set in 2024 and 2025. The Committee will set or has set goals for the remaining two-thirds of the 2024 Performance-Based RSU awards in each of 2025 and 2026, for the remaining one-third of the 2023 Performance-Based RSU awards in 2025 and the remaining one-half of Mr. Leskinen’s 2023 promotional PBRSU award in 2025. Values with respect to Performance-Based RSUs were calculated based on the probable satisfaction of the applicable performance conditions as of the date of grant (which was target performance).

110	2025 Proxy Statement

Executive Compensation

The following table reflects the aggregate grant date fair value at the maximum or “stretch” level of (i) the third tranche of 2022 Performance-Based RSUs (the “stretch” level is 200% of the target level), (ii) the second tranche of the 2023 Performance-Based RSUs (the “stretch” level is 200% of the target level), (iii) the first tranche of the 2024 Performance-Based RSUs (the “stretch” level is 300% of the target level assuming maximum application of the relative TSR modifier), and (iv) the Retention LTI Awards (the “stretch” level is 133% of the target level). For Mr. Leskinen, the below table also discloses the maximum value of the first-half of his 2023 promotional PBRSU award, as noted in footnote (a) below.

		2022	2023		2024	Retention LTI
		Performance-Based	Performance-Based		Performance-Based	Awards Maximum
		RSUs Maximum	RSUs Maximum		RSUs Maximum	Value ($)
	Grant Date	Value ($)	Value ($)		Value ($)

Scott Kirby	2/29/24	4,860,061	4,509,060		—	—
	2/29/24	—	—		8,462,227	—
	7/25/24	—	—		—	13,300,016
Michael Leskinen	2/29/24	99,532	76,241		—	—
	2/29/24	—	—		1,770,607	—
	2/29/24	—	847,661	(a)	—	—
	7/25/24	—	—		—	3,324,969
Brett Hart	2/29/24	2,824,929	2,726,853		—	—
	2/29/24	—	—		5,212,237	—
	7/25/24	—	—		—	8,644,975
Torbjorn Enqvist	2/29/24	1,275,813	1,283,182		—	—
	2/29/24	—	—		2,428,204	—
	7/25/24	—	—		—	4,654,994
Andrew Nocella	2/29/24	1,275,813	1,097,856		—	—
	2/29/24	—	—		1,983,000	—
	7/25/24	—	—		—	3,989,981
(a)	Represents the maximum value of Mr. Leskinen’s 2023 promotional PBRSU award at “stretch” level of performance (200% of target).

For the time-vested RSU awards, the grant date fair value was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant. See the footnotes to the Grants of Plan-Based Awards for 2024 table below for the share price on the date of grant.

(4)

The amounts reported for 2024 in the “Non-Equity Incentive Plan Compensation” column include payments under the 2024 STI. Our 2024 Company performance resulted in achievement at 175% of the total target opportunity level. See “Short-Term Incentive Program” in the CD&A above for additional details.

(5)

Prior to the 2010 merger, Mr. Enqvist participated in pension benefits provided as part of the compensation program of Continental Airlines (“Continental”), including the CARP. None of the other NEOs participate in the pension benefits programs. The amounts are calculated based on the difference in the present value of accumulated benefits determined as of December 31, 2024 and December 31, 2023. These benefits are frozen, but the values of the frozen benefits continue to fluctuate based on changes in actuarial assumptions and the passage of time. Decreases in pension values are shown as zeroes in the Summary Compensation Table. For the period from December 31, 2023 to December 31, 2024, the passage of time, change in CARP mortality table and increases in the discount rate and lump sum interest rate had offsetting effects on the present value of accumulated benefits resulting in a net decrease in value of $21,135 for Mr. Enqvist. See “Narrative to Pension Benefits Table” below for a discussion of the assumptions used to calculate the present values of these pension benefits and further information on the provisions of the plans.

2025 Proxy Statement	111

Executive Compensation

(6)	The following table provides details regarding amounts disclosed in the “All Other Compensation” column for 2024:

	Insurance		401(k) Cash
	Premiums		Direct and	Charitable	Perquisites
	Paid by	401(k) Company	Cash Match	Ticket	and Other	Tax
	Company	Contributions	Program	Donation	Benefits	Indemnification	Total
Name	($)(a)	($)(b)	($)(b)	($)(c)	($)(d)	($)(e)	($)

Scott Kirby	12,662	24,150	58,100	42,400	34,279	31,907	203,498
Michael Leskinen	3,032	21,563	53,438	—	36,234	35,950	150,215
Brett Hart	10,067	24,150	114,100	3,700	45,609	27,533	225,159
Torbjorn Enqvist	7,512	25,875	38,625	3,700	25,517	14,406	115,635
Andrew Nocella	8,257	24,150	31,771	3,700	16,616	18,680	103,174
(a)	Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.
(b)

Amounts shown represent Company contributions to the 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Internal Revenue Code.

(c)

Amounts represent the aggregate incremental cost of complimentary positive air space travel donated to qualified charitable organizations selected by the NEO, as discussed in the CD&A under the caption “Perquisites and Other Executive Benefits” above.

(d)

This column includes: (i) for each NEO, the Company’s incremental cost of providing the NEO air travel on flights operated by the Company or any UAL subsidiary or operated as “United Express,” tax and financial planning services and an annual executive physical; (ii) for each of Messrs. Kirby, Leskinen, Hart and Enqvist, cybersecurity / identity protection services; (iii) for Mr. Kirby, the cost of a car service of $851; and (iv) for Messrs. Leskinen, Hart and Nocella, the Company’s incremental costs related to reserved parking at the Company’s offices. The NEOs also have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus® programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners and flight privileges on certain other air carriers. In connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites that have no additional aggregate incremental cost to the Company, including tickets, memberships and parking access, are made available to the CEO and, in certain circumstances, other officers of the Company. Officers also have access to certain package delivery services, which are provided at no incremental cost to the Company. Officers of the Company also are eligible to purchase on a voluntary basis group excess liability or “umbrella” insurance. The Company has no interest in these policies and does not subsidize the cost or make any other payment with respect to such coverage.

(e)

In each case, this amount represents taxes paid on behalf of the named executive officer with respect to air travel on flights operated by the Company or any UAL subsidiary or operated as “United Express.”

(7)

Under the terms and conditions of Mr. Leskinen’s promotional Performance-Based RSUs approved by the Committee on September 19, 2023, such awards become earned in two equal tranches, with each half earned based on the achievement of performance goals established in 2024 and 2025, respectively, such that one tranche is granted under FASB ASC Topic 718 in 2024 and the other in 2025. Mr. Leskinen’s 2023 compensation has been updated from what was previously reported in the 2023 Summary Compensation Table to subtract $266,638, representing the portion of his 2023 compensation attributable to the inadvertent inclusion of Mr. Leskinen’s 2023 promotional PBRSU award. The first tranche of Mr. Leskinen’s promotional PBRSU award is now included in the “Stock Awards” column for 2024 and the second tranche will be included in the “Stock Awards” column for 2025.

112	2025 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards for 2024

The following table sets forth information regarding plan-based awards granted during 2024 to our NEOs. These awards include the 2024 STI cash awards, Performance-Based RSUs for the 2022-2024 performance period (representing one-third of the award with respect to which goals were established in 2024), Performance-Based RSUs for the 2023-2025 performance period (representing one-third of the award with respect to which goals were established in 2024), Performance-Based RSUs for the 2024-2026 performance period (representing one-third of the award with respect to which goals were established in 2024), Mr. Leskinen’s 2023 promotional PBRSU award (representing one-half of the award with respect to which goals were established in 2024), Retention LTI Awards, and time-vested RSU awards. Each of these awards were granted pursuant to the 2021 Plan.

									All Other	Grant
									Stock	Date
									Awards:	Fair Value
									Number of	of Stock
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	and
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	Date	($)	($)(8)	($)	(#)	(#)	(#)	(#)	($)(9)
Scott Kirby	2/29/24 (1)	2/29/24	1,468,921	2,937,842	5,875,683	-	-	-	-	-
	2/29/24 (2)	3/07/22	-	-	-	26,710	53,419	106,838	-	2,430,030
	2/29/24 (3)	4/04/23	-	-	-	24,781	49,561	99,122	-	2,254,530
	2/29/24 (4)	2/29/24	-	-	-	25,280	50,560	151,680	-	2,820,742
	7/25/24 (5)	7/25/24	-	-	-	107,021	214,041	284,675	-	9,999,996
	2/29/24 (6)	2/29/24	-	-	-	-	-	-	151,681	6,899,969
Michael Leskinen	2/29/24 (1)	2/29/24	451,558	903,115	1,806,230	-	-	-	-	—
	2/29/24 (2)	3/07/22	-	-	-	547	1,094	2,188	-	49,766
	2/29/24 (3)	4/04/23	-	-	-	419	838	1,676	-	38,122
	2/29/24 (4)	2/29/24	-	-	-	5,290	10,579	31,737	-	590,202
	2/29/24 (7)	9/25/23	-	-	-	4,659	9,317	18,634	-	423,830
	7/25/24 (5)	7/25/24	-	-	-	26,755	53,510	71,168	-	2,499,987
	2/29/24 (6)	2/29/24	-	-	-	-	-	-	31,737	1,443,716
Brett Hart	2/29/24 (1)	2/29/24	853,245	1,706,489	3,412,978	-	-	-	-	—
	2/29/24 (2)	3/07/22	-	-	-	15,525	31,050	62,100	-	1,412,465
	2/29/24 (3)	4/04/23	-	-	-	14,986	29,972	59,944	-	1,363,426
	2/29/24 (4)	2/29/24	-	-	-	15,571	31,142	93,426	-	1,737,412
	7/25/24 (5)	7/25/24	-	-	-	69,563	139,126	185,038	-	6,499,967
	2/29/24 (6)	2/29/24	-	-	-	-	-	-	93,427	4,249,994
Torbjorn Enqvist	2/29/24 (1)	2/29/24	537,568	1,075,137	2,150,273	-	-	-	-	—
	2/29/24 (2)	3/07/22	-	-	-	7,012	14,023	28,046	-	637,906
	2/29/24 (3)	4/04/23	-	-	-	7,052	14,104	28,208	-	641,591
	2/29/24 (4)	2/29/24	-	-	-	7,254	14,508	43,524	-	809,401
	7/25/24 (5)	7/25/24	-	-	-	37,457	74,914	99,636	-	3,499,982
	2/29/24 (6)	2/29/24	-	-	-	-	-	-	43,526	1,979,998
Andrew Nocella	2/29/24 (1)	2/29/24	479,357	958,713	1,917,426	-	-	-	-	—
	2/29/24 (2)	3/07/22	-	-	-	7,012	14,023	28,046	-	637,906
	2/29/24 (3)	4/04/23	-	-	-	6,034	12,067	24,134	-	548,928
	2/29/24 (4)	2/29/24	-	-	-	5,924	11,848	35,544	-	661,000
	7/25/24 (5)	7/25/24	-	-	-	32,106	64,212	85,402	-	2,999,985
	2/29/24 (6)	2/29/24	-	-	-	-	-	-	35,546	1,616,988
(1)

Represents the 2024 STI cash award for the performance period January 1, 2024 through December 31, 2024. As described in the CD&A, the 2024 STI awards paid out in March 2025 with overall performance at 175% of the target level after the Committee certified performance.

2025 Proxy Statement	113

Executive Compensation

(2)

Represents award opportunities for one-third of the full number of shares for which performance goals were established in 2024 for the Performance-Based RSUs granted for the performance period January 1, 2022 through December 31, 2024. See also footnote 9, below.

(3)

Represents award opportunities for one-third of the full number of shares for which performance goals were established in 2024 for the Performance-Based RSUs granted for the performance period January 1, 2023 through December 31, 2025. See also footnote 9, below.

(4)

Represents award opportunities for one-third of the full number of shares for which performance goals were established in 2024 for the Performance-Based RSUs granted for the performance period January 1, 2024 through December 31, 2026. See also footnote 9, below.

(5)	Represents the Retention LTI Awards with vesting determined based on the performance period of July 1, 2024 through June 30, 2027.
(6)

Represents 2024 LTI awards granted as time-based RSUs that are scheduled to vest in one-third increments on February 28, 2025, 2026 and 2027, subject to the NEO’s continued employment through the applicable vesting date or qualifying termination of employment.

(7)	Represents award opportunity for one-half of the full number of shares for which performance goals were established in 2024 for Mr. Leskinen’s 2023 promotional PBRSU award. See also footnote 9, below.
(8)	Represents the product of the NEO’s (x) FY2024 STI Target Opportunity (%) and (y) the NEO’s blended base salary rate for 2024.
(9)

Represents the 2024 grant date fair value of the 2022, 2023, and 2024 Performance-Based RSU awards (with respect to tranches 3, 2, and 1, respectively), the first half of Mr. Leskinen’s 2023 promotional PBRSU award, the Retention LTI Awards and the time-vested RSU awards determined in accordance with ASC Topic 718. In accordance with ASC Topic 718, only the portion of the annual Performance-Based RSUs for which the performance metrics were established in 2024 (i.e., one-third of the total number of shares subject to the 2022, 2023, and 2024 Performance-Based RSU awards and one-half of Mr. Leskinen’s 2023 promotional PBRSU award) is reflected in this table. Performance goals with respect to the remaining one-third of the 2023 Performance-Based RSUs and remaining one-half of Mr. Leskinen’s 2023 promotional PBRSU award will be established in 2025 and performance goals with respect to the remaining two-thirds of the 2024 Performance-Based RSUs will be established in 2025 and 2026, and will be reported in the Summary Compensation Table and Grants of Plan-Based Awards Table for the applicable year in which the goals are established. In accordance with the SEC disclosure rules, the aggregate grant date fair value of all Performance-Based RSUs (including the Retention LTI Awards) was calculated based on the target level (100%) of performance, which was the probable outcome of the required performance conditions as of the grant date, and on the closing price of Common Stock on the date of grant ($45.49 per share for annual Performance-Based RSUs and $46.72 per share for the Retention LTI Awards) for the portion of awards based on performance conditions and on a Monte Carlo valuation for the portion of awards attributable to the relative TSR modifier (for the 2024 Performance-Based RSU awards). For additional details regarding the assumptions used in these calculations, see footnote 3 to the 2024 Summary Compensation Table. For the time-vested RSUs, the amount was calculated by multiplying the number of RSUs awarded by the closing price per share of Common Stock on the date of grant ($45.49 per share).

114	2025 Proxy Statement

Executive Compensation

Narrative to 2024 Summary Compensation Table and Grants of Plan-Based Awards for 2024 Table

The following is a description of material factors necessary to understand the information disclosed in the 2024 Summary Compensation Table and the Grants of Plan-Based Awards for 2024 and which are not otherwise described in the CD&A or the footnotes to the 2024 Summary Compensation Table and the Grants of Plan-Based Awards for 2024.

Prior to fiscal year 2024, as previously disclosed for NEOs for the applicable year, the Committee approved the following special awards, which continued to vest in 2024:

●	In March 2021, Messrs. Leskinen and Enqvist were each awarded cash long-term incentive awards, with payment of the awards contingent upon the NEO’s continued employment with the Company through the applicable vesting date in 2024. These awards were paid out in March 2024 and are described in footnote 2 to the 2024 Summary Compensation Table.
●	In February 2021, the Committee approved long-term contingent cash awards to each of Messrs. Kirby, Hart, Enqvist and Nocella, with payment of the award contingent upon the NEO’s continued employment with the Company through March 2024. These awards were paid out in March 2024 and are described in footnote 2 to the 2024 Summary Compensation Table.

In making the determination to grant the long-term contingent cash awards, the Committee considered concerns related to the need to retain and reward our management team throughout the pandemic and its aftermath, considerations related to compensation benchmarking and internal and external pay parity, and management’s voluntary waivers of significant salary amounts in 2020. The long-term contingent cash awards were intended to enhance our ability to retain our management team during a time of unprecedented challenges for the Company and the airline industry as a whole.

●	In May 2022, the Committee approved a one-time retention and recognition award to Mr. Hart. Such award had a total cash payment opportunity of $4,000,000, the final $1,000,000 of which vested on May 25, 2024, contingent on Mr. Hart's continued employment with the Company through the applicable vesting date. The Committee approved such award in recognition of the expansion in Mr. Hart's role since his promotion in 2020, including his oversight responsibility for airport operations, technical operations and flight operations.
●	In September 2022, the Committee approved performance-based incentive awards (the “Transformation Incentive Awards”) to each of our NEOs other than Mr. Leskinen. The Transformation Incentive Awards provide an incentive opportunity of 50% to 150% of the target opportunity (or 0%-150% with respect to Mr. Kirby) based on the achievement of a pre-established human capital performance goal during the period January 1, 2023 through June 30, 2025, with a service-based vesting condition over a three year period beginning September 22, 2022 and ending September 22, 2025. For recipients other than Mr. Kirby, the Transformation Incentive Award vested with respect to 25% of the target opportunity on each of September 22, 2023 and September 22, 2024, subject to the NEO’s continued employment with the Company through the applicable interim vesting date. Mr. Kirby’s Transformation Incentive Award does not include interim vesting dates and his entire Transformation Award opportunity vests on September 22, 2025 based on performance achieved during the applicable performance period. Following September 22, 2025, NEOs will receive the portion of their target opportunity earned based on the achievement of the underlying performance goal, reduced by the amounts received on the interim vesting dates. The Transformation Incentive Awards provide for pro-rata vesting in the event of certain qualifying terminations of employment.

The target opportunities for the Transformation Incentive Awards granted to the Company’s NEOs are as follows: Mr. Kirby—$3,000,000 and 58,055 Performance-Based RSUs; Mr.  Hart—$3,500,000; Mr. Enqvist—$2,500,000; and Mr. Nocella—$2,000,000. The PBRSU portion of Mr. Kirby’s Transformation Incentive Award will be settled in shares of Common Stock upon vesting. The remainder of Mr. Kirby’s total Transformation Incentive Award opportunity and all of the Transformation Incentive Awards to each of Messrs. Hart, Enqvist and Nocella was granted in the form of a cash performance incentive award.

●	Prior to his promotion in September 2023, Mr. Leskinen participated in a 2022 subsidiary incentive program which provided for a special bonus on two separate payment dates in 2023 and 2024, with payment contingent upon continued employment with the Company through each applicable vesting date.

2025 Proxy Statement	115

Executive Compensation

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each NEO as of December 31, 2024. In accordance with SEC reporting requirements, if performance through 2024 has exceeded the entry level, then the year-end number of Performance-Based RSUs that have not yet vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2024 fiscal year.

At year-end 2024, (i) the first-third of the 2023 Performance-Based RSUs, the second-third of the 2023 Performance-Based RSUs, the first-third of the 2024 Performance-Based RSUs and the first half of Mr. Leskinen’s 2023 promotional PBRSU award were each estimated at above the target level and therefore are shown at the stretch level (200% of the target opportunity for the 2023 Performance-Based RSUs and Mr. Leskinen’s 2023 promotional PBRSU award and 300% (assuming maximum application of the relative TSR modifier) of the target opportunity for the 2024 Performance-Based RSUs), (ii) the Retention LTI Awards were estimated at above the target level and therefore are shown at the stretch level (133% of the target opportunity), and (iii) the equity portion of the Transformation Incentive Award granted to Mr. Kirby as Performance-Based RSUs was estimated at above the target level and therefore is shown at the stretch level (150% of the target opportunity). The final value of these awards will be based on the Committee’s determination of the achievement of the performance conditions and the value of Common Stock at the time of vesting.

116	2025 Proxy Statement

Executive Compensation

	Option Awards						Stock Awards
											Equity		Equity
											Incentive		Incentive
											Plan		Plan
											Awards;		Awards;
											Number		Market or
											of		Payout
							Number		Market		Unearned		Value of
							of		Value of		Shares,		Unearned
							Shares or		Shares or		Units or		Shares,
							Units of		Units of		Other		Units
	Number of		Number of				Stock		Stock		Rights		or Other
	Securities		Securities				That		That		That		Rights
	Underlying		Underlying				Have		Have		Have		That
	Unexercised		Unexercised		Option	Option	Not		Not		Not		Have Not
	Options (#)		Options (#)		Exercise	Expiration	Vested		Vested		Vested		Vested
Name	Exercisable		Unexercisable		Price ($)	Date	(#)		($)		(#)		($)

Scott Kirby	159,321	(1)	-		58.69	8/29/26	-		-		-		-
	101,265	(2)	205,600	(2)	110.21	12/04/29	-		-		-		-
	-		-		-	-	53,419	(3)	5,186,985	(6)	-		-
	-		-		-	-	99,122	(4)	9,624,746	(6)	-		-
	-		-		-	-	151,681	(5)	14,728,225	(6)	-		-
	-		-		-	-	-		-		198,244	(7)	19,249,492	(11)
	-		-		-	-	-		-		151,680	(8)	14,728,128	(11)
	-		-		-	-	-		-		284,675	(9)	27,641,897	(11)
	-		-		-	-	-		-		87,083	(10)	8,455,759	(11)
Michael Leskinen	-		-		-	-	1,094	(3)	106,227	(6)	-		-
	-		-		-	-	1,676	(4)	162,740	(6)	-		-
	-		-		-	-	12,423	(12)	1,206,273	(6)	-		-
	-		-		-	-	31,737	(5)	3,081,663	(6)	-		-
	-		-		-	-	-		-		18,634	(13)	1,809,361	(11)
	-		-		-	-	-		-		3,350	(7)	325,285	(11)
	-		-		-	-	-		-		31,737	(8)	3,081,663	(11)
	-		-		-	-	-		-		71,168	(9)	6,910,442	(11)
Brett Hart	21,521	(14)	-		77.56	6/14/27	-		-		-		-
	-		-		-	-	13,756	(3)	1,335,708	(6)	-		-
	-		-		-	-	59,944	(4)	5,820,562	(6)	-		-
	-		-		-	-	93,427	(5)	9,071,762	(6)	-		-
	-		-		-	-	-		-		119,886	(7)	11,640,931	(11)
	-		-		-	-	-		-		93,426	(8)	9,071,665	(11)
	-		-		-	-	-		-		185,038	(9)	17,967,149	(11)
Torbjorn Enqvist	-		-		-	-	4,487	(3)	435,688	(6)	-		-
	-		-		-	-	28,209	(4)	2,739,094	(6)	-		-
	-		-		-	-	43,526	(5)	4,226,375	(6)	-		-
	-		-		-	-	-		-		56,416	(7)	5,477,994	(11)
	-		-		-	-	-		-		43,524	(8)	4,226,180	(11)
	-		-		-	-	-		-		99,636	(9)	9,674,619	(11)
Andrew Nocella	-		-		-	-	14,023	(3)	1,361,633	(6)	-		-
	-		-		-	-	24,134	(4)	2,343,411	(6)	-		-
	-		-		-	-	35,546	(5)	3,451,517	(6)	-		-
	-		-		-	-	8,546	(15)	829,817	(6)	-		-
	-		-		-	-	-		-		48,268	(7)	4,686,823	(11)
	-		-		-	-	-		-		35,544	(8)	3,451,322	(11)
	-		-		-	-	-		-		85,402	(9)	8,292,530	(11)

(1)

Represents premium-priced stock options that Mr. Kirby was granted in connection with joining the Company, which have an exercise price that was set at 25% higher than the closing stock price on the date of grant.

(2)

In connection with the CEO transition process, Mr. Kirby received an award in December 2019 of premium-priced stock options (with an exercise price that was set 25% higher than the closing stock price on the date of grant). The options have a ten-year term and vest in accordance with the following schedule: (i) 11% of the options vested on May 20, 2023; (ii) 22% of the options vested on May 20, 2024; (iii) 22% of the options will vest on May 20, 2025; (iv) 22% of the options will vest on May 20, 2026; (v) 11% of the options will vest on May 20, 2027; and (vi) 12% of the options will vest on May 20, 2028, subject to continued employment through each vesting date or qualifying termination of employment.

2025 Proxy Statement	117

Executive Compensation

(3)

Represents RSUs granted in 2022 which vested in one-third increments on February 28, 2023, 2024 and 2025, subject to continued employment through each vesting date or qualifying termination of employment.

(4)

Represents RSUs granted in 2023 which vested or will vest in one-third increments on February 28, 2024, 2025 and 2026, subject to continued employment through each vesting date or qualifying termination of employment.

(5)

Represents RSUs granted in 2024 which vested or will vest in one-third increments on February 28, 2025, 2026 and 2027, subject to continued employment through each vesting date or qualifying termination of employment.

(6)	The market value shown in the table was calculated based on the number of RSUs held as of December 31, 2024 multiplied by the closing price per share of Common Stock on December 31, 2024 ($97.10).
(7)

Represents two-thirds of the 2023 Performance-Based RSU awards assuming that each one-third of the award achieves the “stretch” level of performance (200% of the target opportunity) with respect to the portions of the award with respect to which goals have been established. Vesting of each one-third of these awards is subject to the Committee’s certification of performance goals established and measured on an annual basis during the January 1, 2023 through December 31, 2025 performance period (and is also subject to the liquidity hurdle), with vesting of both tranches occurring on December 31, 2025, subject to continued employment or qualifying termination of employment. Additional details about goals for the 2023 Performance-Based RSU awards can be found on page 103 of United’s 2024 proxy statement filed with the SEC on April 12, 2024 (for the first one-third) and under the heading “2024 Performance-Based RSUs” in the CD&A (for the second one-third).

(8)

Represents one-third of the 2024 Performance-Based RSU award assuming that the one-third achieves the “stretch” level of performance (300% of the target opportunity, assuming maximum application of the relative TSR modifier) with respect to the portions of the award with respect to which goals have been established. Vesting of this award is subject to the Committee’s certification of achievement of performance goals established and measured on an annual basis during the January 1, 2024 through December 31, 2026 performance period (and is also subject to the liquidity hurdle), with vesting occurring on December 31, 2026, subject to continued employment or qualifying termination of employment. Additional details about goals for tranche 1 of the 2024 Performance-Based RSU awards can be found under the heading “2024 Performance-Based RSUs” in the CD&A.

(9)

Represents the Retention LTI Award assuming that the award achieves the “stretch” level of performance (133% of the target opportunity). Each one-third tranche of the Retention LTI Award vests on July 25, 2025, 2026 and 2027, respectively, based on achievement of pre-established financial metrics during each performance period (July 1, 2024 through June 30, 2025 for the first tranche, July 1, 2025 through June 30, 2026 for the second tranche, and July 1, 2026 through June 30, 2027 for the third tranche).

(10)

Represents the equity Transformation Incentive Award granted in 2022 to Mr. Kirby as a Performance-Based RSU award assuming that the award achieves the “stretch” level of performance (150% of the target opportunity). Mr. Kirby’s entire Transformation Incentive Award opportunity vests on September 22, 2025 based on achievement of a pre-established performance goals during the January 1, 2023 through June 30, 2025 performance period, subject to his continued employment or qualifying termination of employment.

(11)

The market value of the unvested Performance-Based RSUs (including the Retention LTI Award) shown in the table was calculated based on the number of unvested PBRSUs as of December 31, 2024 that represent the level of performance as reflected in footnotes 7, 8, 9, 10 and 13 to this table, respectively, multiplied by the closing price per share of Common Stock on December 31, 2024 ($97.10). Subject to achievement of the specified performance conditions, the Performance-Based RSUs (including the Retention LTI Award) will be settled in shares of Common Stock.

(12)

Represents an RSU award granted to Mr. Leskinen on September 25, 2023 in accordance with his promotion to Executive Vice President and Chief Financial Officer. This award vested or will vest in one-third increments on February 28, 2024, 2025 and 2026, subject to continued employment through each vesting date or qualifying termination of employment.

(13)

Represents one-half of the 2023 Performance-Based RSU award granted to Mr. Leskinen in accordance with his promotion to Executive Vice President and Chief Financial Officer in September 2023, assuming that the one-half of the award achieves the “stretch” level of performance (200% of the target opportunity) with respect to the portions of the award with respect to which goals have been established. Vesting of this award is subject to the Committee’s certification of achievement of performance goals established and measured on an annual basis during the January 1, 2024 through December 31, 2025 performance period (and is also subject to the liquidity hurdle), with vesting occurring on December 31, 2025, subject to continued employment or qualifying termination of employment. Additional details about goals for the first half of Mr. Leskinen’s 2023 promotional PBRSU award can be found under the heading “2024 Performance-Based RSUs” in the Compensation Discussion and Analysis.

(14)	Represents a special stock option award granted to Mr. Hart on June 14, 2017. This award is fully vested.
(15)

Represents a special RSU award granted to Mr. Nocella on February 21, 2020. This award vested in one-third increments over the third, fourth and fifth anniversary of the date of grant (February 21, 2023, 2024 and 2025), subject to continued employment through each vesting date or qualifying termination of employment.

118	2025 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested for 2024

The following table presents information regarding the vesting of RSUs and Performance-Based RSUs during 2024. There were no option exercises by the named executive officers during 2024.

	Stock Awards
	Number of Shares Acquired on Vesting		Value Realized on Vesting
Name	(#)		($)

Scott Kirby	53,419	(1)	2,391,034	(1)
	49,561	(2)	2,218,350	(2)
	195,512	(3)	18,984,215	(3)
Michael Leskinen	1,093	(1)	48,923	(1)
	837	(2)	37,464	(2)
	4,002	(3)	388,594	(3)
	6,211	(4)	278,004	(4)
Brett Hart	13,755	(1)	615,674	(1)
	29,971	(2)	1,341,502	(2)
	113,642	(3)	11,034,638	(3)
Torbjorn Enqvist	4,487	(1)	200,838	(1)
	14,104	(2)	631,295	(2)
	51,321	(3)	4,983,269	(3)
Andrew Nocella	14,022	(1)	627,625	(1)
	12,067	(2)	540,119	(2)
	51,321	(3)	4,983,269	(3)
	8,546	(5)	376,451	(5)
(1)	Represents the vesting on February 28, 2024 of one-third of the time-vested RSUs granted in 2022 and valued based on the closing price per share of Common Stock on the vesting date ($44.76).
(2)	Represents the vesting on February 28, 2024 of one-third of the time-vested RSUs granted in 2023 and valued based on the closing price per share of Common Stock on the vesting date ($44.76).
(3)

Represents the 2022 Performance-Based RSU awards that vested based on the Company’s achievement with respect to performance goals based on (i) CASM-ex, (ii) United Next goals, and (iii) strategic goals. Pursuant to the terms of the award agreements, the 2022 Performance-Based RSU awards were settled in stock in February 2025 upon certification by the Committee of performance achieved (122% of target). The value realized on vesting as shown in the table is based on the closing price per share of Common Stock at the end of the performance period ($97.10 per share on December 31, 2024).

(4)

Represents the vesting on February 28, 2024 of one-third of the time-vested RSUs granted to Mr. Leskinen in September 2023 and valued based on the closing price per share of Common Stock on the vesting date ($44.76).

(5)

Represents the vesting on February 21, 2024 of one-third of a special award granted to Mr. Nocella in the form of time-vested RSU awards and valued based on the closing price per share of Common Stock on the vesting date ($44.05).

2025 Proxy Statement	119

Executive Compensation

2024 Pension Benefits Table

The following table sets forth information as of December 31, 2024 for Mr. Enqvist concerning the present value of his accumulated benefits under the CARP, which was frozen with respect to all management and administrative employees, including officers, as of December 31, 2013.

			Present Value of	Payments During
		Number of Years	Accumulated	Last Fiscal
		of Credited Service	Benefit	Year
Name	Plan Name	(#)(1)	($)(2)	($)

Torbjorn Enqvist	CARP	17.4	251,555	-
(1)	Actual Company service (including Continental service) through December 31, 2013 is shown.
(2)

The assumptions used to calculate the present value of accumulated benefits under CARP, including those shown in the 2024 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 “Compensation—Retirement Benefits—Defined Benefit Plans—General”, as of each measurement date with three exceptions: pre-retirement mortality; pre-retirement turnover; and the age at which participants are assumed to retire.

Narrative to Pension Benefits Table

Measurement Date
Assumption	12/31/2022	12/31/2023	12/31/2024
Discount Rate and Lump Sum Interest Rate:
• CARP	5.26%	5.08%	5.74%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum—CARP	2024 IRS	2025 IRS	2025 IRS
	417(e) Table	417(e) Table	417(e) Table
	projected with	projected with	projected with
	mortality	IRS-modified mortality	IRS-modified mortality
	improvement scale	improvement scale	improvement scale
	MP-2021 through the	MP-2021 through the	MP-2021 through the
	year of	year of	year of
	commencement	commencement	commencement

Assumed Retirement Age (earliest unreduced age):

• CARP	Age 65	Age 65	Age 65
	(or current age if	(or current age if	(or current age if
	older)	older)	older)

CARP. The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental’s non-pilot domestic employees (including Mr. Enqvist) were entitled to participate. During 2024, the Company did not contribute to the CARP.

Effective December 31, 2013, the Company froze benefit accruals under the CARP for all management and administrative employees, including Mr. Enqvist. Effective January 1, 2014, all management and administrative employees of the Company, including the named executive officers, participate in defined contribution plans. In addition, management employees with compensation greater than the tax-qualified plan limit, including officers, participate in the United Airlines, Inc. Management

120	2025 Proxy Statement

Executive Compensation

Cash Direct & Cash Match Program. The Company’s decision to freeze the CARP was part of the Company’s efforts to standardize management and administrative employee benefits following the 2010 merger with Continental.

The CARP benefit is based on a formula that utilizes final average compensation and service while the participant was an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as United’s 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest five consecutive calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the frozen accrued CARP benefit for Mr. Enqvist is $170,000.

The benefit under the CARP is calculated as (A) times (B), where:

(a)	is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant’s average Social Security wage base; and
(b)	is credited service, limited to 30 years.

Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age. Mr. Enqvist was eligible for early retirement as of December 31, 2024.

The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66-2∕3%, 75%, or 100% of the participant’s payments continuing for the life of the surviving spouse following the participant’s death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates their employment before being eligible for either normal or early retirement.

2025 Proxy Statement	121

Executive Compensation

Potential Payments upon Termination or Change in Control

This section quantifies and describes the potential payments and benefits that the NEOs may become entitled to upon termination of employment and/or upon a change in control of the Company, assuming that such event had occurred on December 31, 2024. The types and amounts of these potential payments vary depending on the following circumstances: (i) retirement (only Messrs. Enqvist and Hart were eligible as of December 31, 2024) or resignation without “good reason”; (ii) termination due to death or disability; (iii) involuntary termination without “cause” or voluntary termination for “good reason;” and (iv) a change in control. The terms “cause” and “good reason” are defined under the Executive Severance Plan. The term “change in control” is defined the 2021 Plan.

The termination benefits described in this section are as provided under the terms of the Company’s Executive Severance Plan and, as applicable, outstanding incentive compensation awards. A table quantifying the estimated payments and benefits for each of the applicable NEOs is set forth below for each of these scenarios.

The narrative descriptions and table below do not describe or quantify payments that already were earned or vested as of December 31, 2024, such as each NEO’s accrued but unpaid base salary, accrued but unpaid 2024 STI award, or vested but unpaid LTI awards.

Retirement or Resignation without “Good Reason”

Messrs. Enqvist and Hart were retirement eligible as of December 31, 2024. The description below outlines the retirement benefits that Messrs. Enqvist and Hart could have received in connection with a retirement.

The remaining NEOs were not retirement eligible as of December 31, 2024 and therefore a voluntary separation would be treated as resignation without “good reason”. The only separation benefit provided to the remaining NEOs in this scenario would be lifetime flight benefits (which each of the remaining NEOs were eligible for as of December 31, 2024, given each had completed five years of service with the Company).

●	Performance-Based RSUs. Retirement eligible participants would be eligible for payments (pro-rata through the retirement date) under the Performance-Based RSUs (including the Retention LTI Awards; provided that, for the Retention LTI Awards, pro-ration only applies to the tranche for which vesting is in progress at the time of termination of employment and any other unearned tranches are forfeited) if and when actively employed participants receive payments based on the Company’s actual performance results through the end of the performance period.

No amounts would be payable under the Performance-Based RSU awards (including the Retention LTI Award and the Transformation Incentive Award to Mr. Kirby granted as a Performance-Based RSU award) upon a voluntary resignation without “good reason” for individuals who were not retirement eligible as of December 31, 2024.

●	Time-vested RSUs. Retirement eligible participants would vest on a pro-rata basis with respect to the portion of the award scheduled to vest on the next vesting date and the remainder of the time-vested RSUs would be forfeited.

No amounts would be payable under the time-vested RSU awards upon a voluntary resignation without “good reason” for individuals who were not retirement eligible as of December 31, 2024.

●	Stock Options. The unvested stock options held by Mr. Kirby would be forfeited upon his resignation without “good reason.” Mr. Kirby is the only named executive officer who held unvested stock options on December 31, 2024.
●	Cash Transformation Incentive Award. Retirement eligible holders of the cash-based Transformation Incentive Award would be eligible for payment (pro-rated based on number of days of service during the three year vesting period prior to the retirement date and reduced by amounts paid on previous vesting dates) if and when actively employed award recipients receive payments based on the Company’s actual performance results through the end of the performance period.

No amounts would be payable under these awards upon a voluntary resignation without “good reason” for individuals who were not retirement eligible as of December 31, 2024.

●	Flight Benefits. Upon any termination of a NEO’s employment other than for “cause,” flight benefits under United’s Officer Travel Policy would be provided to each named executive officer for the remainder of the executive’s lifetime, subject to an annual cap and not including any tax indemnification.

122	2025 Proxy Statement

Executive Compensation

Termination Due to Death or Disability

If a named executive officer terminated employment due to death or disability on December 31, 2024, in addition to applicable benefits as described above, the officer would have been entitled to the following:

●	Performance-Based RSUs. Each of the named executive officers’ Performance-Based RSU awards would vest at the target level of performance on a pro-rata basis. For the Retention LTI Awards, pro-ration applies to one tranche only and is based on the named executive officer’s time employed during the vesting period in which the termination of employment occurs; the remaining two tranches of the award would be forfeited if not previously earned. For Mr. Kirby’s equity Transformation Incentive Award, pro-ration is based on his time employed during the three-year period of September 22, 2022 through September 22, 2025. For all other Performance-Based RSU awards, pro-ration is based on the named executive officer’s time employed during the three-year performance period.
●	Time-Vested RSUs. Each of the named executive officers’ time-vested RSU awards would vest in full.
●	Stock Options. Mr. Kirby’s outstanding unvested stock options would vest in full. Mr. Kirby is the only named executive officer who held unvested stock options on December 31, 2024.
●	Cash Transformation Incentive Awards. The cash Transformation Incentive Awards granted to each of Messrs. Kirby, Hart and Enqvist would vest at the target level on a pro-rata basis, subject to 50% minimum vesting, and reduced by amounts paid on previous vesting dates (if applicable). Pro-ration would be calculated based on the number of days the named executive officer was employed by us during the three-year vesting period beginning on the vesting commencement date (September 22, 2022).
●	Life Insurance Benefit. In the case of death, each named executive officer’s beneficiaries would be entitled to receive proceeds of life insurance benefits equal to three times their respective base salary (up to a maximum of $3 million) at the time of death. In the case of disability, the named executive officer would be eligible to receive monthly benefits under the Company’s applicable disability policies. There is no additional cost to the Company associated with payments under these disability policies and therefore no additional amounts are included in the tables with respect to these policies.
●	Flight Benefits. Upon any termination other than for “cause,” which would include a termination due to disability, flight benefits under United’s Officer Travel Policy would be provided to each named executive officer for the remainder of the executive’s lifetime, subject to an annual cap and not including any tax indemnification. No flight benefits would be provided upon the named executive officer’s death.

2025 Proxy Statement	123

Executive Compensation

Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”

If a named executive officer’s employment was terminated by the Company without “cause” or terminated voluntarily for “good reason” on December 31, 2024, the named executive officer would have been entitled to the following:

●	Cash Severance. Under the Executive Severance Plan, the named executive officers would receive a cash severance payment equal to two times the sum of the executive’s (i) base salary and (ii) annual incentive target bonus percentage multiplied by year-end base salary.
●	Performance-Based RSUs. Retirement-eligible named executive officers would be eligible to receive payment for the Performance Based RSUs based on their retirement eligibility described above. For the remaining NEOs, such awards would be forfeited.
●	Time-vested RSUs. Retirement-eligible named executive officers would vest in a portion of the time-vested RSUs based on their retirement eligibility as described above, and their remaining time-vested RSUs would be forfeited. For the remaining NEOs, such awards would be forfeited.
●	Stock Options. Mr. Kirby’s unvested stock options would be forfeited.
●	Cash Transformation Incentive Awards. Retirement-eligible named executive officers would be eligible to receive a pro-rata portion of the cash Transformation Incentive Awards based on their retirement eligibility as described above. For the remaining NEOs, such awards would be forfeited.
●	Continuation Coverage Benefits. Under the Executive Severance Plan, the named executive officers would be eligible for continued coverage under the Company’s welfare benefit plans for themselves and their eligible dependents and continued life insurance for 24 months following termination or, if earlier, until the executive receives similar benefits from a subsequent employer. The continuation coverage benefits require the executives to pay for the benefits at rates equivalent to those paid by similarly-situated employees who continue in service and are subject to any Medicare or other coordination of benefits provisions under the applicable welfare benefit plan.
●	Outplacement Services. Outplacement consulting services would be provided for 12 months following termination.
●	Flight Benefits. Flight benefits under United’s Officer Travel Policy would be provided to each named executive officer for the remainder of the executive’s lifetime, subject to an annual cap and not including any tax indemnification.

124	2025 Proxy Statement

Executive Compensation

“Change in Control”

If a “change in control” of the Company had occurred on December 31, 2024, no payments or benefits would have been provided to the named executive officers unless there was also a qualifying termination of employment on or within a specified period following a change in control, as noted below. A “qualifying termination” includes an involuntary termination without “cause” and voluntary termination for “good reason.”

●	Cash Severance. The named executive officers would receive the same cash severance payment as described above with respect to a qualifying termination occurring not in connection with a change in control.
●	Time-vested RSUs. Each of the named executive officers’ outstanding time-vested RSU awards would vest in full if the named executive officer experiences a qualifying termination within two years following the change in control.
●	Performance-Based RSUs. Upon a change in control, the performance goals under the Performance-Based RSU awards would be deemed satisfied at the target level (for the Retention LTI Awards, this treatment applies to all current or not yet commenced performance periods), but payment requires continued employment through the end of the performance period or, if earlier, the named executive officer’s qualifying termination. For Mr. Kirby’s equity Transformation Incentive Award, this payment would be pro-rated based on the date the change in control occurs during the three-year period from September 22, 2022 through September 22, 2025.
●	Stock Options. Mr. Kirby’s outstanding unvested stock options would vest in full if he experiences a qualifying termination within two years following a change in control.
●	Cash Transformation Incentive Awards. Upon a change in control, the performance goals under the cash Transformation Incentive Awards would be deemed satisfied at the target level, but payment requires continued employment through the end of the performance period or, if earlier, the executive’s qualifying termination. Notwithstanding the foregoing, following the change in control, if the named executive officer is eligible for retirement on or prior to September 22, 2022, then following the conclusion of each calendar year during the performance period, the executive will receive a pro-rata portion of the target award during each such calendar year based on continued service through the earlier of actual retirement or the last vesting date. If a named executive officer is eligible for retirement on the date of a change in control, or if the named executive officer terminates employment due to retirement prior to a change in control, then the executive will receive a pro-rata portion of the target award earned through the date of the change in control and, to the extent the executive remains employed with the Company following a change in control, then the executive will continue to vest in the award (on a pro-rata basis), with the pro-rata target award payable following the conclusion of each year in the performance period in which such pro-rata portion of the target award was earned.
●	Continuation Coverage Benefits. The named executive officers would receive the same continuation coverage benefits as described above with respect to a qualifying termination occurring not in connection with a change in control.
●	Outplacement Services. The named executive officers would receive the same outplacement consulting services as described above with respect to a qualifying termination occurring not in connection with a change in control.
●	Flight Benefits. The named executive officers would receive the same flight benefits as described above with respect to a qualifying termination occurring not in connection with a change in control.

None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, under the Executive Severance Plan payments that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless the executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

2025 Proxy Statement	125

Executive Compensation

Restrictive Covenants and Release Requirement

Our equity incentive awards include restrictive covenants related to non-solicitation, non-competition and no-hire provisions for a period of one year following termination of employment. The non-competition covenant does not apply upon an involuntary termination by the Company without “cause” or by the named executive officer for “good reason.” Similar restrictive covenants apply under the terms of the stock option award granted to Mr. Kirby in 2019 and pursuant to surviving obligations under the prior employment agreements between the Company and Messrs. Hart and Enqvist. In addition, each of the named executive officers is bound by an obligation of confidentiality and non-disparagement for an indefinite duration.

The Company’s Executive Severance Plan contains a requirement to execute a release of claims in favor of the Company to receive the separation benefits provided under the plan as described above, which includes any post-termination flight benefits.

126	2025 Proxy Statement

Executive Compensation

Potential Payments Upon Termination Table

					Involuntary
		Resignation			Termination
		without Good			without Cause	Change in
		Reason or			or Voluntary	Control With
		Retirement			Resignation for	Qualifying
		(If Eligible)	Death	Disability	Good Reason	Termination
Name (1)	Type of Payment or Benefit	($)	($)	($)	($)	($)

Scott Kirby
	Cash Severance	-	-	-	8,400,000	8,400,000
	Equity Acceleration(2)	-	49,397,507	49,397,507	-	83,772,908
	Cash Transformation Incentive Award(3)	-	3,000,000	3,000,000	-	3,000,000
	Continuation Coverage Benefits(4)	-	-	-	49,341	49,341
	Life Insurance Benefit(5)	-	3,000,000	-	-	-
	Outplacement Services(6)	-	-	-	25,000	25,000
	Flight Benefits(7)	128,936	-	128,936	128,936	128,936
Michael Leskinen
	Cash Severance	-	-	-	3,388,000	3,388,000
	Equity Acceleration(2)	-	7,212,821	7,212,821	-	14,887,760
	Continuation Coverage Benefits(4)	-	-	-	49,399	49,399
	Life Insurance Benefit(5)	-	2,310,000	-	-	-
	Outplacement Services(6)	-	-	-	25,000	25,000
	Flight Benefits(7)	149,060	-	149,060	149,060	149,060
Brett Hart
	Cash Severance	-	-	-	5,500,000	5,500,000
	Equity Acceleration(2)	16,789,747	25,747,902	25,747,902	16,789,747	47,539,675
	Cash Transformation Incentive Award(3)	1,330,000	1,750,000	1,750,000	1,330,000	1,750,000
	Continuation Coverage Benefits(4)	-	-	-	89,192	89,192
	Life Insurance Benefit(5)	-	3,000,000	-	-	-
	Outplacement Services(6)	-	-	-	25,000	25,000
	Flight Benefits(7)	100,161	-	100,161	100,161	100,161
Torbjorn Enqvist
	Cash Severance	-	-	-	3,960,000	3,960,000
	Equity Acceleration(2)	7,725,469	11,912,712	11,912,712	7,725,469	23,010,273
	Cash Transformation Incentive Award(3)	950,000	1,875,000	1,875,000	950,000	1,875,000
	Continuation Coverage Benefits(4)	-	-	-	50,400	50,400
	Life Insurance Benefit(5)	-	2,640,000	-	-	-
	Outplacement Services(6)	-	-	-	25,000	25,000
	Flight Benefits(7)	66,378	-	66,378	66,378	66,378
Andrew Nocella
	Cash Severance	-	-	-	3,557,400	3,557,400
	Equity Acceleration(2)	-	14,093,055	14,093,055	-	21,187,997
	Cash Transformation Incentive Award(3)	-	1,000,000	1,000,000	-	1,000,000
	Continuation Coverage Benefits(4)	-	-	-	30,749	30,749
	Life Insurance Benefit(5)	-	2,425,500	-	-	-
	Outplacement Services(6)	-	-	-	25,000	25,000
	Flight Benefits(7)	60,230	-	60,230	60,230	60,230

(1)	The payments and benefits set forth in the table above reflect the estimated payments and benefits assuming the applicable triggering event took place on December 31, 2024.

2025 Proxy Statement	127

Executive Compensation

(2)

The amounts shown in this row reflect the value of outstanding time-vested RSUs and Performance-Based RSUs held by the named executive officers in each of the scenarios listed based on the extent to which the equity award becomes vested as of termination of employment, as described in the narrative above. The value of accelerated vesting of time-vested RSUs and Performance-Based RSUs is based on the closing price per share of Common Stock as of December 31, 2024 ($97.10) and assumes achievement of the target level of performance in all scenarios (though as noted in the narrative description above, in the case of a named executive officer’s resignation without good reason or retirement, accelerated vesting would be subject to actual achievement of underlying performance goals). No value is included for Mr. Kirby’s stock options in the table above because the exercise price for Mr. Kirby’s unvested stock options exceeded the closing price of a share of Common Stock on December 31, 2024. Performance-Based RSUs granted in 2022 are not included in the table above, as those awards became vested per their terms on December 31, 2024, subject to the subsequent performance determination.

(3)

The amounts shown in this row reflect the value of the Cash Transformation Incentive Award based on the extent to which the award becomes vested as of termination of employment, as described in the narrative above, and assumes achievement of the target level of performance in all scenarios (though as noted in the narrative description above, in the case of a named executive officer’s resignation without good reason or retirement, accelerated vesting would be subject to actual achievement of underlying performance goals). Such amounts are reduced to reflect that 50% of the Cash Transformation Incentive Awards have already been earned and paid out in the aggregate for Messrs. Enqvist, Hart and Nocella on the interim vesting dates of September 22, 2023 and September 22, 2024.

(4)

The amounts shown in this row for “Involuntary Termination without Cause or Voluntary Resignation for Good Reason" and "Change in Control with Qualifying Termination" reflect expected future present values of continued medical, prescription drug and life insurance coverage. Medical and prescription drug insurance coverage was calculated based on 2025 employer gross costs, including employer contributions to the health savings and health reimbursement accounts less employee contributions based on 2025 coverage elections and using a discount rate of 5.70%. The estimates use a health care cost trend related to the medical and prescription drug benefits (including employer and employee contributions) of 7.00% in 2025, grading down to 4.5% in 2035. For Mr. Hart, the amount includes a tax gross-up on the medical and prescription drug benefits pursuant to a historical arrangement with the Company. The value of continued life insurance benefits included in these amounts was calculated using the January 2025 term life insurance cost to the Company of purchasing this coverage.

(5)	The amounts shown in this row for "Death" include the value of life insurance benefits paid to each named executive officer's beneficiaries, as described in the narrative above.
(6)	The amounts shown in this row reflect the estimated costs of outplacement services based on our current contracted rates and officer position.
(7)

The value of lifetime travel privileges included in this row was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years following termination; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2024; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2024. Based on these assumptions, the Company determined the value of lifetime travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive’s eligible family members over a 20-year period using a discount rate of 5.70%.

128	2025 Proxy Statement

Executive Compensation

2024 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Scott Kirby. The CEO pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In complying with the CEO pay ratio disclosure requirements, companies are permitted to use a variety of assumptions and methodologies. As a result, the CEO pay ratio reported by other companies may not be comparable with the ratio reported below since all results are impacted by the nature of each company’s compensation reward structure and employee demographics and the chosen assumptions and methodologies permitted under the SEC rules.

Ratio. For the fiscal year that ended December 31, 2024, the estimated median annual total compensation of all employees of the Company (including our consolidated subsidiaries but excluding our CEO) was $89,197 and the 2024 annual total compensation of our CEO, Mr. Kirby, was $33,924,988, as reported in the “Total” column of the 2024 Summary Compensation Table on page 110. Based on the foregoing, the estimated 2024 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is estimated to be approximately 380 to 1.

Identifying the Median Employee and Calculating Total Compensation.

The CEO pay ratio disclosure rules require companies to identify a median employee only once every three years and to calculate total compensation for that median employee each year, provided that there has not been a significant change to the company’s employee population or employee compensation arrangements. We have determined that, since December 31, 2023 (the date used to identify the 2023 median employee), there have not been any changes in the Company’s employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2024 CEO pay ratio disclosure. Therefore, for purposes of our 2024 CEO pay ratio calculation, we have used the median employee identified in 2023 through the process described below.

For purposes of identifying the median employee in 2023, we utilized the dollar amount reported in Box 5 of the 2023 Form W-2 Wage and Tax Statement provided for each U.S. employee on the Company’s payroll as of December 31, 2023. This consistently applied compensation measure was chosen because it is a readily available measure for all U.S. employees and we believe it is a reasonable measure of total annual compensation. For purposes of identifying the median employee as of December 31, 2023, we determined that there were approximately 102,500 active employees, of which approximately 85% were represented by various labor organizations. These employee totals are based on our internal payroll records and include employees of Company subsidiaries. In our process for identifying the 2023 median employee, we also identified a group of alternate median employees with 2023 compensation substantially similar to the original median employee in order to provide alternate median employee if appropriate and as permitted under the CEO pay ratio disclosure rules.

As of December 31, 2023, approximately 4,700 of our employees were located outside of the United States. Pursuant to the de minimis exemption provided under Item 402(u) of Regulation S-K, because our non-U.S. employees accounted for less than 5% of our total U.S. and non-U.S. employees, a majority of our international employees (except for the those located in the United Kingdom) were excluded from the determination of the median employee. Our Guam employees are included with our U.S. employees for purposes of these calculations.

As of December 31, 2023, our international employee locations and the number of excluded employees in each location were as follows: Argentina—130; Aruba—2; Australia—44; Bahamas—2; Belgium—47; Belize—17; Brazil—865; Canada—12; Cayman Islands—1; Chile—9; China—78; Colombia—49; Costa Rica—119; Dominican Republic—82; Ecuador—33; El Salvador—71; France—88; French Polynesia—3; Germany—136; Ghana—4; Greece—1; Guatemala—68; Honduras—51; Hong Kong—72; India—776; Ireland—16; Israel—30; Italy—18; Jamaica—1; Japan—471; Jordan—3; Korea (Republic of)—1; Marshall Islands—26; Mexico—878; Micronesia (Federated States)—82; Netherlands—28; New Zealand—3; Nicaragua—20; Nigeria—4; Palau—32; Panama—60; Peru—40; Philippines—10; Portugal—27; Singapore—26; Saint Maarten—1; South Korea—1; South Africa—8; Spain—30; Sweden—1; Switzerland—12; Taiwan—96; Trinidad/Tobago—4; and United Arab Emirates—6. After taking into account the de minimis exemption, approximately 97,800 employees in the United States and the United Kingdom were considered for identifying the median employee.

2025 Proxy Statement	129

Executive Compensation

Pay Versus Performance

This section provides another view of the compensation provided to our NEOs in comparison to certain performance metrics.

Pay Versus Performance
									Value of Initial Fixed $100
									Investment Based On:(4)
					Average
	Summary	Summary			Summary		Average				Net
	Compensation	Compensation	Compensation	Compensation	Compensation		Compensation			Peer Group	Income	Absolute
	Table	Table	Actually	Actually	Table Total		Actually Paid		Total	Total	(Loss)	Adjusted
	Total for	Total for PEO	Paid to PEO	Paid to PEO	for Non-PEO		to Non-PEO		Shareholder	Shareholder	(in	Earnings (Loss)
	PEO (Kirby)	(Munoz)	(Kirby)	(Munoz)	NEOs		NEOs		Return	Return	millions)	Per Share
Year(1)	($)(2)	($)(2)	($)(3)	($)(3)	($)(2)		($)(3)		($)	($)(5)	($)	($)(6)

2024	33,924,988	N/A	96,724,681	N/A	14,012,053		30,524,710		110.23	62.66	3,149	10.61
2023	18,573,299	N/A	23,055,816	N/A	7,471,150	(7)	8,328,720	(7)	46.84	62.69	2,618	10.05
2022	9,796,602	N/A	9,915,781	N/A	2,942,377		3,414,487		42.80	48.50	737	2.52
2021	9,845,064	N/A	11,099,444	N/A	3,220,759		4,011,244		49.70	74.47	(1,964)	(13.94)
2020	8,891,854	12,098,693	(3,452,005)	5,522,588	4,516,414		2,597,497		49.10	75.79	(7,069)	(27.57)
(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

2024: Scott Kirby served as the Company's PEO for the entirety of 2024 and the Company's other NEOs were: Michael Leskinen, Brett Hart, Torbjorn Enqvist and Andrew Nocella.

2023: Scott Kirby served as the Company's PEO for the entirety of 2023 and the Company's other NEOs were: Michael Leskinen, Brett Hart, Torbjorn Enqvist, Linda Jojo, Gerald Laderman and Gregory Hart.

2022: Scott Kirby served as the Company’s PEO for the entirety of 2022 and the Company’s other NEOs were: Brett Hart, Gregory Hart, Gerald Laderman and Linda Jojo.

2021: Scott Kirby served as the Company’s PEO for the entirety of 2021 and the Company’s other NEOs were: Brett Hart, Gerald Laderman, Linda Jojo and Andrew Nocella.

2020: Scott Kirby was promoted to the role of PEO on May 20, 2020, the date of the Company’s 2020 annual meeting of stockholders. Oscar Munoz served as the Company’s PEO during 2020 up until May 20, 2020, and then transitioned to the role of Executive Chairman of the Board. The Company’s other NEOs for 2020 were: Brett Hart, Gerald Laderman, Linda Jojo and Andrew Nocella.

(2)

Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Messrs. Kirby and Munoz and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s non-PEO NEOs for the applicable year.

(3)

To calculate the compensation actually paid (“CAP”) as required under SEC disclosure rules, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for each person who served as PEO during the covered period and for the average of the non-PEO NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)

The TSR Peer Group consists of the NYSE Arca Airline Index, an independently prepared index that includes companies in the airline industry and which is used for the stock performance graph in the Company’s 2024 Annual Report on Form 10-K.

(6)

The Committee selected absolute Adjusted EPS as its Company-Selected Measure, because, in the Company’s assessment, it represents the most important financial performance measure used by the Company to link compensation actually paid to the NEOs for 2024 to Company performance. Adjusted EPS is a measure that is not calculated in accordance with GAAP. Please refer to Appendix A for a definition and a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.

(7)

The amounts shown for 2023 for the Average Summary Compensation Table Total for Non-PEO NEOs and Average CAP Paid to Non-PEOs for 2023 have been updated from the amounts reported in the 2023 Pay Versus Performance disclosure to reflect a reduction in Mr. Leskinen’s 2023 compensation of $266,638, representing the portion of his 2023 compensation attributable to the inadvertent inclusion of a portion of his September 2023 promotional PBRSU award, which was not actually granted for purposes of FASB ASC Topic 718 until 2024.

130	2025 Proxy Statement

Executive Compensation

Reconciliation of CAP Adjustments

CAP Adjustments—PEO—Scott Kirby
						Plus/(Minus)	Minus
						Change in Fair	Fair Value as of
						Value as of Vesting	Prior Fiscal Year-
			Plus	Plus/(Minus)		Date of Option and	End of Option and
			Fair Value at Fiscal	Change in Fair	Plus	Stock Awards	Stock Awards
		Minus	Year-End of	Value of	Fair Value at	Granted in Prior	Granted in Prior
		Grant Date Fair	Outstanding and	Outstanding and	Vesting of Option	Years for which	Fiscal Years that
	Summary	Value of Option	Unvested Option	Unvested Option	and Stock Awards	Applicable Vesting	Failed to Meet
	Compensation	and Stock Awards	and Stock Awards	and Stock Awards	Granted in Fiscal	Conditions Were	Applicable Vesting	Equals
	Table	Granted in Fiscal	Granted in Fiscal	Granted in Prior	Year that Vested	Satisfied During	Conditions During	Compensation
	Total	Year	Year	Fiscal Years	During Fiscal Year	Fiscal Year	Fiscal Year	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

2024	33,924,988	24,405,267	49,608,142	23,013,181	6,328,122	8,255,515	-	96,724,681
2023	18,573,299	10,705,744	12,465,603	794,170	-	1,928,488	-	23,055,816
2022	9,796,602	8,666,624	10,244,183	(1,072,561)	-	(385,819)	-	9,915,781
2021	9,845,064	8,729,907	3,741,920	(117,988)	5,656,806	703,549	-	11,099,444
2020	8,891,854	8,585,093	7,317,424	(8,660,954)	-	(2,415,236)	-	(3,452,005)

CAP Adjustments—PEO—Oscar Munoz
						Plus/(Minus)	Minus
						Change in Fair	Fair Value as of
						Value as of Vesting	Prior Fiscal Year-
			Plus	Plus/(Minus)		Date of Option and	End of Option and
			Fair Value at Fiscal	Change in Fair	Plus	Stock Awards	Stock Awards
		Minus	Year-End of	Value of	Fair Value at	Granted in Prior	Granted in Prior
		Grant Date Fair	Outstanding and	Outstanding and	Vesting of Option	Years for which	Fiscal Years that
	Summary	Value of Option	Unvested Option	Unvested Option	and Stock Awards	Applicable Vesting	Failed to Meet
	Compensation	and Stock Awards	and Stock Awards	and Stock Awards	Granted in Fiscal	Conditions Were	Applicable Vesting	Equals
	Table	Granted in Fiscal	Granted in Fiscal	Granted in Prior	Year that Vested	Satisfied During	Conditions During	Compensation
	Total	Year	Year	Fiscal Years	During Fiscal Year	Fiscal Year	Fiscal Year	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)

2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	12,098,693	10,500,146	5,821,450	(405,696)	-	(1,491,713)	-	5,522,588

2025 Proxy Statement	131

Executive Compensation

CAP Adjustments—Other Non-PEO NEOs (Average)(h)
Minus
Fair Value
						Plus/(Minus)	as of
						Change in Fair	Prior Fiscal
						Value as of	Year-End
						Vesting Date of	of Option
						Option	and Stock
				Plus/(Minus)		and Stock	Awards
			Plus	Change in Fair		Awards	Granted in	Minus
		Minus	Fair Value at	Value of	Plus	Granted	Prior Fiscal	Change in
		Grant Date	Fiscal Year-	Outstanding	Fair Value at	in Prior	Years	Accumulated
		Fair	End of	and	Vesting of	Years for	that Failed	Benefits	Plus Service
		Value of	Outstanding	Unvested	Option and	which Applicable	to Meet	Under	Costs Under
		Option	and Unvested	Option and	Stock Awards	Vesting	Applicable	Defined	Defined
	Summary	and Stock	Option and	Stock Awards	Granted in	Conditions	Vesting	Benefit and	Benefit and
	Compensation	Awards	Stock Awards	Granted	Fiscal Year that	Were	Conditions	Actuarial	Actuarial	Equals
	Table	Granted in	Granted in	in Prior	Vested During	Satisfied During	During	Pension	Pension	Compensation
	Total	Fiscal Year	Fiscal Year	Fiscal Years	Fiscal Year	Fiscal Year	Fiscal Year	Plans	Plans	Actually Paid
Year	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(i)	($)(j)	($)

2024	14,012,053	8,585,643	17,741,183	3,340,899	1,782,557	2,233,661	-	-	-	30,524,710
2023	7,471,150	3,119,691	3,611,298	10,359	-	362,371	-	6,767	-	8,328,720	(k)
2022	2,942,377	2,072,759	2,399,624	(135,765)	-	281,010	-	-	-	3,414,487
2021	3,220,759	2,412,489	912,342	28,094	1,881,136	381,402	-	-	-	4,011,244
2020	4,516,414	3,918,816	2,676,364	(212,449)	-	(461,712)	-	2,304	-	2,597,497
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the non-PEO NEOs, amounts shown represent averages.
(b)	Represents the grant date fair value of the option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)

Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)

Represents the change in fair value during the indicated fiscal year of the outstanding and unvested option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)

Represents the fair value at vesting of the option and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)

Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(g)

Represents the fair value as of the last day of the prior fiscal year of the option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	See footnote 1 to the Pay Versus Performance table for a list of the NEOs included in the average for each indicated fiscal year.
(i)

Represents the change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(j)

Represents the sum of the actuarial present value of the benefit under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(k)

The amounts shown for 2023 for the CAP adjustments for Average CAP Paid to Non-PEOs for 2023 have been updated from the amounts reported in the 2023 Pay Versus Performance disclosure to reflect a reduction in Mr. Leskinen’s 2023 compensation of $266,638, representing the portion of his 2023 compensation attributable to the inadvertent inclusion of a portion of his September 2023 promotional PBRSU award, which was not actually granted for purposes of FASB ASC Topic 718 until 2024.

132	2025 Proxy Statement

Executive Compensation

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” amounts as required to be calculated in accordance with SEC disclosure rules, in each of the years reported above and over the five-year cumulative period are reflective of the Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to our stock performance and varying levels of achievement against pre-established performance goals under our 2024 STI and our LTI awards, including our absolute Adjusted EPS performance.

CAP vs. Net Income

CAP vs. Absolute Adjusted EPS

CAP vs. Difference between Company and Peer TSR

2025 Proxy Statement	133

Executive Compensation

The following is a list of financial performance measures, which in the Company’s assessment are the most important financial performance measures used by the Company to link CAP to the NEOs for 2024 to Company performance.

2024 Most Important Financial Measures (unranked)(1)

●	Absolute Adjusted EPS (which was included in the tranche 3 of the 2022 Performance-Based RSUs, tranche 2 of the 2023 Performance-Based RSUs and tranche 1 of the 2024 Performance-Based RSUs and the Retention LTI Awards);
●	Relative Adjusted Pre-tax Margin (which was included in tranche 3 of the 2022 Performance-Based RSU awards, tranche 2 of the 2023 Performance-Based RSU awards and tranche 1 of the 2024 Performance-Based RSUs, and the Retention LTI Awards);
●	Liquidity hurdle (which was included in the Performance-Based RSUs and is measured at the end of the three-year performance period);
●	Adjusted EBITDA Margin (which was the financial metric used in our 2024 STI awards, measured based on full-year 2024 results relative to industry peers); and
●	Relative TSR modifier (which was included in the 2024 Performance-Based RSUs and measured over a three-year performance period).

____________________________________________

(1)	Absolute Adjusted EPS, Relative Adjusted Pre-Tax Margin and Adjusted EBITDA Margin relative to industry peers are non-GAAP financial measures.
(a)	Please refer to Appendix A for a definition and a reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.
(b)

Relative Adjusted Pre-tax Margin is measured by comparing our Pre-tax Margin against performance of selected industry peers. Please refer to Appendix A for a definition and a reconciliation of Adjusted Pre-tax Margin to the most directly comparable GAAP financial measure.

(c)

Adjusted EBITDA is calculated as EBITDA (earnings before interest, taxes, depreciation and amortization) excluding operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, and, as applicable, adjusted for refinery and fuel hedges. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by operating revenue. Industry Adjusted EBITDA Margin is calculated to reflect the difference between our Adjusted EBITDA Margin relative to the revenue weighted average of our industry peers (excluding United) during 2024.

134	2025 Proxy Statement

Item 4-Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year
Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds no fewer than 50 shares of Common Stock.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent and, as a result, the Company is not responsible for any inaccuracies the proposal or statement may contain. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The Board unanimously recommends a vote “AGAINST” the stockholder proposal based on the reasons set forth in the Company’s Statement in Opposition following the stockholder proposal.

Proposal 4 — Support for Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain United Airlines (UAL) shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non-shareholders if they seek to call for a special shareholder meeting on an important matter.

The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of UAL.

The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire UAL shares to equal the challenging 25% share ownership requirement from all shares outstanding to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of UAL.

This is becoming more important given the long-term lackluster UAL stock price. UAL stock was at $88 in 2019 and at only $96 in late 2024.

The best strategies for turning around a company do not necessarily come from a company's existing shareholders.

If UAL finds itself in an emergency situation, UAL shareholders and potential UAL shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have to wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency demands an immediate response.

The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for UAL Directors to avoid such an emergency situation in the first place since the continued service of certain UAL Directors could be terminated by a special shareholder meeting. This is a good incentive for the UAL Directors to have for the benefit of all shareholders.

At minimum this proposal alerts shareholders to the severe limitation, to the point of uselessness, baked into the current UAL rules for shareholders to call for a special shareholder meeting.

Please vote yes:

Support for Special Shareholder Meeting Improvement – Proposal 4

2025 Proxy Statement	135

Item 4 - Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting

Statement in Opposition to Item 4

Our Board has carefully considered this stockholder proposal, which seeks to eliminate the one-year stock ownership holding requirement for stockholders to exercise their right to request special meetings, and, for the reasons set forth below, does not believe that it is in the best interests of the Company and its stockholders; therefore, it unanimously recommends a vote “AGAINST” the stockholder proposal.

The Company is committed to strong corporate governance practices and has provided stockholders with a meaningful right to call special meetings. The removal of the one-year holding requirement could empower stockholders with narrow, short-term interests to call special meetings (at the expense of long-term stockholders), resulting in the unnecessary expenditure of significant Company resources and time and the disruption associated with convening a special meeting. In addition, when viewed together with the Company’s robust corporate governance policies and practices and our ongoing stockholder engagement program, stockholders have ample opportunities to interact with the Board and management team and to hold them accountable.

Our Stockholders Already Have a Meaningful Right to Call Special Meetings and the Current One-Year Holding Requirement Strikes an Appropriate Balance that Protects the Interests of Long-Term Stockholders

Our Board recognizes the importance of providing stockholders with the ability to request special meetings in appropriate circumstances. Pursuant to our Bylaws, stockholders of record holding beneficial ownership of at least a twenty-five percent (25%) of the outstanding common stock of the Company for at least one year on a “net long” basis may request a special meeting by following the customary procedural requirements set forth in the Bylaws.

The Board believes that our one-year holding requirement strikes a reasonable and appropriate balance between (i) enhancing stockholder rights by providing stockholders a meaningful mechanism to call special meetings when particularly urgent or strategic matters of importance arise and (ii) protecting all stockholders against the imprudent use of Company resources to address the special interests of certain stockholders that have not held a financial stake in the Company for a significant period of time.

Elimination Of The One-Year Holding Requirement Would Increase The Potential For Misuse Of The Special Meeting Right By Special-Interest Stockholder Groups

If the one-year holding requirement is eliminated, as requested by this stockholder proposal, the Board and management team could experience regular disruptions by special-interest, short-term stockholder groups with agendas that are not in the best interests of the Company or our stockholders. Such disruptions would unnecessarily divert our Board’s and management’s attention from their primary focus of leading and operating our business and enhancing stockholder value. They would also potentially operate against the best interests of our stockholders overall, in order to serve the narrow interests of the short-term, activist stockholders requesting a special meeting to advance their own special interests.

Special Meetings Require a Substantial Investment of Time and Resources

Holding a special stockholder meeting is a significant undertaking that requires a substantial commitment of time and financial resources of the Company. Among other costs, the Company is required to prepare, print and distribute legal disclosure documents to stockholders, solicit proxies, and tabulate votes for each special stockholder meeting. In addition, special meetings require the Board and management to divert significant time and focus away from management of the Company in order to prepare for, and conduct, the special meeting, detracting from their primary focus of operating our business and maximizing long-term stockholder value. Accordingly, given these substantial burdens and costs, special meetings should be limited to extraordinary events and circumstances that require urgent attention outside of the cycle of our regular annual stockholder meetings.

The One-Year Holding Requirement Has Been Deemed Reasonable by the SEC in the Context of Rule 14a-8 Stockholder Proposals

Rule 14a-8 of the Exchange Act, which enables an eligible stockholder to include a proposal in a company’s proxy statement, applies a tiered approach for ownership requirements, with the minimum holding period ranging from one to three years depending on the total value of stock held.

136	2025 Proxy Statement

Item 4 - Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting

The one-year stock ownership holding requirement for stockholders to exercise their right to request special meetings in our Bylaws is consistent with the minimum holding period established by the SEC under Rule 14a-8. In adopting the holding period requirements under Rule 14a-8, the SEC indicated that the holding period should be calibrated such that a stockholder has some meaningful “economic stake or investment interest” in a company before the stockholder may draw on company and stockholder resources and command the time and attention of other stockholders to consider and vote on the proposal. The Company believes that the SEC’s reasoning is equally applicable to the Company’s one-year holding requirement for requesting a special meeting.

The Company Has Demonstrated a Commitment to Effective Corporate Governance Practices that Promote Accountability

The Board believes that stockholders should evaluate this proposal in the context of the Company’s robust corporate governance policies and stockholder engagement practices, which reflect the Board’s and management team’s ongoing commitment to providing stockholders with a meaningful voice. In addition to stockholders’ ability to call special meetings, the Company has put numerous other measures in place to ensure Board responsiveness and accountability, including:

●	Active Stockholder Engagement Program: In the past few years, we developed a robust stockholder engagement program and discussed with stakeholders a range of topics, including our business strategy and priorities as well as our corporate citizenship strategy. The feedback we gathered from these engagements has been helpful as the Board reviews changes and updates to our policies, practices and disclosures.
●	Annual Elections of the Board: All of our directors are elected annually by our stockholders.
●	No Supermajority Voting Provisions: Our Charter and Bylaws do not contain provisions requiring more than a simple or absolute majority stockholder vote on any issue.
●	Proxy Access: Our proxy access right allows stockholders meeting certain requirements to include director nominations in our proxy statement.
●	Majority Voting: We have a majority voting standard for the election of directors in uncontested elections and equal voting rights for all stockholders.
●	Director Refreshment Practices: The Board uses robust refreshment practices to enable it to evaluate the continued alignment of the Board’s membership with the needs of Company. The average tenure of our director nominees is 6.3 years, with seven of our current directors having joined our Board since 2020.
●	Wide-Ranging Board: Our Board reflects a broad range of experience, skills and perspectives.
●	Independent Board Chairman: We maintain separate Chairman of the Board and CEO positions, and the Chairman of the Board is an independent director.
●	Significant Share Ownership Requirements: Our Corporate Governance Guidelines set forth significant share ownership requirements for our non-employee directors to ensure that their interests are fully aligned with the interests of our stockholders.

2025 Proxy Statement	137

Item 4 - Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting

Conclusion

Our Board opposes this stockholder proposal because it believes that eliminating the one-year holding requirement will enable potential abuse of the right to call a special meeting by stockholders with special or short-term interests and significantly increase the risk that the Board and management team will be required to expand substantial time and resources on matters that are not in the best interests of the Company or its broader stockholder base. Our Board believes that our procedural requirements to exercise the special meeting right for stockholders strike the appropriate balance between ensuring stockholders have meaningful rights and opportunities for involvement without enabling a minority of stockholders that have not held a financial stake in the Company for a meaningful period of time to call unnecessary or duplicative meetings for matters of special interest. The Company’s robust corporate governance practices also help ensure ample opportunity for stockholder participation and input. Our Board believes the adoption of this stockholder proposal is unnecessary and not in the best interests of the Company or its stockholders.

For these reasons, the Board believes that the implementation of this proposal is not in the best interests of the Company and its stockholders and recommends a vote AGAINST this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” ITEM 4.

138	2025 Proxy Statement

Item 4 - Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting

AGAINST Item 4
The Board recommends you vote AGAINST Item 4

VOTE REQUIRED

Approval of Item 4-Advisory Vote on Stockholder Proposal Regarding Removal of the One-Year Stock Ownership Holding Period Required for Stockholders to Call a Special Meeting-requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy and entitled to vote on such matter.

If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of this proposal.

2025 Proxy Statement	139

Annual Meeting Information

General Information About the Annual Meeting

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting.

Where and when will the Annual Meeting take place?

In light of our continued successful virtual annual meetings, which have allowed for greater participation by our stockholders, we have determined that the Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting, on Wednesday, May 21, 2025, at 9:00 a.m., Central Time, via the Internet at www.virtualshareholdermeeting.com/UAL2025.

At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their duly appointed proxy holder) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/UAL2025. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. For those stockholders who have elected to receive the proxy materials via electronic delivery, you will receive an email from Broadridge (as defined below) containing your control number. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.

The meeting will begin promptly at 9:00 a.m., Central Time, on Wednesday, May 21, 2025. We encourage you to access the meeting prior to the start time. We encourage you to access the Annual Meeting before it begins as participation in the meeting is limited due to the capacity of the host platform and access to the meeting will be accepted on a first come, first served basis once electronic entry begins. If you cannot attend the meeting, it will be webcast and available on our Investor Relations website. Online access will open at 8:45 a.m., Central Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the meeting will be available at www.virtualshareholdermeeting.com/UAL2025 for one year after the meeting.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the meeting. Additional rules and procedures regarding asking questions will be available on the virtual meeting website. Stockholders must have available their control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials to ask questions during the meeting. A question and answer session will follow the formal business of the Annual Meeting. To submit questions in advance of the Annual Meeting, visit www.virtualshareholdermeeting.com/UAL2025 before 9:00 a.m. Central Time on May 21, 2025 and enter the control number. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/UAL2025, enter your control number and type your question into the “Ask a Question” field and click “Submit.”

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page: www.virtualshareholdermeeting.com/UAL2025.

2025 Proxy Statement	140

Annual Meeting Information

What will I be voting on?

●	The election as directors of the applicable nominees named in this Proxy Statement for a one-year term.
●	The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
●	A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers.
●	The one stockholder proposal, if properly presented before the Annual Meeting.

Who is entitled to vote?

If you are a stockholder with shares of our voting stock, including Common Stock, registered in your name with Computershare Investor Services, the Company’s transfer agent and registrar, then you are considered a “stockholder of record.” Stockholders of record at the close of business on March 24, 2025, which is known as the “Record Date” for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

A list of the names of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact our Corporate Secretary at UALBoard@united.com if you wish to examine the list prior to the Annual Meeting.

The following chart shows the number of shares of each class of our voting stock outstanding as of the Record Date, the number of record holders of each class as of the Record Date entitled to vote at the Annual Meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which a class is entitled is equal to the number of shares outstanding of such class.

	Shares	Holders of	Votes per	Voting for
Title of Class	Outstanding(a)	Record(a)	Share	Directors

Common Stock	327,703,867	5,267	1	Class elects 11 directors
Class Pilot MEC Junior Preferred Stock(b)	1	1	1	Class elects 1 director
Class IAM Junior Preferred Stock(b)	1	1	1	Class elects 1 director
(a)	As of the Record Date, March 24, 2025.
(b)	The holder of record of Class Pilot MEC Junior Preferred Stock is the ALPA. The holder of record of Class IAM Junior Preferred Stock is the IAM.

How do I vote if I am a stockholder of record?

If you are a stockholder of record that holds shares as of the Record Date, you have four options for delivering your proxy to vote your shares:

Vote by Internet

You can vote via the Internet by logging onto www.proxyvote.com and following the prompts using the control number located on your Notice of Internet Availability of Proxy Materials or proxy card. This vote will be counted immediately, and there is no need to mail your proxy card.

Vote by Telephone

To use the telephone voting procedure, dial 1-800-690-6903 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately, and there is no need to mail your proxy card.

2025 Proxy Statement	141

Annual Meeting Information

Vote by Mail

Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

Vote by QR Code

Scan the QR code here to vote with your mobile device (which may require a free app):

Proxies submitted by Internet (including QR code), telephone or mail must be received by 10:59 p.m., Central Time, on Tuesday, May 20, 2025, the day before the Annual Meeting.

We encourage you to vote by Internet as instructed on the Notice of Internet Availability of Proxy Materials or proxy card.

How are my shares voted if I do not indicate how to vote on the proxy card?

If we receive a properly signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board, including:

●	FOR the election of each of the nominees for director (Item 1);
●	FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Item 2);
●	FOR the vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers (Item 3); and
●	AGAINST the advisory vote on the stockholder proposal (Item 4).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and you should have received a Notice of Internet Availability of Proxy Materials or voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the Notice of Internet Availability of Proxy Materials or voting instruction card and the voting instructions that you receive. To vote during the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction card.

How do I vote my shares if I participate in one of the United 401(k) plans?

If you hold shares in an account under the United Airlines 401(k) Savings Plan or the United Airlines Flight Attendant 401(k) Plan (each a “Plan,” and collectively, the “United 401(k) Plans”), Broadridge Financial Solutions, Inc. (“Broadridge”) is sending you the Company’s Notice of Internet Availability of Proxy Materials or proxy materials directly, including the proxy card. You may direct the trustee of the United 401(k) Plans, Newport Trust Company, on how to vote your Plan shares by directing the voting of your Plan shares by Internet, telephone or mail pursuant to the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card. Please note that, in order to permit the trustee for the United 401(k) Plans to tally and vote all of the shares of Common Stock held in the United 401(k) Plans, your instructions, whether by Internet, telephone or proxy card, must be completed and received prior to 10:59 p.m., Central Time, on Sunday, May 18, 2025. You may not change your vote related to such Plan shares after this deadline.

142	2025 Proxy Statement

Annual Meeting Information

If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the expenses incurred by the Company in connection with the Annual Meeting and to reduce the environmental impact of the Annual Meeting.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

●	view on the Internet the Company’s proxy materials for the Annual Meeting; and
●	instruct the Company to send future proxy materials to you by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one Notice of Internet Availability of Proxy Materials or sets of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials or proxy cards that you receive.

Who counts the votes?

Representatives of Broadridge will tabulate the votes and act as Inspector of Election at the Annual Meeting.

How is a quorum determined?

A quorum is necessary for conducting a valid Annual Meeting. The presence, in person or represented by proxy, of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Where a separate vote of a class or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or series is necessary to constitute a quorum thereof entitled to take action with respect to such separate vote.

What are “broker non-votes”?

Under Nasdaq Listing Rules, brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.

2025 Proxy Statement	143

Annual Meeting Information

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank, trust or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm (Item 2), which is the only “routine” matter to be presented at the Annual Meeting. If brokers exercise this discretionary voting authority on Item 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.”

How are abstentions and broker non-votes treated for quorum purposes, and how do they impact the voting results?

Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors (Item 1). Abstentions have no effect with respect to the voting results of Item 1.

As explained above under “What are ‘broker non-votes’?,” if brokers exercise their discretionary voting authority on Item 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting, which are considered “non-routine.” Broker non-votes will have no impact on the voting results of the items to be presented for a vote of the stockholders at the Annual Meeting.

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee holding shares on your behalf, we urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the Annual Meeting. Please see “How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?” above for a discussion of the procedures.

What classes of stock vote on each proposal, and what is the vote required?

The holders of Common Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the Annual Meeting other than the election of directors (Item 1).

Item 1

Each director will be elected by vote of a majority of the votes cast with respect to that director’s election in person or represented by proxy and entitled to vote on the election of directors. “Majority of the votes cast” means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST that director (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director’s election). Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly following certification of the stockholders’ vote. The Corporate Governance Guidelines require any current director who does not receive a majority of votes cast must tender his or her resignation as a director to the Board promptly following the certification of the stockholder vote. The Nominating/Governance Committee, without participation by any director tendering their resignation, will consider the resignation offer and recommend to the Board whether to accept or reject the resignation offer or take another action. The Board, without participation by any director tendering their resignation, will act on the Nominating/Governance Committee’s recommendation within 120 days following certification of the stockholder vote and promptly disclose its decision by press release, filing of a Current Report on Form 8-K or any other public means of disclosure deemed appropriate.

Items 2-4

The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Item 2), the advisory vote to approve the compensation of the Company’s named executive officers (Item 3), and the advisory vote on a stockholder proposal (Item 4).

144	2025 Proxy Statement

Annual Meeting Information

How does the proxy voting process work?

If you vote using the Internet or telephone procedures, or your proxy card is properly dated, signed and returned by mail, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by it (or if there are no such instructions, then in accordance with the recommendations of the Board).

If a quorum is not present at the time the Annual Meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Annual Meeting with the vote of the stockholders then present.

How do I revoke a proxy?

Any proxy may be revoked by the person giving it at any time before it is voted (except as discussed above with respect to shares held in a Plan account). A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by written notice mailed to the Secretary of the Company prior to the Annual Meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may vote during the Annual Meeting, which revokes a previously granted proxy.

Who pays solicitation expenses?

All expenses of the solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by us. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. In addition to mailed proxy materials and proxy materials available over the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. To help assure the attendance or representation by proxy of the largest number of stockholders possible, we have engaged D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies on our behalf. We expect to pay D.F. King a proxy solicitation fee of approximately $18,500 plus reimbursement for reasonable out-of-pocket costs and expenses for its services.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that will be considered at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Submission of Stockholder Proposals and Director Nominations for the 2026 Annual Meeting

If a stockholder of record wishes to submit a proposal for inclusion in the Company’s proxy statement for the 2026 annual meeting of stockholders, the proposal must be received by the Company no later than December 11, 2025 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—United Airlines Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

Stockholders who intend to submit director nominees for inclusion in the Company’s proxy materials for the 2026 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Amended and Restated Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company no earlier than November 11, 2025, and no later than December 11, 2025.

To propose business or nominate a director at the 2026 annual meeting of stockholders without inclusion of such matters in our proxy materials, proper notice must be submitted by a stockholder of record no earlier than January 21, 2026 and no later than February 20, 2026 in accordance with the Amended and Restated Bylaws. The notice must contain the information required by the Amended and Restated Bylaws. No business proposed by a stockholder can be transacted at the 2026 annual meeting of stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Amended and Restated Bylaws. If we do not receive timely notice of any other matter that a stockholder wishes to raise at the 2026 annual meeting of stockholders, the Amended and Restated Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

2025 Proxy Statement	145

Annual Meeting Information

In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, no later than March 23, 2026.

Householding

The rules of the SEC allow us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or set of proxy materials to multiple stockholders who share an address, unless we have received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and proxy materials, contact Broadridge by telephone at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and are receiving multiple copies of our Notice of Internet Availability of Proxy Materials or proxy materials and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials and proxy materials for your household, please contact Broadridge at the above telephone number or address.

Other Business

The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in the Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the Board’s recommendations.

146	2025 Proxy Statement

Appendix A: Reconciliation of GAAP and
Non-GAAP Financial Measures

UNITED AIRLINES HOLDINGS, INC.

NON-GAAP FINANCIAL INFORMATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted pre-tax income, adjusted pre-tax margin, adjusted capital expenditures and free cash flow, among others. The non-GAAP financial measures are provided as supplemental information to the financial measures presented that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management’s, analysts’ and investors’ overall understanding of UAL’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

(in millions, except per share data)	2024

Net income (GAAP)	$3,149
Adjusted to exclude:
Special charges	112
Unrealized losses on investments, net	199
Debt extinguishment and modification fees	128
Income tax benefit on adjustments, net	(54)
Adjusted net income (Non-GAAP)	$3,534
Diluted weighted average shares	333.2

Diluted earnings per share (GAAP)	$9.45
Adjusted to exclude:
Special charges	0.33
Unrealized losses on investments, net	0.60
Debt extinguishment and modification fees	0.39
Income tax benefit on adjustments, net	(0.16)
Adjusted diluted earnings per share (Non-GAAP)	$10.61

2025 Proxy Statement	A-1

Appendix A: Reconciliation of GAAP and Non-GAAP Financial Measures

(in millions, except margins)	2024

Total operating revenue	$57,063

Pre-tax income (GAAP)	$4,168
Adjusted to exclude:
Special charges	112
Unrealized losses on investments, net	199
Debt extinguishment and modification fees	128
Adjusted pre-tax income (Non-GAAP)	$4,607
Pre-tax margin	7.3%
Adjusted pre-tax margin (Non-GAAP)	8.1%

Net cash provided by operating activities (GAAP)	$9,445
Adjusted to exclude:
Capital expenditures, net of flight equipment purchase deposit returns (GAAP)	5,615
Property and equipment acquired through the issuance of debt, finance leases and other financial liabilities	406
Adjusted capital expenditures (Non-GAAP)	6,021
Free cash flow (Non-GAAP)	$3,424

A-2	2025 Proxy Statement

UNITED AIRLINES
HOLDINGS, INC.

ir.united.com
(872) 825-8610
InvestorRelations@united.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V72989-P24858-Z89279 1a. Rosalind Brewer 1b. Michelle Freyre 1c. Matthew Friend 1d. Barney Harford 1e. Michele J. Hooper 1f. Walter Isaacson 1g. J. Scott Kirby 1h. Edward M. Philip 1i. Edward L. Shapiro For Against Abstain For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! UNITED AIRLINES HOLDINGS, INC. 233 SOUTH WACKER DRIVE CHICAGO, IL 60606 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on Tuesday, May 20, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Voting instructions to the trustee of the United 401(k) plans must be received by 10:59 p.m. Central Time on Sunday, May 18, 2025. During The Meeting - Go to www.virtualshareholdermeeting.com/UAL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on Tuesday, May 20, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. UNITED AIRLINES HOLDINGS, INC. Nominees: Voting Matters Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. A vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers. 2. The ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 4. Advisory vote on stockholder proposal regarding removal of the one-year stock ownership holding period required for stockholders to call a special meeting. 1. Election of Directors Named in Proxy Statement The Board of Directors recommends you vote "FOR” each of the nominees listed under Item 1, and "FOR" Items 2 and 3. The Board of Directors recommends you vote AGAINST the following proposal: This proxy is solicited on behalf of the Board of Directors of United Airlines Holdings, Inc. If this signed card contains no specific voting instructions, the shares will be voted with the Board’s recommendations, except for 401k Plan participants (see reverse side). 1j. Laysha Ward 1k. James M. Whitehurst SCAN TO VIEW MATERIALS & VOTEw

V72990-P24858-Z89279 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2025 Annual Meeting of Stockholders and the accompanying Proxy Statement, our 2024 Annual Report on Form 10-K and 401(k) Plans Letter are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNITED AIRLINES HOLDINGS, INC. FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2025 9:00 AM CENTRAL TIME The stockholder(s) hereby appoint(s) J. Scott Kirby and Brett J. Hart, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot and, in their discretion, on such other matters as may properly come before the Annual Meeting of Stockholders, all of the shares of Common Stock of United Airlines Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time on Wednesday, May 21, 2025, at www.virtualshareholdermeeting.com/UAL2025, and any adjournment or postponement thereof, unless otherwise specified herein. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3 AND AGAINST ITEM 4. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Newport Trust Company or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of Common Stock of United Airlines Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote on the matters as directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting of Stockholders. If no choice is made or no timely direction is received, the trustee will vote the shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote the shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 10:59 p.m., Central Time, on Sunday, May 18, 2025. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 10:59 p.m., Central Time, on Tuesday, May 20, 2025. Continued and to be signed on reverse side